This document is important and requires your immediate attention. If you have any questions as to how to deal with it, you should consult your investment dealer, stockbroker, trust company, manager, bank manager, lawyer or other professional advisor. No securities regulatory authority has expressed an opinion about the securities that are the subject of this offer and it is an offence to claim otherwise. This offer has not been approved or disapproved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence. Inquiries concerning the information in this document should be directed to Kingsdale Shareholder Services Inc. toll free at 1-866-581-0512 from anywhere in Canada or the United States and via email at contactus@kingsdaleshareholder.com.

July 16, 2012

Liberty Silver Corp.

OFFER TO PURCHASE

all of the outstanding common shares of

SENNEN RESOURCES LTD.

on the basis of 0.28 of a Liberty Silver Share
for each common share of Sennen Resources Ltd.

Liberty Silver Corp. (“Liberty Silver” or the “Offeror”) hereby offers (the “Offer”) to purchase, upon the terms and subject to the conditions described herein, all of the issued and outstanding common shares (the “Sennen Shares”) of Sennen Resources Ltd. (“Sennen”) (other than those beneficially owned, directly or indirectly, by Liberty Silver and its affiliates), including any Sennen Shares that may become issued and outstanding after the date of this Offer but prior to the Expiry Time (as hereinafter defined) upon the conversion, exchange or exercise of any securities of Sennen that are convertible into or exchangeable or exercisable for Sennen Shares.

Each holder of Sennen Shares will receive 0.28 of a Liberty Silver Share (as hereinafter defined) for each Sennen Share tendered under the Offer (the “Offered Consideration”) in respect of all of the holder’s Sennen Shares properly deposited under the Offer, subject to adjustments for fractional shares. See Section 1 of the Offer, “The Offer”.

THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 11:59 PM EASTERN TIME ON
AUGUST 21, 2012, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN BY LIBERTY SILVER
(THE “EXPIRY TIME”).

The Offer is conditional upon, among other things, there being validly deposited under the Offer and not withdrawn at the Expiry Time such number of Sennen Shares as constitutes at least 66⅔% of the issued and outstanding Sennen Shares at the Expiry Time (calculated on a fully-diluted basis including any Sennen Shares that are issuable upon exercise of Sennen Options, as hereinafter defined). Each of the conditions of the Offer is set forth in Section 2 of the Offer, “Conditions of the Offer”.

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As of the date hereof, Liberty Silver together with its affiliates does not beneficially own, directly or indirectly, any Sennen Shares. The common shares of Liberty Silver (the “Liberty Silver Shares”) are listed on the Toronto Stock Exchange (“TSX”) under the symbol “LSL” and are quoted on the OTC Bulletin Board (the “OTCBB”) under the symbol “LBSV”. The Sennen Shares are listed on the TSX Venture Exchange (the “TSXV”) under the symbol “SN”. On July 13, 2012, which was the last trading day prior to the Offeror’s announcement of its intention to make an offer, the closing price of Liberty Silver Shares was $0.72 on the TSX and US$0.67 on the OTCBB. The Offer represents a premium of approximately 47.3% over the closing price of the Sennen Shares on the TSXV (based on the volume-weighted average trading price of the Sennen Shares for the 20 trading days ended July 13, 2012, being $0.135).

For a discussion of risks and uncertainties you should consider in evaluating the Offer and ownership of Liberty Silver Shares, see Section 6 of the Circular, “Risk Factors Related to the Offer”. Liberty Silver has applied to the TSX to list the Liberty Silver Shares to be issued to holders of Sennen Shares (“Sennen Shareholders”) in connection with the Offer.

NOTICE TO SENNEN SHAREHOLDERS IN THE UNITED STATES

The Offer is being made for the securities of a Canadian foreign private issuer that does not have securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “U.S. Exchange Act”). Accordingly, the Offer is not subject to Section 14(d) of the U.S. Exchange Act or Regulation 14D promulgated thereunder. The Offer is being conducted in accordance with Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated thereunder as applicable to a tender offer (i) in which less than 10% of the class of securities outstanding that is subject to the tender offer is held by U.S. holders; and (ii) that is conducted under applicable U.S.-Canadian multijurisdictional disclosure system and cross-border tender offer rules that permit the Offeror to prepare the Offer and Circular in accordance with the disclosure requirements of Canadian provincial and federal law. The Offer is made in the United States with respect to securities of a “foreign private issuer”, as such term is defined in Rule 3b-4 promulgated under the U.S. Exchange Act, in accordance with Canadian provincial and federal corporate and takeover offer rules.

Liberty Silver is exempt from filing a Tender Offer Statement on Schedule TO with the United States Securities and Exchange Commission (the “SEC”), but may file other documents regarding the Offer with the SEC.  Investors and Sennen Shareholders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by Liberty Silver will be available free of charge from Liberty Silver. You should direct requests for documents to Liberty Silver in writing at Suite 2330, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3 or by telephone at (888) 749-4916. To obtain timely delivery, such documents should be requested not later than five business days before the Expiry Date.

The Offer is being made for the securities of a Canadian issuer by a United States and Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States, to prepare the Offer and Circular in accordance with the disclosure requirements of Canada. Sennen Shareholders should be aware that such requirements are different from those of the United States. The financial statements of Liberty Silver included or incorporated by reference herein have been prepared in accordance with United States generally accepted accounting principles.

Sennen Shareholders in the United States should be aware that the disposition of their Sennen Shares and the acquisition of Liberty Silver Shares by them as described herein may have tax consequences both in the United States and in Canada. Such consequences may not be fully described herein and such Sennen Shareholders are encouraged to consult their tax advisors. See “Certain Canadian Federal Income Tax Considerations” in Section 18 of the Circular and “Certain U.S. Federal Income Tax Considerations” in Section 19 of the Circular.

The enforcement by Sennen Shareholders of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that each of Liberty Silver and Sennen is incorporated under the State of Nevada and the laws of the Province of British Columbia, respectively, that some or all of their respective officers and directors are residents of jurisdictions outside the United States, that some or all of the experts named herein are residents of jurisdictions outside the United States, that some or all of the experts named herein may be residents of jurisdictions

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outside the United States and that all or a substantial portion of the assets of Liberty Silver and Sennen and said persons may be located outside the United States.

THE SECURITIES OFFERED PURSUANT TO THE OFFER AND CIRCULAR HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Sennen Shareholders should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of Liberty Silver Shares or Sennen Shares, or certain related securities, as permitted by applicable laws or regulations of the United States, Canada or its provinces or territories.

NOTICE TO ALL SENNEN SHAREHOLDERS

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Sennen Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, Liberty Silver may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Sennen Shareholders in any such jurisdiction.

Sennen Shareholders who wish to accept the Offer and deposit their Sennen Shares must properly complete and execute the accompanying Letter of Transmittal (printed on YELLOW paper) or a manually signed facsimile thereof and deposit it, together with the certificates representing their Sennen Shares and all other required documents, at one of the offices of the Depositary (as hereinafter defined) in accordance with the instructions in the Letter of Transmittal, or request their broker, dealer, commercial bank, trust company or other nominee to effect the transaction on their behalf. Sennen Shareholders who wish to accept the Offer and whose Sennen Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact that nominee for assistance in order to take the necessary steps to be able to deposit such Sennen Shares under the Offer. Intermediaries have likely established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Sennen Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender. Alternatively, Sennen Shareholders may (i) accept the Offer by following the procedures for book-entry transfer of Sennen Shares described in Section 5 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”; or (ii) accept the Offer where the certificates representing the Sennen Shares are not immediately available, or if the certificates and all of the required documents cannot be provided to the Depositary before the Expiry Time, by following the procedures for guaranteed delivery described in Section 5 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”, using the accompanying Notice of Guaranteed Delivery (printed on GREEN paper) or a manually signed facsimile thereof. Sennen Shareholders whose Sennen Shares are registered in the name of a nominee should consult their broker, investment dealer, bank, trust company or other nominee for assistance in depositing their Sennen Shares. Sennen Shareholders will not be required to pay any fee or commission if they accept the Offer by depositing their Sennen Shares directly with the Depositary.

Liberty Silver has engaged Kingsdale Shareholder Services Inc. to act as the depositary under the Offer and as information agent to provide a resource for information for Sennen Shareholders (the “Depositary & Information Agent”). Liberty Silver has engaged Byron Capital Markets Ltd. to act as dealer manager (the “Dealer Manager”). Questions and requests for assistance may be directed to the Depositary & Information Agent or the Dealer Manager for the Offer. Contact details for such persons may be found on the back page of this document. Additional copies of this document and related materials may be obtained without charge on request from the Depositary & Information Agent at its office specified on the back page of this document. Copies of this document and related materials may also be found at www.sedar.com and www.sec.gov.

NOTICE TO HOLDERS OF SENNEN OPTIONS

The Offer is made only for Sennen Shares and is not made for any Sennen Options or other rights to acquire Sennen Shares. Any holder of Sennen Options or other rights to acquire Sennen Shares who wishes to accept the Offer

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should, to the extent permitted by their terms and applicable law, fully exercise or convert such Sennen Options or other rights in order to obtain certificates representing Sennen Shares that may be deposited in accordance with the terms of the Offer. Any such exercise, conversion or exchange must be completed sufficiently in advance of the Expiry Time to assure the holder of such Sennen Options or other rights to acquire Sennen Shares will have certificates representing the Sennen Shares received on such exercise, conversion or exchange available for deposit before the Expiry Time, or in sufficient time to comply with the procedures referred to in Section 5 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

The tax consequences to holders of Sennen Options of exercising or not exercising their Sennen Options are not described in the Circular. Holders of Sennen Options should consult their tax advisors for advice with respect to potential income tax consequences to them in connection with the decision to exercise or convert or not exercise or not convert their Sennen Options.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This Offer and Circular and the documents incorporated by reference therein contain forward-looking statements and forward-looking information, as defined in applicable securities laws, concerning Liberty Silver’s plans at its Trinity Silver Project, production, capital, operating and cash flow estimates and other matters, including matters relating to the Offer and the proposed acquisition of Sennen, the anticipated benefits from the proposed acquisition, the business, operations and financial performance and condition of Sennen and its properties, the future price of silver, the estimation of mineral reserves and resources, the realization of mineral reserve and resource estimates, the timing and amount of estimated future production, costs of production, expected capital expenditures, costs and timing of the development of new deposits, success of exploration, development and mining activities, permitting timelines, currency fluctuations, requirements for additional capital, government regulation of mining operations, environmental risks, unanticipated reclamation expenses or title disputes. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Statements concerning mineral reserve and resource estimates may also be deemed to constitute forward-looking statements to the extent that they involve estimates of the mineralization that will be encountered if the property is developed. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or  phrases such as “expects”, “anticipates”, “plans”, “estimates”, “forecasts”, “intends”, “strategy”, “goals”, “objectives” or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved, or the negative of any of these terms and similar expressions) are not statements of historical fact and may be “forward-looking statements.” Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

Risks and uncertainties relating to the Offer

?

Liberty Silver may not be successful in acquiring 100% of the Sennen Shares;

?

that all required third party regulatory and governmental approvals to the Offer will not be obtained on a timely basis or at all;

?

that other conditions to the Offer will not be satisfied or waived;

?

the trading price of Liberty Silver Shares and Sennen Shares;

?

the possibility of dilution to shareholders of Liberty Silver as the result of the issuances of common shares pursuant to future equity financings;

?

the possibility of dissent rights being exercised under any Compulsory Acquisition (as hereinafter defined) and/or Subsequent Acquisition Transaction (as hereinafter defined);

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v

?

that management’s assessment of the effects of the successful completion of the Offer is inaccurate; and

?

the volatility of the price of Liberty Silver’s shares issued under the Offer.

Risks and uncertainties relating to Liberty Silver’s business

?

uncertainty of whether there will ever be production at Liberty Silver’s mineral exploration and development properties;

?

risks related to Liberty Silver’s ability to commence production and generate material revenues or obtain adequate financing for its planned exploration and development activities;

?

risks related to the third parties on which Liberty Silver depends for its exploration and development activities;

?

risks related to Liberty Silver’s ability to finance the development of its mineral properties through external financing, strategic alliances, the sale of property interests or otherwise;

?

risks related to governmental regulation and permits, including environmental regulation;

?

the risk that permits and governmental approvals necessary to develop and operate mines on Liberty Silver’s properties will not be available on a timely basis or at all;

?

commodity price fluctuations;

?

risks related to market events and general economic conditions;

?

uncertainties relating to the assumptions underlying Liberty Silver’s resource and reserve estimates;

?

Liberty Silver’s history of losses and expectation of future losses; and

?

increased competition in the mining industry.

This list is not exhaustive of the factors that may affect any of Liberty Silver’s forward-looking statements. Forward-looking statements are statements about the future and are inherently uncertain, and actual achievements of Liberty Silver or other future events or conditions may differ materially from those reflected in the forward-looking statements due to a variety of risks, uncertainties and other factors, including, without limitation, those referred to in the Circular and the documents incorporated by reference, including those set out under the heading “Risk Factors Related to the Offer” in the Circular and in the documents incorporated by reference herein. Liberty Silver’s forward-looking statements are based on the beliefs, expectations and opinions of management on the date the statements are made, and Liberty Silver does not assume any obligation to update forward-looking statements if circumstances or management’s beliefs, expectations or opinions should change, except as required by law. For the reasons set forth above, investors should not place undue reliance on forward-looking statements.

INFORMATION CONCERNING SENNEN

Except as otherwise indicated, the information concerning Sennen contained in the Offer and Circular has been taken from or is based upon publicly available documents and records on file with Canadian securities regulatory authorities and other public sources. Sennen has not reviewed this Offer and Circular and has not confirmed the accuracy and completeness of the information in respect of Sennen contained herein. Although Liberty Silver has no knowledge that would indicate that any statements contained herein concerning Sennen taken from or based upon such documents and records are untrue or incomplete, neither Liberty Silver nor any of its directors or officers assumes any responsibility for the accuracy or completeness of such information, including with respect to any of Sennen’s financial statements or Sennen’s mineral resource estimates, or for any failure by Sennen to disclose

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events or facts which may have occurred or which may affect the significance or accuracy of any such information but which are unknown to Liberty Silver.

Liberty Silver has limited means of verifying the accuracy or completeness of any of the information contained herein that is derived from Sennen’s publicly available documents or records or whether there has been any failure by Sennen to disclose events that may have occurred or may affect the significance or accuracy of any information.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

Unless otherwise indicated, all references to “$” or “dollars” in the Offer and Circular refer to Canadian dollars and all references to “US$” in this Offer and Circular refer to United States dollars. Liberty Silver’s financial statements included herein and incorporated by reference are reported in U.S. dollars and are prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).

CURRENCY EXCHANGE RATE INFORMATION

The following table sets forth the high and low exchange rates for one U.S. dollar expressed in Canadian dollars for each period indicated, the average of the exchange rate for each period indicted and the exchange rate at the end of each such period, based upon the noon buying rates provided by the Bank of Canada:

	Nine Months Ended March 31		Year Ended June 30
	2012	2011	2011	2010
High	1.0658	1.0678	1.0678	1.1725
Low	0.9407	0.9671	0.945	0.9948
Rate at end of Period	0.9903	0.9696	0.9645	1.0646
Average Rate for Period	1.0013	1.0127	1.0015	1.0559

On July 13, 2012, the exchange rate for one U.S. dollar expressed in Canadian dollars based upon the noon buying rates provided by the Bank of Canada was $1.0151.

CAUTIONARY NOTE TO UNITED STATES INVESTORS

This Offer and Circular have been prepared in accordance with the requirements of Canadian securities laws, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all reserve and resource estimates included in the Offer and Circular and the documents incorporated by reference have been prepared in accordance with Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining and Metallurgy Classification System. NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. NI 43-101 permits the disclosure of a historical estimate made prior to the adoption of NI 43-101 that does not comply with NI 43-101 to be disclosed using the historical terminology if the disclosure: (i) identifies the source and date of the historical estimate; (ii) comments on the relevance and reliability of the historical estimate; (iii) states whether the historical estimate uses categories other than those prescribed by NI 43-101; and (iv) includes any more recent estimates or data available.

Canadian standards, including NI 43-101, differ significantly from the requirements of the SEC, and reserve and resource information contained in or incorporated by reference into this Offer and Circular may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term “resource” does not equate to the term “reserves”. Under U.S. standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC’s disclosure standards normally do not permit the inclusion of information concerning “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute “reserves” by U.S. standards in documents filed with the SEC. Sennen Shareholders in the

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United States should also understand that “inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estimated “inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an “inferred mineral resource” exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of “reserves” are also not the same as those of the SEC, and reserves reported by Liberty Silver in compliance with NI 43-101 may not qualify as “reserves” under SEC standards. Accordingly, information concerning mineral deposits contained in or incorporated by reference into this Offer and Circular may not be comparable with information made public by companies that report in accordance with U.S. standards.

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TABLE OF CONTENTS

NOTICE TO SENNEN SHAREHOLDERS IN THE UNITED STATES

ii

NOTICE TO ALL SENNEN SHAREHOLDERS

iii

NOTICE TO HOLDERS OF SENNEN OPTIONS

iii

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

iv

INFORMATION CONCERNING SENNEN

v

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

vi

CURRENCY EXCHANGE RATE INFORMATION

vi

CAUTIONARY NOTE TO UNITED STATES INVESTORS

vi

QUESTIONS AND ANSWERS ABOUT THE OFFER

1

SUMMARY OF THE OFFER

1

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

10

GLOSSARY

1

OFFER

1

1.

The Offer

1

2.

Conditions of the Offer

2

3.

Take-Up and Payment for Deposited Sennen Shares

5

4.

Time for Acceptance

6

5.

Manner of Acceptance

7

6.

Extensions, Variations and Changes to the Offer

11

7.

Changes in Capitalization of Sennen; Liens

11

8.

Right to Withdraw Deposited Sennen Shares

12

9.

Return of Deposited Securities

13

10.

Mail Service Interruption

14

11.

Notice and Delivery

14

12.

Market Purchases

14

13.

Other Terms of the Offer

15

CIRCULAR

17

1.

Liberty Silver

17

2.

Sennen

20

3.

Background

20

4.

Rationale and Benefits of the Offer

21

5.

Purpose of the Offer and Liberty Silver’s Plans for Sennen

26

6.

Risk Factors Related to the Offer

28

7.

Summary Historical and Unaudited Pro Forma Consolidated Financial Information

31

8.

Information About Liberty Silver

32

9.

Information About Sennen

37

10.

Acquisition of Sennen Shares Not Deposited Under the Offer

38

11.

Ownership of and Trading in Securities of Sennen and Benefits from the Offer

40

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12.

Commitments to Acquire Securities of Sennen

41

13.

Arrangements, Agreements, Commitments or Understandings

41

14.

Benefits from the Offer

41

15.

Material Changes and Other Information

41

16.

Effect of the Offer on the Market for and Listing of Sennen Shares

41

17.

Regulatory Matters

42

18.

Certain Canadian Federal Income Tax Considerations

43

19.

Certain U.S. Federal Income Tax Considerations

48

20.

Depositary

55

21.

Information Agent

55

22.

Financial Advisor and Dealer Manager

56

23.

Securityholders’ Statutory Rights

56

24.

U.S. Securities Act and U.S. Exchange Act Requirements

56

25.

Legal Matters

57

26.

Experts

57

27.

Directors’ Approval

57

CONSENT OF BORDEN LADNER GERVAIS LLP

58

CONSENT OF FRASCONA, JOINER, GOODMAN AND GREENSTEIN, P.C.

59

CONSENT OF MORRILL & ASSOCIATES

60

CERTIFICATE

61

SCHEDULE A

A-1

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QUESTIONS AND ANSWERS ABOUT THE OFFER

The following are some of the questions with respect to the Offer that you, as a holder of Sennen Shares, may have and the answers to those questions. These questions and answers are not meant to be a substitute for the more detailed description and information contained in the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery. The information contained in these questions and answers is qualified in its entirety by the more detailed descriptions and information contained in the Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery. Therefore, we urge you to read the entire Offer and Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery carefully prior to making any decision regarding whether or not to tender your Sennen Shares. Where applicable, we have included cross-references in this question and answer section to other sections of the Offer and Circular where you will find more complete descriptions of the topics mentioned below. Unless otherwise defined herein, capitalized terms have the meanings given to them in the Glossary below.

1. Who is offering to buy my Sennen Shares?

Liberty Silver is a Nevada corporation and our Liberty Silver Shares are listed on the TSX under the symbol “LSL” and are quoted on the OTCBB under the symbol “LBSV”.

See Section 1 of the Circular, “Liberty Silver”.

2. What is Liberty Silver proposing?

We are offering to purchase all of the issued and outstanding Sennen Shares not currently owned by Liberty Silver or its affiliates, subject to the terms and conditions set forth in the following Offer and Circular.

See Section 1 of the Offer, “The Offer”.

3. What would I receive in exchange for my Sennen Shares?

For each Sennen Share you hold and validly tender in accordance with the terms of the Offer and do not subsequently withdraw, we are offering 0.28 of a Liberty Silver Share.  This consideration represents an implied value of $0.20 per Sennen Share based upon the closing price of the Liberty Silver Shares on the TSX on July 16, 2012.

4. Why should Sennen Shareholders accept Liberty Silver’s offer to buy Sennen?

We believe there are eight principal reasons why Sennen Shareholders should accept Liberty Silver’s offer to acquire Sennen. In brief, these reasons are:

(i)

Sennen Shareholders will receive a significant premium above the current trading price of the Sennen Shares,

(ii)

Sennen Shareholders will gain exposure to Liberty Silver’s seasoned management team and accomplished independent board of directors,

(iii)

Sennen’s Shareholders will gain exposure to a management team and board of directors whose interests are closely aligned with shareholders’ interests,

(iv)

Sennen Shareholders will benefit from Liberty Silver’s mitigated risk approach to selecting and advancing an expected growing number of unique mining opportunities,

(v)

Sennen Shareholders will be able to experience the upside of Liberty’s Trinity Silver Project in mining-friendly Pershing County, Nevada,

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2

(vi)

Liberty Silver has an outstanding joint-venture partner for its Trinity Silver Project in Renaissance Gold Inc.,

(vii)

Sennen Shareholders will receive shares that trade on the TSX main board, and

(viii)

Liberty Silver’s recent drill results make it a potential acquisition target whereby a future control premium may be paid to its shareholders.

In detail, these reasons are as follows:

(i) Sennen Shareholders will receive a significant premium above the current trading price of the Sennen Shares

On July 13, 2012, which was the last trading day prior to the date on which Liberty Silver announced its intention to make the Offer, the closing price of the Liberty Silver Shares on the TSX was $0.72. Based on the closing price of Liberty Silver Shares on the TSX on July 13, 2012, the Offer represents a premium of approximately 47.3% over the closing price of the Sennen Shares on the TSXV (based on the volume-weighted average trading price of the Sennen Shares for the 20 trading days ended July 13, 2012, being $0.135).  This is larger in comparison to the average take-over bid premium paid for mining companies listed on the TSX and TSXV over the past 12 months of 34.8% (based on the 20-day volume-weighted average trading price at the time of announcement of the offer). Prior to the announcement of Liberty Silver’s intention to make the Offer for Sennen, Sennen Shares had not closed on the TSXV above the implied Offer value of $0.20 per share since November 11, 2011.

(ii) Sennen Shareholders will gain exposure to Liberty Silver’s seasoned management team and accomplished independent board of directors

Sennen Shareholders will gain exposure to Liberty Silver’s management team and board of directors, which are comprised of sophisticated and highly experienced individuals who possess the diverse and relevant skill sets required to not only manage current operations, challenges and opportunities, but to also identify, fund, manage and promote future growth opportunities that will be facilitated in part by future cash flow from the Trinity Silver Project.

Liberty Silver has attracted individuals with the specific skill sets required to take the Trinity Silver Project through to the production stage, as well as to source accretive acquisitions. Additionally, Liberty Silver has augmented the quality of the board with independent members that have strong financial, accounting and corporate governance backgrounds to ensure effective fiscal management and reporting controls.

Each member of Liberty Silver’s board possesses extensive experience in his respective field of expertise. Recently, independent director Paul Haggis was appointed Chairman of Canadian Pacific Railway Limited. This is an example of the board members’ reputation and the industry’s trust in their capabilities to lead an organization and create value for shareholders.

(iii) Sennen’s Shareholders will gain exposure to a management team and board of directors whose interests are closely aligned with shareholders’ interests

Upon the completion of the Offer, Liberty Silver will arrange to replace the management and board of directors of Sennen with a management team and slate of directors committed to supporting and enhancing the shareholder value of both entities. A principal difference between Liberty Silver’s and Sennen’s management and board of directors is illustrated in their respective ownership and investment in their companies. Liberty Silver’s board members’ and managements’ personal investments total approximately 30% of the Liberty Silver Shares outstanding as at March 31, 2012, in comparison to Sennen’s existing management and board of directors who, in the aggregate, appear to own less than approximately 7.5% of the Sennen Shares outstanding.

Additionally, the operational management team at Liberty Silver (comprising of the Chairman & CEO, President & COO, CFO and VP Exploration) have no other outside operational interests. In contrast, Sennen’s Ian Rozier and Barbra Dunfield each have operational interests in at least one other company outside of Sennen. In addition to being President, CEO, and Director of Sennen, Ian Rozier also serves as

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President, CEO, and Director of Newport Explorations Ltd., and President, CEO and Director of Eastern Platinum Limited. In additional to serving as the CFO and Secretary of Sennen, Barbra Dunfield serves as Director and Chief Financial Officer of Newport Explorations Ltd. We believe that Sennen Shareholders who exchange their Sennen Shares for Liberty Silver Shares under this Offer will benefit from, among other things, the full-time approach to management taken by Liberty Silver’s management team.

(iv) Sennen Shareholders will benefit from Liberty Silver’s mitigated risk approach to selecting and advancing an expected growing number of unique mining opportunities

Liberty Silver’s goal is to find mineral exploration properties that provide the company and its shareholders with the best opportunity for success with the lowest degree of risk. In order to accomplish this goal, Liberty Silver has developed a scoring grid to analyze each potential opportunity. This analytic tool provides discipline and allows management to identify property attributes that could potentially impact future success and weigh them against other factors in order to manage risk and reward for Liberty Silver and its shareholders.

The Trinity Silver Project is an example of Liberty Silver’s mitigated risk approach. The first step in this process concerning the Trinity Silver Project was to locate a property in an area that Liberty Silver considered to be a mining-safe political jurisdiction. Other areas of risk mitigation included: (i) building a full-time, committed and results-oriented management team; (ii) before undertaking the Trinity Silver Project, completing a third party “fatal flaw” assessment that ensured there were no environmental, archaeological, native peoples, land use, reclamation, water, air, claim validity or permitting issues; (iii) determining the proven mineability of the property, with an emphasis on permits, metallurgy, site access and environmental issues; (iv) completing the Trinity Technical Report (focused primarily on the existing pit area and based on historic drilling data); (v) employing historical data and recent geophysical surveys to confirm eight exploration targets and two extensions from the original mine (not included in the Trinity Technical Report); and (vi) ensuring the ability to quickly move to production if unstable market conditions preclude traditional means of financings to further develop the property.

Liberty Silver’s approach to the selection and development of its mineral properties is unlike Sennen’s, which may entail spending capital and time on projects that are ultimately abandoned due to fatal flaws with respect to the properties.

Liberty Silver’s proven track record

Liberty Silver has met its benchmarks over the last two years and, most recently, during this past year, when the climate of capital markets has been especially challenging. Over the past two years, Liberty Silver has raised an aggregate of $6.1 million in the capital markets. This indicative of the confidence that the capital markets place in Liberty Silver’s management and board of directors. Additionally, during the past year, Liberty Silver graduated to the TSX main board and also attained various goals and milestones set by management for Liberty Silver’s drilling and exploration program.

In contrast, Sennen has a history that includes acquiring projects, expending capital and subsequently withdrawing from the project. In 2003, Sennen raised $3.2 million to acquire the Makapa Gold Project in northwest Guyana. In October 2004, Sennen withdrew from the Makapa Gold Project because the necessary capital needed to construct the mine was considered to be too dilutive to Sennen Shareholders. An October 2004 press release stated “having reviewed the results from diamond drilling … the board of directors has decided that the dilution of the Company resulting from a required financing, and the issuance of shares to the vendors, is not warranted in order to continue with the project based on results to date.” In October 2004, Sennen wrote off $3.43 million in respect of the Makapa Gold Project. In 2010, Sennen purchased an option to acquire an 80% interest in the El Paredon Project in Spain and subsequently spent $1.3 million on exploration. Sennen later announced in January 2012 that it had withdrawn from its option. A January 12, 2012 press release cited “environmental and archaeological issues that exist on the property have precluded expeditious exploration and development of the property”. Sennen wrote off $1.5 million in exploration expenditures in respect of the El Paredon Project.

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Sennen is currently funding an exploration drill program at the Hope Bay ORO project to earn a 60% interest in the property. As at January 31, 2012, Sennen has reportedly invested $4.54 million into the project.

Liberty Silver’s review of various media reports regarding Sennen’s exploration track record has caused them to believe that Sennen could benefit from Liberty Silver’s risk mitigation approach to property identification, exploration and development. For example, the June, 2012 issue of Mining Markets magazine stated that “gold producers Newmont Mining and Agnico-Eagle are collectively writing off more that than $2 billion in investments in Nunavut”, implying that this region may not be as profitable as Sennen may anticipate.

Newmont Mining Corporation acquired its Hope Bay project through its acquisition of Miramar Mining Corporation four years ago for approximately $1.5 billion. The project is one of the largest undeveloped gold projects in North America, but despite engaging in 230,000 meters of drilling, Newmont Mining Corporation was unable to bring any of the belt’s deposits into the reserve category. After experiencing additional problems securing land tenure, Newmont Mining Corporation elected to write down its $1.6 billion investment (Newmont Mining Corporation, December 31, 2011 Annual Report, page 84). In view of the fact that Newmont Mining Corporation has suspended work on its nearby Hope Bay project, Liberty Silver expects Sennen may decide to temporarily cease spending additional capital on its Hope Bay ORO project.

(v) Sennen Shareholders will be able to experience the upside of Liberty’s Trinity Silver Project in mining-friendly Pershing County, Nevada

Liberty Silver’s current principal asset is its right to earn a 70% joint venture interest in the Trinity Silver Project, located approximately 23 miles northwest of Lovelock, Nevada, USA, from Renaissance Gold Inc. (“Renaissance”) pursuant to the terms of an earn-in agreement. Renaissance acquired its rights to the Trinity property from Newmont, and Liberty Silver is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont.

The Trinity Silver Project property has multiple exploration targets in addition to the current NI 43-101 compliant inferred resource and extensions to the old pit, in which phase 1 drilling has been completed.  Of these silver exploration target areas, two have footprints that are significantly larger than the mined silver oxide deposit.  Furthermore, Liberty Silver management also estimate that the Trinity Silver Project has 400,000 tons of ~1oz/t oxide previously mined and ready for leaching if metallurgical tests provide positive confirmation.

(vi) Liberty Silver has an outstanding joint-venture partner for its Trinity Silver Project  in Renaissance Gold Inc.

Renaissance is Liberty Silver’s joint venture partner for the Trinity Silver Project.  Renaissance is a gold and silver exploration company that has a large portfolio of exploration projects in Nevada, Utah, Argentina and Spain. Many of the projects are centered around exploration earn-in agreements with industry partners who provide exploration funding. Renaissance applies the extensive exploration experience and high-end technical skills of its founders and team members to search for and acquire new precious metal exploration projects that are then offered for joint venture.

(vii) Sennen Shareholders will receive shares that trade on the TSX main board

Upon completion of the Offer, Sennen Shareholders who accept the Offer will hold shares of an issuer listed on the TSX as opposed to their current Sennen Shares, which trade on the TSXV. Advantages of a TSX listing may include increased trading volume and liquidity, decreased share price volatility, improved disclosure standards and increased corporate governance requirements. Sennen Shareholders who tender to the Offer will be receiving shares that have a broader potential investor base and more perceived prestige from a public listing perspective than their current shares.

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(viii) Liberty Silver’s recent drill results make it a potential acquisition target whereby a future control premium may be paid to its shareholders

As at July 9, 2012, 18 vertical drill holes were completed on the Trinity Silver Project to depths of up to 1,500 feet in rhyolite and underlying metasedimentry host rocks by reverse circulation for a total of 20,030 feet. Drilling tested parts of five geographic domains in the vicinity of the southern end of the Trinity open pit mine and the Trinity Technical Report resource area. Sixteen of the 18 holes intercepted sample intervals greater than 1 opt Ag with grades as high as 15 opt Ag. Sulfide zone samples contain up to 11.9 opt Ag, 1.7 % Pb and 1.6 % Zn. This drilling provides additional evidence that the Trinity Silver Project is a large, high quality asset that provides a relatively low-risk opportunity to further expand the known resource.

Liberty Silver management believes that these recent drill results further enhance the upside potential for the Trinity Silver Project and thereby the attractiveness of Liberty Silver as a future acquisition target.

5. What is Liberty Silver’s Vision for Itself?

The following is Liberty Silver’s vision statement:

•

Through utilizing the extensive M&A experience of Liberty Silver’s board of directors and management, Liberty Silver aims to become a widely-recognized leading mining company through selective diligent and accretive consolidation of risk mitigated precious metals properties.

•

Depressed valuations for junior mining companies combined with healthy precious metals prices have resulted in an environment ideal for M&A activity, which Liberty Silver plans to exploit.  In particular:

o

despite the underlying long-term optimism for precious metals, many junior mining companies’ share prices have lagged;

o

junior mining companies have seen a precipitous drop in their share prices as some management teams have consistently overpromised and under-delivered;

o

many companies with promising and relatively lower-risk projects are now undervalued, creating opportunities for companies with the expertise and resources to take control and consolidate such companies and thereby create greater synergies and improve corporate governance procedures; and

o

challenging equity market conditions and an uncertain macro-economic backdrop have reduced many investors’ willingness to take risk and, as a result, many junior mining companies are finding it difficult to secure the financing necessary to advance their projects.  Liberty Silver believes that it is well-positioned to source, evaluate and fund future projects through its mitigated risk approach.

•

Liberty Silver expects to become a leading entity driving consolidation in the junior precious metals mining space and profitably developing selected mitigated risk properties:

o

Liberty Silver has two full time geologists on staff with over 80 years of combined experience sourcing and evaluating exploration and development assets; and

o

Liberty Silver has made a strategic investment in a mitigated risk silver project, the Trinity Silver Project.  Liberty Silver believes that the project has significant upside. The price of silver continues to perform and the size and scale of the project is forecast to grow under Liberty Silver’s management.

•

Liberty Silver has assembled a board of directors comprised of recognized and accomplished leaders in Canada’s capital markets and mining communities.  In particular:

o

these directors collectively hold management, director and chairman positions in a diverse range of Canadian companies;

o

the board of directors of Liberty Silver has, collectively over their careers, served as managers and directors of over 60 other firms and organizations. These include: UBS Global Asset Management, Bank of America Merrill Lynch, CIBC, Canadian Pacific Railway Limited, Borealis Capital Corp,

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Manulife Financial Corporation, the Ontario Municipal Employees Retirement System, Lithium Americas Corp., and numerous mining and metal companies;

o

the board of directors of Liberty Silver has the knowledge and experience to source and close responsible and accretive M&A transactions;

o

certain members of the board of directors of Liberty Silver and Liberty Silver management have global mining experience, including specific mining experience in the State of Nevada; and

o

companies with strong management teams that have significant deal-making experience are typically expected to be awarded a premium in the marketplace.

6. What are Liberty Silver’s plans for Sennen?

If the Offer is successful and Liberty Silver acquires all of the outstanding Sennen Shares, the acquisition of Sennen by Liberty Silver will result in the deployment of Sennen’s cash reserves toward the Trinity Silver Project by engaging in further exploration and drilling activities and/or commencing commercial production, seeking new mitigated risk opportunities and participating in the consolidation of other junior precious metals mining companies.

7. Which individuals constitute the Board of Directors and Management of Liberty Silver?

Geoffrey Browne, Chairman and CEO

Mr. Browne has over 35 years of experience in the financial services industry in Canada, the U.S. and the U.K. He was the head of private equity at Merrill Lynch Canada and is one of the founders and managing partners of MWI & Partners, a private equity firm. Prior to founding MWI & Partners, Mr. Browne was a senior executive at Canadian Imperial Bank of Commerce and CIBC Wood Gundy Inc. for over 20 years. He has managed more than $1 billion in merger, acquisition and private equity transactions. His experience includes overseeing CIBC’s purchase of Wood Gundy and Pelmorex’s acquisition of The Weather Network. Mr. Browne is currently a director of Insight Sports, and the Alberta Enterprise Corporation, which oversees in excess of $100 million for early-stage ventures. Mr. Browne holds a B.A. in Economics from the University of Western Ontario.

William “Bill” Tafuri, President, COO and Director

Mr. Tafuri has over 40 years’ of diverse mining and exploration experience. He has worked for a number of major international mining companies.  He managed the western US exploration area for Getty Mining Co.; developed new discoveries at the Alligator Ridge gold mine for Kennecott Corp.; managed the development of three gold deposits in Kazakhstan for Santa Fe Pacific Gold Corp.; supervised successful exploration for new deposits at the Kubaka Au mine in the Russian Far East for Kinross Gold Corp.; directed the development of the Bulakashu Au-Cu deposit in Kyrgyzstan for Centrasia Mining Corp.; and managed the development of the Souker Ni-Cu deposit in the Kola Peninsula of Russia for Kola Mining Corp. Mr. Tafuri received his B.S. and M.S. degrees in geology at the University of Nevada-Reno and his Ph.D. in geology at the University of Utah. He completed his Ph.D. research on the Mercur gold deposit in Nevada.

Paul Haggis, Director

Mr. Haggis is a prominent and respected Canadian business leader. He was recently elected as the current chairman of Canadian Pacific Railway Ltd. Additionally, he is also chairman of C.A. Bancorp Inc., a Canadian merchant bank and alternative asset manager, and Alberta Enterprise Corporation, a venture capital fund overseeing $100 million for early-stage ventures.  He was previously, among other positions, president and CEO of OMERS, one of Canada’s largest pension funds, and executive vice-president at Manulife Financial. Mr. Haggis was also a director of Canadian Tire Bank until March 2012, chairman of the audit committee at Advantage Energy of Calgary, director and audit committee chair of Prime Restaurants Inc., which was sold to Fairfax Financial Holdings Limited, and a trustee and chair of Royal Ontario Museum’s finance committee.  He also chairs the Insurance Corporation of British Columbia’s investment committee.

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John Barrington, Director

Mr. Barrington brings valuable strategic planning, mining and media skills to Liberty Silver. An engineer by training, he has extensive mining experience on projects that include the Opemiska Mine in Chapais, Quebec, and the Lorraine mine in Belleterre, Quebec. He has also worked at TransCanada Pipelines, Ltd. and the Ontario Ministry of Transportation and Communications, where he was head of the financial planning unit. Mr. Barrington was one of the founders of Uxmal Communications which, among many other investments and acquisitions in Canada and the U.S., bought, turned around, and later sold Comac, Canada’s third-largest consumer magazine publisher.

George Kent, Director

Mr. Kent has been involved in the international mining and mineral exploration industry for over 50 years, both in the private and public sectors. He is currently president of George R. Kent & Associates Ltd., a geological and mining consultancy assisting in the formation of public companies, corporate governance and management advice, and public relations.  He has been a director on the board of Taranis Resources Inc. since its inception.  His private-sector career included Noranda Inc., Dresser Industries Inc., Conwest Exploration Inc. and Watts Griffis and McOuat Ltd. He was the founder and chief executive officer of two junior public companies that produced oil and gas in Texas and Oklahoma, and gold in Ontario. Mr. Kent also worked for the United Nations as officer in charge of geological and mapping work. Mr. Kent holds an M.S. degree in geology. He is also registered as a professional engineer in Ontario, and is a member of the Canadian Institute of Mining and of the Prospectors and Developers Association.

Timothy Unwin, Director

Following a distinguished legal career, Mr. Unwin is now a partner emeritus at Blake, Cassels & Graydon LLP, an international law firm based in Toronto. He was formerly head of the firm’s securities law group; managing partner of its U.S. offices, specializing in cross border mergers and acquisitions; and managing Partner of the firm’s U.K. office.  Mr. Unwin is currently a director and member of the audit committee of C.A. Bancorp Inc. a public merchant banking / alternative asset management company. He is a former chairman of the Toronto Community Foundation. He is also a graduate of the Directors Education Program at the ICD Corporate Governance College at the University of Toronto’s Rotman School of Management, and holds the ICD.D designation.

Thomas Hodgson, Director

Mr. Hodgson has over 20 years’ experience in capital markets research, corporate advisory matters and consulting. He is currently the Executive Chairman of Lithium Americas Corp., and a director of Helix Biopharma Corp. Previously he was also a director of MI Developments Inc. Additionally, Mr. Hodgson acted as a consultant and advisor to the Chairman of Magna International Inc., one of the world’s largest automotive suppliers, and was previously president and chief executive of Magna Entertainment Corp. Earlier, Mr. Hodgson held senior positions at various Canadian financial institutions and U.K. companies, including Canadian Imperial Bank of Commerce, Canada Permanent Trust Co. and Central Guaranty Trust, where he served as president and chief executive. Mr. Hodgson holds an M.B.A. from Queen’s University.

John Pulos, Director

Mr Pulos is a founder of Liberty Silver. He has been involved in the U.S. and Canadian real estate markets for the past 20 years, with a focus on the development, investment, and procurement of land entitlements. His accomplishments include the purchase and resale of a 12-building portfolio of retail space, as well as numerous acquisitions of undervalued residential real estate projects in Southern California. Mr. Pulos obtained a B.A. in political science from the University of Washington and an M.A. in real estate finance from New York University.

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Manish Z. Kshatriya, CFO and Executive Vice President

Mr. Kshatriya has over 14 years’ experience in corporate finance, accounting, taxation and auditing in public accounting practice and industry.  Mr. Kshatriya has been extensively involved in: the formation and development of resource exploration companies from inception to initial public offerings; the formation and offering of flow-through limited partnerships; merger and acquisition activity; and proxy contests. Prior to joining Liberty Silver, Mr. Kshatriya was chief financial officer of Augen Capital Corp., a Toronto based mining merchant bank, and chief financial officer of Augen Gold Corp., a gold exploration company. Mr. Kshatriya is a Chartered Accountant and a member of the Institute of Chartered Accountants of Ontario.  He is also a Certified Public Accountant in the United States and a member of the Colorado State Board of Accountancy.

Richard Klatt, Vice President of Exploration

Mr. Klatt has over 40 years’ of diverse mining and exploration experience. He has worked as a geologist and consultant for a number of major mining companies, including Getty Mining Co. (a subsidiary of Getty Oil Co.), Yellowcake Mining, Inc., Superior Uranium, Franconia Minerals Corp. and U.S. Energy, among others. During his time at Yellowcake Mining, Inc., he organized and oversaw exploration drilling for uranium in the Uravan mineral belt in Colorado. His consultancy work has included directing a 2,100 feet diamond drilling program for gold and cobalt in the Belt-Percell basin for Salmon River Resources; completing a 6,000 foot diamond drilling program for zinc in western Utah for Franconia Minerals; and directing a 6,000 metre rotary drilling program for uranium in western Colorado for U.S. Energy. He also worked as a consulting exploration geologist for Kennecott Exploration Company and oversaw initial development drilling for vein-hosted base metals in the Zacatecas district of Mexico for Capstone Gold Corp.  Mr. Klatt received his B.S. in geology from the University of Illinois and is a registered professional geologist.

8. What securities are being sought in the Offer?

We are offering to purchase all of the outstanding Sennen Shares. As of April 30, 2012, 61,143,412 Sennen Shares were issued and outstanding. Our Offer includes Sennen Shares that may become outstanding after the date of this Offer, but prior to the Expiry Time, upon the exercise of any Sennen Options that are exercisable for Sennen Shares or upon the exercise of any other rights to acquire Sennen Shares. The Offer is not being made for any Sennen Options or other rights to acquire Sennen Shares.

See Section 1 of the Offer, “The Offer”.

9. How will Sennen Options be treated in the Offer?

The Offer is made only for outstanding Sennen Shares and not for any Sennen Options or other rights to acquire Sennen Shares. Any holder of such securities who wishes to accept the Offer must, to the extent permitted by the terms thereof and applicable law, fully exercise or convert such securities sufficiently in advance of the Expiry Time of the Offer in order to obtain Sennen Shares that may be deposited in accordance with the terms of the Offer.

If we take up and pay for Sennen Shares, we currently intend to take such action as is necessary to acquire any Sennen Shares not tendered, including effecting a Compulsory Acquisition or a Subsequent Acquisition Transaction. In the event that we implement a Subsequent Acquisition Transaction, it may be structured in a manner so that the holders of Sennen Options will, pursuant to the terms thereof, receive Liberty Silver Shares upon the proper exercise or conversion of the Sennen Options. The number of Liberty Silver Shares to be issued and the exercise price will likely reflect the exchange ratio used in our Offer. Alternatively, Liberty Silver may take any other actions available to it to cause the exercise or termination of any remaining Sennen Options.

10. Will fractional shares be issued in the Offer?

No. We will not issue fractional Liberty Silver Shares. Instead, where a Sennen Shareholder is to receive Liberty Silver Shares as consideration under the Offer and the aggregate number of Liberty Silver Shares to be issued to

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such Sennen Shareholder would result in a fraction of a Liberty Silver Share being issuable, the number of Liberty Silver Shares to be received by such Sennen Shareholder will be rounded down to the nearest whole number.

11. How many Liberty Silver Shares could be issued pursuant to the Offer?

We expect to issue approximately 18,702,155 Liberty Silver Shares under the Offer based on the number of Sennen Shares outstanding as at April 30, 2012 and assuming that all of the Sennen Shares are acquired upon completion of the Offer and any Subsequent Acquisition Transaction, and assuming that all of the holders of Sennen Options elect to exercise their Sennen Options in advance of the successful completion of the Offer.

See Section 1 of the Offer, “The Offer”, and Section 5 of the Circular, “Purpose of the Offer and Liberty Silver’s Plans for Sennen – Treatment of Sennen Options”.

12. What are some of the significant conditions of the Offer?

The Offer is subject to several conditions, one of the most important of which is there being validly deposited under the Offer and not withdrawn at the Expiry Time, Sennen Shares representing not less than 66⅔% of the total outstanding Sennen Shares (calculated on a fully-diluted basis).

See Section 2 of the Offer, “Conditions of the Offer”, for additional conditions of the Offer.

13. Will my ownership and voting rights as a shareholder of Liberty Silver be the same as my ownership and voting rights as a shareholder of Sennen?

As noted above, Liberty Silver expects to issue approximately 18,702,155 Liberty Silver Shares in connection with the Offer, which would result in there being a total of approximately 99,412,989 Liberty Silver Shares outstanding (based on the number of Liberty Silver Shares outstanding as at July 13, 2012), with Sennen Shareholders holding approximately 18.8% of the Liberty Silver Shares on an issued basis. Each Sennen Share carries the right to one vote at meetings of Sennen Shareholders. Each Liberty Silver Share carries the right to one vote at meetings of Liberty Silver shareholders. Following the successful completion of the Offer (including any second step transaction, Liberty Silver is not expected to have any control person or beneficial shareholder holding control or direction over 10 percent of the Liberty Silver Shares.  Accordingly, the votes and interests of Liberty Silver’s minority shareholders will be important to the management of Liberty Silver.

See Section 8 of the Circular, “Information About Liberty Silver – Authorized and Outstanding Share Capital”, and Section 6 of the Circular, “Risk Factors Related to the Offer”.

14. How long do I have to decide whether to tender to the Offer?

The Offer is open for acceptance from the date hereof until 11:59 pm, Eastern Time, on August 21, 2012, or until such other time and date as set out in a notice of variation of the Offer as we determine, issued at any time and from time to time at our discretion.

See Section 4 of the Offer, “Time for Acceptance”.

15. Can the Expiry Time for the Offer be extended?

Yes. We may, in our sole discretion, elect to extend the Expiry Time for the Offer from the time referenced in the answer to the previous question. Under certain circumstances, we may be required to extend the Expiry Time for the Offer under Canadian and U.S. securities laws. If we elect to extend, or are required to extend, the Expiry Time for the Offer, we will publicly announce the variation and, if required by applicable law, we will mail you a copy of the notice of variation.

See Section 6 of the Offer, “Extensions, Variations and Changes to the Offer”.

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16. How do I tender my Sennen Shares?

If you hold Sennen Shares in your own name, you may accept this Offer by depositing certificates representing your Sennen Shares, together with a duly completed and signed Letter of Transmittal, at the office of the Depositary specified in the Letter of Transmittal. If your Sennen Shares are registered in the name of a nominee (commonly referred to as “in street name” or “in street form”), you should contact your broker, investment dealer, bank, trust company or other nominee for assistance in tendering your Sennen Shares to the Offer. You should request your nominee to effect the transaction.

Sennen Shareholders who wish to accept the Offer and whose Sennen Shares are registered in the name of an investment advisor, stockbroker, bank, trust company or other nominee should immediately contact that nominee for assistance in order to take the necessary steps to be able to deposit such Sennen Shares under the Offer. Intermediaries have likely established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Sennen Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Sennen Shareholders may also accept the Offer pursuant to the procedures for book-entry transfer detailed in the Offer and Circular and have your Sennen Shares tendered by your nominee through CDS and DTC. Sennen Shareholders are invited to contact the Depositary & Information Agent for further information regarding how to accept the Offer.

See Section 5 of the Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”.

17. What if I have lost my Sennen Share certificate(s) but wish to tender my Sennen Shares to the Offer?

You should complete your Letter of Transmittal as fully as possible and state in writing the circumstances surrounding the loss and forward the documents to the Depositary. The Depositary will forward a copy to the transfer agent for the Sennen Shares and such transfer agent will advise you of replacement requirements which must be satisfied, in addition to all other applicable conditions, before the expiry of the Offer.

See Section 5 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

18. If I accept the Offer, when will I receive Liberty Silver Shares?

If the conditions of the Offer are satisfied or waived, and if we consummate the Offer and take up your validly deposited Sennen Shares, you will receive the Liberty Silver Shares issued as consideration for the Sennen Shares tendered to the Offer promptly after the Expiry Time.

See Section 3 of the Offer, “Take-Up and Payment for Deposited Sennen Shares”.

19. Who is the Depositary under the Offer?

Kingsdale Shareholder Services Inc. is acting as Depositary under the Offer. The Depositary will be responsible for receiving certificates representing Sennen Shares and accompanying Letters of Transmittal and other documents. The Depositary is also responsible for receiving Notices of Guaranteed Delivery, giving notices, if required, and making payment for all Sennen Shares purchased by us under the terms of the Offer. The Depositary will also facilitate book-entry tenders of Sennen Shares.

See Section 20 of the Circular, “Depositary”.

20. Will I be able to withdraw previously tendered Sennen Shares?

Yes. You may withdraw Sennen Shares previously tendered by you at any time (i) before Sennen Shares deposited under the Offer are taken up by us under the Offer, (ii) if your Sennen Shares have not been paid for by us within three business days after having been taken up, and (iii) in certain other circumstances.

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See Section 8 of the Offer, “Right to Withdraw Deposited Sennen Shares”.

21. How do I withdraw previously tendered Sennen Shares?

You must send a notice of withdrawal to the Depositary prior to the occurrence of certain events and within the time periods set forth in Section 8 of the Offer, “Right to Withdraw Deposited Sennen Shares”, and the notice must contain specific information outlined therein.

If your Sennen Shares are registered in the name of a nominee (commonly referred to as “in street name” or “in street form”), you should contact your broker, investment dealer, bank, trust company or other nominee for assistance in withdrawing your Sennen Shares to the Offer. You should request your nominee to effect the withdrawal.

22. Will I have to pay any fees or commissions?

If you are the registered owner of your Sennen Shares and you tender your Sennen Shares directly to the Depositary you will not have to pay brokerage fees or incur similar expenses. If you own your Sennen Shares through a broker or other nominee and your broker tenders the Sennen Shares on your behalf, your broker or nominee may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply.

23. What will happen if the Offer is withdrawn?

Unless all of the conditions to the Offer have been satisfied or waived at or prior to the Expiry Time, we will not be obligated to take up and purchase Sennen Shares tendered to the Offer and we may withdraw the Offer. If the Offer is withdrawn in this manner all of your Sennen Shares that were deposited and not withdrawn will be returned to you with no payment.

24. How will Canadian residents and non-residents of Canada be taxed for Canadian income tax purposes?

Generally, Sennen Shareholders resident in Canada who hold their Sennen Shares as capital property for purposes of the Tax Act and who dispose of such shares to Liberty Silver under the Offer will realize a capital gain or a capital loss as a result of the exchange of their Sennen Shares for Liberty Silver Shares pursuant to the Offer.

Generally, Sennen Shareholders not resident in Canada for purposes of the Tax Act who hold their Sennen Shares as capital property for purposes of the Tax Act and who dispose of such shares to Liberty Silver under the Offer will realize a capital gain or capital loss as a result of the exchange of their Sennen Shares for Liberty Silver Shares pursuant to the Offer. With respect to any capital gain realized on the sale of Sennen Shares to Liberty Silver under the Offer, the gain will not be subject to tax pursuant to the Tax Act unless those shares constitute “taxable Canadian property” (within the meaning of the Tax Act) to such Sennen Shareholders and the gain is not exempt pursuant to an applicable income tax treaty.

The foregoing is a brief summary of Canadian federal income tax consequences only and is qualified by the more detailed general description of Canadian federal income tax considerations under “Certain Canadian Federal Income Tax Considerations” in Section 18 of the Circular. Sennen Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Sennen Shares pursuant to the Offer or a disposition of Sennen Shares pursuant to any Compulsory Acquisition or Subsequent Acquisition Transaction.

25. How will U.S. Holders of Sennen Shares be taxed for U.S. tax purposes?

Subject to the passive foreign investment company rules discussed below, a U.S. Holder (as defined below, see Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”) who holds Sennen Shares as a capital asset will not recognize gain or loss on the exchange of his Sennen Shares for Liberty Silver Shares if the exchange constitutes a qualified reorganization under U.S. federal income tax law. Instead, he will carry over his tax basis (and his holding period) in the Sennen Shares surrendered to the Liberty Silver Shares received.

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If the exchange does not qualify as a tax-deferred reorganization, then, subject to the passive foreign investment company rules discussed below, a U.S. Holder will have a capital gain or loss on the exchange, equal to the difference between the cost of the Sennen Shares surrendered and the fair market value of the Liberty Silver Shares received. The gain or loss will be long-term gain (and subject to a reduced tax rate) or long-term loss if the Sennen Shares have been held for more than one year at the time of the closing of the Offer; otherwise it will be short-term gain (taxable as ordinary income) or short-term loss.

If Sennen were to constitute a passive foreign investment company for any taxable year during which a U.S. Holder held Sennen Shares, then special rules will apply to U.S. Holders. Under these rules, U.S. Holders may realize a gain (but not a loss) on the exchange even if the exchange is a qualified reorganization, and that gain will be taxed at ordinary income tax rates and may be subject to interest, as well.

The foregoing is a brief summary of U.S. federal income tax consequences only. Shareholders should read carefully the information under “Certain U.S. Federal Income Tax Considerations” in Section 19 of the Circular, which qualifies the summary set forth above. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Offer.

26. Will I be able to trade the Liberty Silver Shares I receive?

Yes, Sennen Shareholders in Canada will be able to trade the Liberty Silver Shares received under the Offer pursuant to applicable statutory exemptions that allow such trading in Canada.  Sennen Shareholders in Canada should speak with their investment dealer, stockbroker, trust company, manager, bank manager, lawyer or other professional advisor to confirm that their Liberty Silver Shares are “freely tradeable” through the TSX.

The Liberty Silver Shares that will be issued to U.S. shareholders under the Offer will be issued to such shareholders in reliance upon an exemption from registration provided by Rule 802 promulgated under the U.S. Securities Act.  The Liberty Silver Shares that U.S. shareholders receive under the Offer will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act to the same extent and proportion that the Sennen Shares held by Sennen Shareholders in the United States on the Take Up Date (as defined herein) are restricted securities.  Restricted securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only pursuant to an exemption or exclusion from the registration requirements of the U.S. Securities Act and applicable state securities laws.

27. Is Liberty Silver’s financial condition relevant to my decision to tender my Sennen Shares in the Offer?

Yes. Liberty Silver Shares will be issued to Sennen Shareholders who validly tender their Sennen Shares, so you should consider our financial condition before you decide to tender your Sennen Shares to the Offer. In considering our financial condition, you should review the documents included and incorporated by reference in the Offer and Circular because they contain detailed business, financial and other information about us.

28. If the Offer is successful and I decide not to tender, how will my Sennen Shares be affected?

If we take up and pay for Sennen Shares, we currently intend to take such action as is necessary to acquire any Sennen Shares not tendered, including effecting a Compulsory Acquisition or a Subsequent Acquisition Transaction. It is our current intention that the consideration to be offered for Sennen Shares under such Subsequent Acquisition Transaction will be the same consideration offered under the Offer. In connection with such a transaction, you may have dissent rights. We reserve the right not to complete a Compulsory Acquisition or a Subsequent Acquisition Transaction.

See Section 10 of the Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer”.

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29. Will Sennen continue as a public company?

If, as a result of the Offer and any subsequent transaction, the number of holders of Sennen Shares is sufficiently reduced, Sennen may become eligible to cease to be a reporting issuer in Canada and other applicable jurisdictions. To the extent permitted by applicable law, we intend to delist the Sennen Shares from the TSXV and, where applicable, to cause Sennen to cease to be a public company. The rules and the regulations of the TSXV could also, upon the consummation of the Offer and/or a subsequent transaction, lead to the delisting of the Sennen Shares from such exchange.

See Section 5 of the Circular, “Purpose of the Offer and Liberty Silver’s Plans for Sennen”.

30. What is the market value of my Sennen Shares?

Based on the closing price of the Liberty Silver Shares on the TSX on July 13, 2012, the Offer represented a premium of approximately 47.3% over the closing price of the Sennen Shares on the TSXV (based on the volume-weighted average trading price of the Sennen Shares for the 20 trading days ended July 13, 2012, being $0.135).

We urge you to obtain recent quotations for the Sennen Shares and Liberty Silver Shares before deciding whether or not to tender your Sennen Shares.

See Section 9 of the Circular, “Information About Sennen – Price Range and Trading Volume of Sennen Shares”.

31. If the Offer is successful will the Board of Directors and management of Sennen change?

Yes. If the Offer is successful it is anticipated that the current management of Liberty Silver will manage Sennen in place of Sennen’s current management, and that the Sennen Board of Directors will be replaced by nominees of Liberty Silver.

See Section 5 of the Circular, “Purpose of the Offer and Liberty Silver’s Plans for Sennen”.

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32. Who can I call with questions about the Offer or for more information?

You can call our Depositary & Information Agent, Kingsdale Shareholder Services Inc., if you have questions or requests for additional copies of the Offer and Circular. Questions and requests should be directed to the Information Agent at the following numbers and location:

By Mail	By Registered, by Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2
North American Toll Free Phone: 1-866-581-0512
E-mail: contactus@kingsdaleshareholder.com Facsimile: 416-867-2271 Toll Free Facsimile: 1-866-545-5580 Outside North America, Banks and Brokers Call Collect: 416-867-2272

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SUMMARY OF THE OFFER

This summary highlights information more fully discussed elsewhere in the Offer and Circular. This summary is not intended to be complete and is qualified by reference to the more detailed information contained in those documents. Sennen Shareholders are urged to read the more detailed information about Liberty Silver, the Offer and the Liberty Silver Shares provided elsewhere in the Offer and Circular and in the documents incorporated by reference. Capitalized terms used in this summary, where not otherwise defined herein, are defined in the Section entitled “Glossary” below.

The Offer

The Offeror is offering, on the terms and subject to the conditions of the Offer, to purchase all of the issued and outstanding Sennen Shares (other than those beneficially owned, directly or indirectly, by Liberty Silver and its affiliates), including any Sennen Shares that may become issued and outstanding after the date of this Offer but prior to the Expiry Time upon the exercise of any Sennen Options or other securities of Sennen that are convertible into or exchangeable or exercisable for Sennen Shares, on the basis of 0.28 of a Liberty Silver Share for each Sennen Share.

Assuming that all Sennen Options are exercised and that all of the Sennen Shares that are issued and outstanding as of July 13, 2012 are tendered to the Offer and that Liberty Silver takes up and pays for such Sennen Shares under this Offer, Liberty Silver will issue an aggregate of 18,702,155 Liberty Silver Shares.

See Section 1 of the Offer, “The Offer”.

Liberty Silver

Liberty Silver is focused on exploring and developing mineral properties located in North America, with a focus on precious metals. Liberty Silver is led by an experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects by utilizing a mitigated risk approach to production, increasing resources on its current properties, and by acquiring new advanced properties with strong economic potential to increase their resource base.  Liberty Silver’s strategic focus is to be a consolidator of junior precious metals companies through accretive acquisitions using its mitigated risk approach.

Liberty Silver’s flagship project is the Trinity silver project, located in Pershing County, Nevada, USA (the “Trinity Silver Project” or “Trinity”). Liberty Silver has the right to earn a 70% joint venture interest in the 10,476 acre Trinity property from Renaissance Gold Inc. (“Renaissance”) pursuant to the terms of an earn-in agreement. Renaissance acquired its rights to the Trinity property from Newmont USA Limited, a Delaware corporation doing business in the State of Nevada as “Newmont Mining Corporation” (“Newmont”), and Liberty Silver is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont.

Liberty Silver’s common shares are listed on the TSX and are quoted on the OTCBB under the symbol “LSL” and “LBSV”, respectively.

Liberty Silver is a company organized under the laws of the State of Nevada. Its principal offices are located at Suite 2330, 181 Bay Street, Toronto, Ontario, Canada M5J 2T3 and the phone number is (888) 749-4916. The registered and records office is located at 1802 North Carson Street, Suite 108, Carson City, Nevada, USA 89701.

Liberty Silver is a reporting issuer or the equivalent in Ontario and files its continuous disclosure documents with the relevant Canadian securities regulatory authorities. Such documents are available at www.sedar.com. Liberty Silver is also a reporting issuer in the U.S. and files its periodic reports with the SEC.  Such documents are available at www.sec.gov. See Section 1 of the Circular, “Liberty Silver”.

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Sennen

Sennen is a natural resource company engaged in the acquisition and exploration of mineral properties. Sennen is considered to be in the exploration stage with respect to its current assets. Sennen’s current exploration asset is the Hope Bay Oro Project in Nunavut. The Hope Bay Oro Project is being funded by Sennen as part of an option agreement with North Arrow Minerals Inc. to earn a 60% interest in the property by funding a $5 million exploration program over a five-year period.

The Sennen Shares are listed and posted for trading on the TSXV under the symbol “SN”.

Sennen is incorporated under the laws of British Columbia and its corporate administrative office is located at Suite 408, 837 West Hastings Street, Vancouver, British Columbia V6C 3N6. The telephone number for its corporate and administrative office is (604) 685-6851.

See Section 2 of the Circular, “Sennen”.

Purpose of the Offer

The purpose of the Offer is to enable Liberty Silver to acquire all of the outstanding Sennen Shares.

If permitted by applicable laws, Liberty Silver intends to cause Sennen to apply to delist the Sennen Shares from the TSXV as soon as practicable after completion of the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction. In addition, if permitted by applicable laws, subsequent to the completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, Liberty Silver intends to cause Sennen to cease to be a reporting issuer under the securities laws of Alberta and British Columbia.

Rationale for the Offer

Liberty Silver believes the acquisition of Sennen will be accretive and beneficial to Liberty Silver. Liberty Silver expects to benefit from Sennen’s financial resources and from increased critical mass during a period of relatively weak capital markets for junior resource companies. Liberty Silver believes there are eight principal reasons why Sennen Shareholders should tender to the Offer. These eight principal reasons are:

(i) Sennen Shareholders will receive a significant premium above the current trading price of the Sennen Shares

On July 13, 2012, which was the last trading day prior to the date on which Liberty Silver announced its intention to make the Offer, the closing price of the Liberty Silver Shares on the TSX was $0.72. Based on the closing price of Liberty Silver Shares on the TSX on July 13, 2012, the Offer represents a premium of approximately 47.3% over the closing price of the Sennen Shares on the TSXV (based on the volume-weighted average trading price of the Sennen Shares for the 20 trading days ended July 13, 2012, being $0.135).  This is larger in comparison to the average take-over bid premium paid for mining companies listed on the TSX and TSXV over the past 12 months of 34.8% (based on the 20-day volume-weighted average trading price at the time of announcement of the offer). Prior to the announcement of Liberty Silver’s intention to make the Offer for Sennen, Sennen Shares had not closed on the TSXV above the implied Offer value of $0.20 per share since November 11, 2011.

(ii) Sennen Shareholders will gain exposure to Liberty Silver’s seasoned management team and accomplished independent board of directors

Sennen Shareholders will gain exposure to Liberty Silver’s management team and board of directors, which are comprised of sophisticated and highly experienced individuals who possess the diverse and relevant skill sets required to not only manage current operations, challenges and opportunities, but to also identify, fund, manage and promote future growth opportunities that will be facilitated in part by future cash flow from the Trinity Silver Project.

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Liberty Silver has attracted individuals with the specific skill sets required to take the Trinity Silver Project through to the production stage, as well as to source accretive acquisitions. Additionally, Liberty Silver has augmented the quality of the board with independent members that have strong financial, accounting and corporate governance backgrounds to ensure effective fiscal management and reporting controls.

Each member of Liberty Silver’s board possesses extensive experience in his respective field of expertise. Recently, independent director Paul Haggis was appointed Chairman of Canadian Pacific Railway Limited. This is an example of the board members’ reputation and the industry’s trust in their capabilities to lead an organization and create value for shareholders.

(iii) Sennen’s Shareholders will gain exposure to a management team and board of directors whose interests are closely aligned with shareholders’ interests

Upon the completion of the Offer, Liberty Silver will arrange to replace the management and board of directors of Sennen with a management team and slate of directors committed to supporting and enhancing the shareholder value of both entities. A principal difference between Liberty Silver’s and Sennen’s management and board of directors is illustrated in their respective ownership and investment in their companies. Liberty Silver’s board members’ and managements’ personal investments total approximately 30% of the Liberty Silver Shares outstanding as at March 31, 2012, in comparison to Sennen’s existing management and board of directors who, in the aggregate, appear to own less than approximately 7.5% of the Sennen Shares outstanding.

Additionally, the operational management team at Liberty Silver (comprising of the Chairman & CEO, President & COO, CFO and VP Exploration) have no other outside operational interests. In contrast, Sennen’s Ian Rozier and Barbra Dunfield each have operational interests in at least one other company outside of Sennen. In addition to being President, CEO, and Director of Sennen, Ian Rozier also serves as President, CEO, and Director of Newport Explorations Ltd., and President, CEO and Director of Eastern Platinum Limited. In additional to serving as the CFO and Secretary of Sennen, Barbra Dunfield serves as Director and Chief Financial Officer of Newport Explorations Ltd. We believe that Sennen Shareholders who exchange their Sennen Shares for Liberty Silver Shares under this Offer will benefit from, among other things, the full-time approach to management taken by Liberty Silver’s management team.

(iv) Sennen Shareholders will benefit from Liberty Silver’s mitigated risk approach to selecting and advancing an expected growing number of unique mining opportunities

Liberty Silver’s goal is to find mineral exploration properties that provide the company and its shareholders with the best opportunity for success with the lowest degree of risk. In order to accomplish this goal, Liberty Silver has developed a scoring grid to analyze each potential opportunity. This analytic tool provides discipline and allows management to identify property attributes that could potentially impact future success and weigh them against other factors in order to manage risk and reward for Liberty Silver and its shareholders.

The Trinity Silver Project is an example of Liberty Silver’s mitigated risk approach. The first step in this process concerning the Trinity Silver Project was to locate a property in an area that Liberty Silver considered to be a mining-safe political jurisdiction. Other areas of risk mitigation included: (i) building a full-time, committed and results-oriented management team; (ii) before undertaking the Trinity Silver Project, completing a third party “fatal flaw” assessment that ensured there were no environmental, archaeological, native peoples, land use, reclamation, water, air, claim validity or permitting issues; (iii) determining the proven mineability of the property, with an emphasis on permits, metallurgy, site access and environmental issues; (iv) completing the Trinity Technical Report (focused primarily on the existing pit area and based on historic drilling data); (v) employing historical data and recent geophysical surveys to confirm eight exploration targets and two extensions from the original mine (not included in the Trinity Technical Report); and (vi) ensuring the ability to quickly move to production if unstable market conditions preclude traditional means of financings to further develop the property.

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Liberty Silver’s approach to the selection and development of its mineral properties is unlike Sennen’s, which may entail spending capital and time on projects that are ultimately abandoned due to fatal flaws with respect to the properties.

Liberty Silver’s proven track record

Liberty Silver has met its benchmarks over the last two years and, most recently, during this past year, when the climate of capital markets has been especially challenging. Over the past two years, Liberty Silver has raised an aggregate of $6.1 million in the capital markets. This indicative of the confidence that the capital markets place in Liberty Silver’s management and board of directors. Additionally, during the past year, Liberty Silver graduated to the TSX main board and also attained various goals and milestones set by management for Liberty Silver’s drilling and exploration program.

In contrast, Sennen has a history that includes acquiring projects, expending capital and subsequently withdrawing from the project. In 2003, Sennen raised $3.2 million to acquire the Makapa Gold Project in northwest Guyana. In October 2004, Sennen withdrew from the Makapa Gold Project because the necessary capital needed to construct the mine was considered to be too dilutive to Sennen Shareholders. An October 2004 press release stated “having reviewed the results from diamond drilling … the board of directors has decided that the dilution of the Company resulting from a required financing, and the issuance of shares to the vendors, is not warranted in order to continue with the project based on results to date.” In October 2004, Sennen wrote off $3.43 million in respect of the Makapa Gold Project. In 2010, Sennen purchased an option to acquire an 80% interest in the El Paredon Project in Spain and subsequently spent $1.3 million on exploration. Sennen later announced in January 2012 that it had withdrawn from its option. A January 12, 2012 press release cited “environmental and archaeological issues that exist on the property have precluded expeditious exploration and development of the property”. Sennen wrote off $1.5 million in exploration expenditures in respect of the El Paredon Project.

Sennen is currently funding an exploration drill program at the Hope Bay ORO project to earn a 60% interest in the property. As at January 31, 2012, Sennen has reportedly invested $4.54 million into the project.

Liberty Silver’s review of various media reports regarding Sennen’s exploration track record has caused them to believe that Sennen could benefit from Liberty Silver’s risk mitigation approach to property identification, exploration and development. For example, the June, 2012 issue of Mining Markets magazine stated that “gold producers Newmont Mining and Agnico-Eagle are collectively writing off more that than $2 billion in investments in Nunavut”, implying that this region may not be as profitable as Sennen may anticipate.

Newmont Mining Corporation acquired its Hope Bay project through its acquisition of Miramar Mining Corporation four years ago for approximately $1.5 billion. The project is one of the largest undeveloped gold projects in North America, but despite engaging in 230,000 meters of drilling, Newmont Mining Corporation was unable to bring any of the belt’s deposits into the reserve category. After experiencing additional problems securing land tenure, Newmont Mining Corporation elected to write down its $1.6 billion investment (Newmont Mining Corporation, December 31, 2011 Annual Report, page 84). In view of the fact that Newmont Mining Corporation has suspended work on its nearby Hope Bay project, Liberty Silver expects Sennen may decide to temporarily cease spending additional capital on its Hope Bay ORO project.

(v) Sennen Shareholders will be able to experience the upside of Liberty’s Trinity Silver Project in mining-friendly Pershing County, Nevada

Liberty Silver’s current principal asset is its right to earn a 70% joint venture interest in the Trinity Silver Project, located approximately 23 miles northwest of Lovelock, Nevada, USA, from Renaissance Gold Inc. (“Renaissance”) pursuant to the terms of an earn-in agreement. Renaissance acquired its rights to the Trinity property from Newmont, and Liberty Silver is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont.

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The Trinity Silver Project property has multiple exploration targets in addition to the current NI 43-101 compliant inferred resource and extensions to the old pit, in which phase 1 drilling has been completed.  Of these silver exploration target areas, two have footprints that are significantly larger than the mined silver oxide deposit.  Furthermore, Liberty Silver management also estimate that the Trinity Silver Project has 400,000 tons of ~1oz/t oxide previously mined and ready for leaching if metallurgical tests provide positive confirmation.

(vi) Liberty Silver has an outstanding joint-venture partner for its Trinity Silver Project  in Renaissance Gold Inc.

Renaissance is Liberty Silver’s joint venture partner for the Trinity Silver Project.  Renaissance is a gold and silver exploration company that has a large portfolio of exploration projects in Nevada, Utah, Argentina and Spain. Many of the projects are centered around exploration earn-in agreements with industry partners who provide exploration funding. Renaissance applies the extensive exploration experience and high-end technical skills of its founders and team members to search for and acquire new precious metal exploration projects that are then offered for joint venture.

(vii) Sennen Shareholders will receive shares that trade on the TSX main board

Upon completion of the Offer, Sennen Shareholders who accept the Offer will hold shares of an issuer listed on the TSX as opposed to their current Sennen Shares, which trade on the TSXV. Advantages of a TSX listing may include increased trading volume and liquidity, decreased share price volatility, improved disclosure standards and increased corporate governance requirements. Sennen Shareholders who tender to the Offer will be receiving shares that have a broader potential investor base and more perceived prestige from a public listing perspective than their current shares.

(viii) Liberty Silver’s recent drill results make it a potential acquisition target whereby a future control premium may be paid to its shareholders

As at July 9, 2012, 18 vertical drill holes were completed on the Trinity Silver Project to depths of up to 1,500 feet in rhyolite and underlying metasedimentry host rocks by reverse circulation for a total of 20,030 feet. Drilling tested parts of five geographic domains in the vicinity of the southern end of the Trinity open pit mine and the Trinity Technical Report resource area. Sixteen of the 18 holes intercepted sample intervals greater than 1 opt Ag with grades as high as 15 opt Ag. Sulfide zone samples contain up to 11.9 opt Ag, 1.7 % Pb and 1.6 % Zn. This drilling provides additional evidence that the Trinity Silver Project is a large, high quality asset that provides a relatively low-risk opportunity to further expand the known resource.

Liberty Silver management believes that these recent drill results further enhance the upside potential for the Trinity Silver Project and thereby the attractiveness of Liberty Silver as a future acquisition target.

Liberty Silver’s Vision for Itself

The following is Liberty Silver’s vision statement:

•

Through utilizing the extensive M&A experience of Liberty Silver’s board of directors and management, Liberty Silver aims to become a widely-recognized leading mining company through selective diligent and accretive consolidation of risk mitigated precious metals properties.

•

Depressed valuations for junior mining companies combined with healthy precious metals prices have resulted in an environment ideal for M&A activity, which Liberty Silver plans to exploit.  In particular:

o

despite the underlying long-term optimism for precious metals, many junior mining companies’ share prices have lagged;

o

junior mining companies have seen a precipitous drop in their share prices as some management teams have consistently overpromised and under-delivered;

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o

many companies with promising and relatively lower-risk projects are now undervalued, creating opportunities for companies with the expertise and resources to take control and consolidate such companies and thereby create greater synergies and improve corporate governance procedures; and

o

challenging equity market conditions and an uncertain macro-economic backdrop have reduced many investors’ willingness to take risk and, as a result, many junior mining companies are finding it difficult to secure the financing necessary to advance their projects.  Liberty Silver believes that it is well-positioned to source, evaluate and fund future projects through its mitigated risk approach.

•

Liberty Silver expects to become a leading entity driving consolidation in the junior precious metals mining space and profitably developing selected mitigated risk properties:

o

Liberty Silver has two full time geologists on staff with over 80 years of combined experience sourcing and evaluating exploration and development assets; and

o

Liberty Silver has made a strategic investment in a mitigated risk silver project, the Trinity Silver Project.  Liberty Silver believes that the project has significant upside. The price of silver continues to perform and the size and scale of the project is forecast to grow under Liberty Silver’s management.

•

Liberty Silver has assembled a board of directors comprised of recognized and accomplished leaders in Canada’s capital markets and mining communities.  In particular:

o

these directors collectively hold management, director and chairman positions in a diverse range of Canadian companies;

o

the board of directors of Liberty Silver has, collectively over their careers, served as managers and directors of over 60 other firms and organizations. These include: UBS Global Asset Management, Bank of America Merrill Lynch, CIBC, Canadian Pacific Railway Limited, Borealis Capital Corp, Manulife Financial Corporation, the Ontario Municipal Employees Retirement System, Lithium Americas Corp., and numerous mining and metal companies;

o

the board of directors of Liberty Silver has the knowledge and experience to source and close responsible and accretive M&A transactions;

o

certain members of the board of directors of Liberty Silver and Liberty Silver management have global mining experience, including specific mining experience in the State of Nevada; and

o

companies with strong management teams that have significant deal-making experience are typically expected to be awarded a premium in the marketplace.

See Section 4 of the Circular, “Rationale and Benefits of the Offer”.

Conditions of the Offer

The Offeror reserves the right to withdraw the Offer and not take up, purchase or pay for any Sennen Shares deposited under the Offer unless all of the conditions of the Offer contained in Section 2 of the Offer, “Conditions of the Offer”, are satisfied or, where permitted, waived at or prior to the Expiry Time.

These conditions include, among others, the conditions that there being validly deposited under the Offer and not withdrawn at the Expiry Time, Sennen Shares representing not less than 66⅔% of the total outstanding Sennen Shares (calculated on a fully-diluted basis).

See Section 2 of the Offer, “Conditions of the Offer”, for all of the conditions of the Offer.

Treatment of Sennen Options in the Offer

The Offer is made only for outstanding Sennen Shares and not for any Sennen Options or other rights to acquire Sennen Shares. Any holder of such securities who wishes to accept the Offer must, to the extent permitted by the terms thereof and applicable law, fully exercise or convert such securities sufficiently in advance of the Expiry Time of the Offer in order to obtain Sennen Shares that may be deposited in accordance with the terms of the Offer.

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If Liberty Silver takes up and pays for Sennen Shares under the Offer, it currently intends to undertake a Compulsory Acquisition, implement a Subsequent Acquisition Transaction, or take such other action as may be available. If a Subsequent Acquisition Transaction is implemented, it may be structured in a manner so that the holders of Sennen Options will, pursuant to the terms thereof, receive Liberty Silver Shares upon the proper exercise of the Sennen Options. The number of Liberty Silver Shares so issued and the exercise price will reflect the exchange ratio used in the Offer. Alternatively, Liberty Silver may take any other actions available to it to cause the exercise or termination of any remaining Sennen Options.

Treatment of Fractional Shares

Liberty Silver will not issue fractional Liberty Silver Shares. Instead, where a Sennen Shareholder is to receive Liberty Silver Shares as consideration under the Offer and the aggregate number of Liberty Silver Shares to be issued to such Sennen Shareholder would result in a fraction of a Liberty Silver Share being issuable, the number of Liberty Silver Shares to be received by such Sennen Shareholder will be rounded down to the nearest whole number.

Time for Acceptance

The Offer is open for acceptance from the date hereof until 11:59 pm, Eastern Time, on August 21, 2012 or until such later time and date to which the Offeror may extend the Expiry Time of the Offer at its discretion unless the Offer is withdrawn by the Offeror.

See Section 4 of the Offer, “Time for Acceptance”.

Manner of Acceptance

The Offer may be accepted by Sennen Shareholders by delivering certificates representing the Sennen Shares that are being deposited, together with a duly completed and signed Letter of Transmittal, to the offices of the Depositary specified in the Letter of Transmittal at or before the Expiry Time. The Offer will be deemed to be accepted only if the Depositary has actually received these documents at or before the Expiry Time. Sennen Shareholders whose certificates for Sennen Shares are not immediately available may use the procedures for guaranteed delivery set forth in the Notice of Guaranteed Delivery. Sennen Shareholders who wish to accept the Offer and whose Sennen Shares are registered in the name of an investment dealer, stock broker, bank, trust company or other nominee should contact that nominee for assistance in order to take the necessary steps to be able to deposit such Sennen Shares under the Offer. Intermediaries have likely established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Sennen Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Sennen Shareholders may accept the Offer by following the procedures for book-entry transfer established by CDS and DTC, provided that a Book-Entry Confirmation is received by the Depositary at its principal office in Toronto, Ontario, prior to the Expiry Time.

See Section 5 of the Offer, “Manner of Acceptance”.

Payment for Deposited Sennen Shares

Upon the terms and subject to the conditions of the Offer, following the Expiry Date, Liberty Silver will take up and pay for Sennen Shares validly deposited under the Offer and not withdrawn, promptly, but in any event within the time periods prescribed by applicable securities laws. Any Sennen Shares deposited under the Offer after the first date on which Sennen Shares have been taken up by Liberty Silver will be taken up and paid for not later than ten days after deposit.

See Section 3 of the Offer, “Take-Up and Payment for Deposited Sennen Shares”.

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Right to Withdraw Deposited Sennen Shares

All deposits of Sennen Shares under the Offer are irrevocable unless withdrawn by or on behalf of the depositing Sennen Shareholder at any time before the Sennen Shares have been taken up by the Offeror pursuant to the Offer and in the other circumstances discussed in Section 8 of the Offer, “Right to Withdraw Deposited Sennen Shares”.

Acquisition of Sennen Shares Not Deposited Under the Offer

If within four months after the date of the Offer, the Offer is accepted by Sennen Shareholders who in the aggregate hold not less than 90% of the issued and outstanding Sennen Shares, and Liberty Silver acquires or is bound to take up and pay for such Deposited Equity under the Offer, Liberty Silver may, at its option, acquire the remaining outstanding Sennen Shares that are held by those persons who did not accept the Offer pursuant to a Compulsory Acquisition. If a Compulsory Acquisition is not available or Liberty Silver chooses not to avail itself of such statutory right of acquisition, Liberty Silver may, at its option, pursue other means of acquiring the remaining Sennen Shares not tendered under the Offer pursuant to a Subsequent Acquisition Transaction. If Liberty Silver proposes a Subsequent Acquisition Transaction, Liberty Silver intends to cause the Sennen Shares acquired under the Offer to be voted in favour of such a Subsequent Acquisition Transaction and, to the extent permitted by applicable laws, to be counted as part of any minority approval that may be required in connection with such transaction. The timing and details of such a Subsequent Acquisition Transaction, if any, will necessarily depend on a variety of factors, including the number of Sennen Shares acquired pursuant to the Offer. If, after taking up Sennen Shares under the Offer, Liberty Silver owns at least 66⅔% of the outstanding Sennen Shares on a fully-diluted basis and sufficient votes are cast by “minority” holders to constitute a majority of the “minority” pursuant to MI 61-101, Liberty Silver should own sufficient Sennen Shares to be able to effect a Subsequent Acquisition Transaction. See Section 10 of the Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer”.

Shareholders who do not deposit their Sennen Shares under the Offer will not be entitled to any right of dissent or appraisal. However, Sennen Shareholders who do not deposit their Sennen Shares under the Offer may have certain rights of dissent in the event Liberty Silver acquires such Sennen Shares by way of a Compulsory Acquisition or Subsequent Acquisition Transaction, including the right to seek judicial determination of the fair value of their Sennen Shares. See Section 10 of the Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer”.

Certain Canadian Federal Income Tax Considerations

Generally, Sennen Shareholders resident in Canada who hold their Sennen Shares as capital property for purposes of the Tax Act and who dispose of such shares to Liberty Silver under the Offer will realize a capital gain or a capital loss as a result of the exchange of their Sennen Shares for Liberty Silver Shares pursuant to the Offer.

Generally, Sennen Shareholders not resident in Canada for purposes of the Tax Act who hold their Sennen Shares as capital property for purposes of the Tax Act and who dispose of such shares to Liberty Silver under the Offer will realize a capital gain or capital loss as a result of the exchange of their Sennen Shares for Liberty Silver Shares pursuant to the Offer. With respect to any capital gain realized on the sale of Sennen Shares to Liberty Silver under the Offer, the gain will not be subject to tax pursuant to the Tax Act unless those shares constitute “taxable Canadian property” (within the meaning of the Tax Act) to such Sennen Shareholders and the gain is not exempt pursuant to an applicable income tax treaty.

The foregoing is a brief summary of Canadian federal income tax consequences only and is qualified by the more detailed general description of Canadian federal income tax considerations under “Certain Canadian Federal Income Tax Considerations” in Section 18 of the Circular. Sennen Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of a sale of Sennen Shares pursuant to the Offer or a disposition of Sennen Shares pursuant to any Compulsory Acquisition or Subsequent Acquisition Transaction.

Certain U.S. Federal Income Tax Considerations

Subject to the passive foreign investment company rules discussed below, a U.S. Holder (as defined below, see Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”) who holds Sennen Shares as a capital

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9

asset will not recognize gain or loss on the exchange of his Sennen Shares for Liberty Silver Shares if the exchange constitutes a qualified reorganization under U.S. federal income tax law. Instead, he will carry over his tax basis (and his holding period) in the Sennen Shares surrendered to the Liberty Silver Shares received.

If the exchange does not qualify as a tax-deferred reorganization, then, subject to the passive foreign investment company rules discussed below, a U.S. Holder will have a capital gain or loss on the exchange, equal to the difference between the cost of the Sennen Shares surrendered and the fair market value of the Liberty Silver Shares received. The gain or loss will be long-term gain (and subject to a reduced tax rate) or long-term loss if the Sennen Shares have been held for more than one year at the time of the closing of the Offer; otherwise it will be short-term gain (taxable as ordinary income) or short-term loss.

If Sennen were to constitute a passive foreign investment company for any taxable year during which a U.S. Holder held Sennen Shares, then special rules will apply to U.S. Holders. Under these rules, U.S. Holders may realize a gain (but not a loss) on the exchange even if the exchange is a qualified reorganization, and that gain will be taxed at ordinary income tax rates and may be subject to interest, as well.

The foregoing is a brief summary of U.S. federal income tax consequences only. Sennen Shareholders should read carefully the information under “Certain U.S. Federal Income Tax Considerations” in Section 19 of the Circular, which qualifies the summary set forth above. Sennen Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Offer.

Risk Factors Related to the Offer

An investment in Liberty Silver Shares is subject to certain risks. Sennen Shareholders should carefully review the risk factors set out in the Offer and Circular before depositing Sennen Shares pursuant to the Offer. See Section 6 of the Circular, “Risk Factors Related to the Offer”, and the other information contained in, or incorporated by reference into, the Offer and Circular. Additional risks and uncertainties, including those with respect to the proposed combination of Liberty Silver and Sennen upon successful completion of the Offer (including a Compulsory Acquisition or a Subsequent Acquisition Transaction) may also adversely affect Liberty Silver’s business.

Depositary

Liberty Silver has engaged Kingsdale Shareholder Services Inc. to act as Depositary for the receipt of certificates in respect of Deposited Equity and related Letters of Transmittal and Notices of Guaranteed Delivery deposited under the Offer and for the payment for Sennen Shares purchased by Liberty Silver pursuant to the Offer. The Depositary will receive reasonable and customary compensation from Liberty Silver for its services relating to the Offer and will be reimbursed for certain out-of-pocket expenses. Liberty Silver has also agreed to indemnify the Depositary for certain liabilities, including liabilities under securities laws, and expenses in connection with the Offer.

Information Agent

Liberty Silver has retained Kingsdale Shareholder Services Inc. to act as Information Agent in connection with the Offer to provide a resource for information for Sennen Shareholders. The Information Agent will receive reasonable and customary compensation from Liberty Silver for services in connection with the Offer and will be reimbursed for certain out-of-pocket expenses.

Financial Advisor

Liberty Silver has retained Byron Capital Markets Ltd. (“Byron Capital”) to act as its financial advisor in connection with the Offer. Byron Capital will receive reasonable and customary compensation from Liberty Silver for services in connection with the Offer and will be reimbursed for certain out-of-pocket expenses. Liberty Silver has also agreed to indemnify Byron Capital against certain liabilities and expenses in connection with the Offer.

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Dealer Manager

Liberty Silver has also engaged the services of Byron Capital to act as dealer manager to solicit acceptances of the Offer. The Dealer Manager will not receive any additional compensation in connection with acting as Dealer Manager, but will be reimbursed for certain reasonable and documented expenses and will be indemnified against certain liabilities, including liabilities under securities laws, in connection with the Offer.

Regulatory Requirement

The Offer will be subject to the approval of the listing of the Liberty Silver Shares issued under this Offer by the TSX, as well as filing requirements with regulatory authorities in Canada and the United States including the SEC.

Liberty Silver has applied to the TSX to list the Liberty Silver Shares that will be issued to Sennen Shareholders in connection with the Offer. Listing will be subject to our fulfillment of all of the applicable listing requirements.

SUMMARY HISTORICAL AND UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The tables set out below include a summary of (i) Liberty Silver’s historical financial information as at and for the fiscal years ended June 30, 2011 and 2010 and as at and for the nine-month period ended March 31, 2012, and (ii) unaudited pro forma consolidated financial information for Liberty Silver giving effect to the proposed acquisition of Sennen as if such had occurred as at March 31, 2012 for the purposes of the pro forma consolidated balance sheet information, and as at April 1, 2011 for the purposes of the pro forma consolidated statement of operations for the twelve months ended March 31, 2012. The historical financial information of Liberty Silver as at and for the fiscal years ended June 30, 2011 and 2010 has been derived from Liberty Silver’s audited financial statements, and the historical financial information of Liberty Silver as at and for the nine-month period ended March 31, 2012 has been derived from Liberty Silver’s unaudited interim financial statements, each of which are incorporated by reference herein and can be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. The historical financial information for Sennen as at and for the fiscal year ended January 31, 2012 has been derived from Sennen’s audited consolidated financial statements, which can be found on SEDAR at www.sedar.com. See note 1 of the unaudited pro forma consolidated financial statements attached as Schedule “A” to the Offer and Circular for information as to how the pro forma consolidated financial statements were derived.

The summary unaudited pro forma consolidated financial statement information set forth below should be read in conjunction with the unaudited pro forma consolidated financial statements of Liberty Silver and the accompanying notes thereto attached as Schedule “A” to the Offer and Circular. The summary unaudited pro forma consolidated financial statement information for Liberty Silver gives effect to the proposed acquisition of Sennen as if such had occurred as at March 31, 2012 for the purposes of the pro forma consolidated balance sheet information, and as at April 1, 2011 for the purposes of the pro forma consolidated statements of operations for the twelve months ended March 31, 2012. In preparing the unaudited pro forma consolidated financial statement information, management of Liberty Silver has made certain assumptions that affect the amounts reported in the unaudited pro forma consolidated financial statement information. The summary unaudited pro forma consolidated financial information is not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from the pro forma information presented below. No attempt has been made to calculate or estimate the effect of harmonization of accounting policies or practices between Liberty Silver and Sennen due to the limited publicly available information of Sennen. Any potential synergies that may be realized after consummation of the transaction have been excluded from the unaudited pro forma consolidated financial statement information. The unaudited pro forma consolidated financial statement information set forth below is extracted from and should be read in conjunction with the unaudited pro forma consolidated financial statements of Liberty Silver and accompanying notes attached as Schedule “A” to the Offer and Circular.

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Summary of Historical Financial Information of Liberty Silver

Nine-month period ended March 31, 2012 and fiscal years ended June 30, 2011 and 2010*

Nine months ended March 31, 2012	Year ended June 30, 2011	Year ended June 30, 2010
Net Revenues …………………………………………………... -	-	-
Expenses and other items …………………………….. 3,749,123	1,464,253	818,582
Comprehensive loss for the year ….………………... (3,749,123)	(1,464,253)	(818,582)
Loss per share - basic and fully diluted …………………... (0.05)	(0.02)	(0.01)
Total assets …………………………………….……... 3,084,869	124,528	769,279
Total long-term financial liabilities ……………………………. -	-	-

* Note: all historical amounts shown above are in US Dollars

Summary of Unaudited Pro Forma Consolidated Financial Information of Liberty Silver

Pro forma consolidated balance sheet information as of March 31, 2012

March 31, 2012 ($CDN)
Current assets ………………………..………………. 17,756,917
Property and equipment …………………………........… 159,052
Total assets ……………………………….…….…… 17,915,969
Total liabilities …………………………….….....……… 446,505
Stockholders' equity ………………….……….……... 17,469,464

Pro forma consolidated statements of operation information for twelve months ended March 31, 2012

Twelve months ended March 31, 2012 ($CDN)
Net revenues …………………………………………………….…………….... -
Expenses and other items ………………………....…… 6,232,544
Comprehensive loss for the year ………..…………… (6,232,544)
Loss per share - basic and fully diluted …….……………… (0.07)

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GLOSSARY

In the Offer and Circular, unless the context otherwise requires, the following terms have the meanings set forth below.

“10-K” means Liberty Silver’s annual report for the fiscal year ended June 30, 2011 and filed on SEDAR on December 21, 2011.

“10-Q” means Liberty Silver’s quarterly report for the fiscal period ended March 31, 2012 dated May 10, 2012 and filed on SEDAR on May 10, 2012.

“affiliate” has the meaning given to it in the Securities Act (Ontario).

“Agent’s Message” means a message transmitted through electronic means by DTC in accordance with the normal procedures of DTC and the Depositary to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgement from the participant in DTC depositing the Sennen Shares which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal as if executed by such participant and that the Offeror may enforce such agreement against such participant.

“allowable capital losses” has the meaning given to it in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Shareholders Resident in Canada – Taxation of Capital Gains and Losses on the Exchange and on the Disposition of Liberty Silver Shares”.

“Appointee” has the meaning given to it in Section 5 of the Offer, “Manner of Acceptance – Power of Attorney”.

“Appropriate Regulatory Approvals” means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities required in connection with the commencement of the Offer or the consummation of the Offer.

“associate” has the meaning given to it in the Securities Act (British Columbia).

“BCCA” means the Business Corporations Act (British Columbia).

“Book-Entry Confirmation” means confirmation of a book-entry transfer of a shareholder’s Sennen Shares into the Depositary’s account at CDS and DTC, as applicable.

“business day” means any day of the week other than a Saturday, Sunday or a statutory or civic holiday observed in Toronto, Ontario, Canada or Vancouver, British Columbia, Canada or federal holiday observed in the United States.

“Byron Capital” means Byron Capital Markets Ltd.

“Canada-U.S. Tax Convention” has the meaning given to it in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations – Scope of This Disclosure”.

“CDS” means the CDS Clearing and Depository Services Inc.

“CDSX” means the CDS on-line tendering system pursuant to which book-entry transfers may be effected.

“Circular” means the take-over bid circular accompanying the Offer, including the Annexes attached thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

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“Combined Company” means the combined business of Liberty Silver and Sennen as contemplated herein.

“Compulsory Acquisition” has the meaning given to it in Section 10 of the Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer – Compulsory Acquisition”.

“Court” has the meaning given to it in Section 10 of the Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer – Compulsory Acquisition”.

“CRA” has the meaning given to it in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations”.

“Dealer Manager” means Byron Capital.

“Depositary” or “Depositary & Information Agent” means Kingsdale Shareholder Services Inc.

“Deposited Equity” has the meaning given to it in Section 5 of the Offer, “Manner of Acceptance – Dividends and Distributions”.

“Dissenting Offeree” has the meaning given to it in Section 10 of the Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer – Compulsory Acquisition”.

“Distributions” has the meaning given to it in Section 5 of the Offer, “Manner of Acceptance – Dividends and Distributions”.

“DTC” means Depositary Trust & Clearing Corporation.

“Effective Date” means the date on which Liberty Silver first pays for Sennen Shares deposited under the Offer.

“Eligible Institution” means a Canadian Schedule I chartered bank, a major trust company in Canada, a member of a Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are typically members of a recognized stock exchange in Canada or the United States, members of the Investment Dealers Association of Canada, members of the Financial Industry Regulatory Authority or banks or trust companies in the United States.

“Expiry Date” means August 21, 2012 or such other date as is set out in a notice of change or a notice of variation of the Offer issued at any time and from time to time extending the period during which Sennen Shares may be deposited under the Offer, provided that, if such day is not a business day, then the Expiry Date will be the next business day. See Section 6 of the Offer, “Extensions, Variations and Changes to the Offer”.

“Expiry Time” means 11:59 pm, Eastern Time, on the Expiry Date or such other time as is set out in a notice of change or a notice of variation of the Offer issued at any time and from time to time. See Section 6 of the Offer, “Extensions, Variations and Changes to the Offer”.

“forward-looking statements” has the meaning given to it in “Cautionary Statements Regarding Forward-Looking Information”.

“fully-diluted basis” means, with respect to the number of outstanding Sennen Shares at any time, the number of Sennen Shares that would be outstanding if all rights to acquire Sennen Shares were exercised, including for greater certainty, all Sennen Shares issuable upon the exercise of Sennen Options, whether vested or unvested.

“Governmental Entity” means (a) any supranational, national, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, administrative agency, commission, board, bureau or agency, domestic or foreign; (b) any subdivision, agent, commission, board, or authority of any of the foregoing; (c) any self-regulatory authority; (d) the TSX; (e) OTCBB

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or (f) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

“HSR Act” has the meaning given to it in Section 17 of the Circular, “Regulatory Matters”.

“including” (or “includes”) means including (or includes) without limitation.

“Information Agent” means Kingsdale Shareholder Services Inc.

“IRS” means Internal Revenue Service.

“laws” means all laws, by-laws, statutes, rules, regulations, principles of law, policies, orders, ordinances, decisions, declarations, rulings, directives, judgments, decrees or other requirements of any Governmental Entity and the terms and conditions of any grant of approval, permission, authority or license of any Governmental Entity, which, for greater certainty, shall include the laws of Canada and the United States of America, and the term “applicable” with respect to such laws and in a context that refers to one or more persons, means such laws as are applicable to such person or its business, undertaking, property or securities and emanate from a person having jurisdiction over the person or persons or its or their business, undertaking, property or securities.

“Letter of Transmittal” means the letter of acceptance and transmittal in the form accompanying the Offer and Circular (printed on YELLOW paper) or a facsimile thereof.

“Liberty Silver” means Liberty Silver Corp., a Nevada corporation and, where the context requires, its subsidiaries.

“Liberty Silver Shares” means common shares in the capital of Liberty Silver.

“Material Adverse Effect” means, in respect of any person, any effect, change, event, occurrence or state of facts, that is, or could reasonably be expected to be, material and adverse to the business, properties, assets, liabilities (including any contingent liabilities that may arise through outstanding, pending, or threatened litigation or otherwise), capitalization, condition (financial or otherwise), operations, licenses, permits, results of operations, prospects, articles, by-laws, rights or privileges of the relevant person, other than any effect, change, event, occurrence or state of facts: (i) relating solely to general political, economic or financial conditions; (ii) relating solely to the state of securities or commodities markets in general; (iii) solely attributable to the announcement of the transactions contemplated herein; or (iv) relating solely to the industries in which Sennen and its subsidiaries operate in general.

“MI 61-101” means Multilateral Instrument 61-101 – “Protection of Minority Security Holders in Special Transactions”.

“Minimum Tender Condition” means that there will have been validly deposited under the Offer and not withdrawn at the Expiry Time that number of Sennen Shares which constitutes at least 66⅔% of the issued and outstanding Sennen Shares (calculated on a fully-diluted basis).

“Newmont” means Newmont USA Limited, a Delaware corporation doing business in the State of Nevada as “Newmont Mining Corporation”.

“NI 43-101” means Canadian National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

“Non-Resident Holder” has the meaning given to it in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Shareholders Not Resident in Canada”.

“non-U.S. Holder” has the meaning given to it in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations – Scope of This Disclosure”.

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“Notice of Guaranteed Delivery” means the notice of guaranteed delivery (printed on GREEN paper) in the form accompanying the Offer and Circular or a facsimile thereof.

“Offer” means Liberty Silver’s Offer to purchase the Sennen Shares made hereby.

“Offer and Circular” means the Offer and the Circular, collectively.

“Offered Consideration” means the consideration to be paid by Liberty Silver for the Sennen Shares taken up under the Offer or 0.28 of a Liberty Silver Share for each Sennen Share tendered.

“Offeror” means Liberty Silver.

“Offeror’s Notice” has the meaning given to it in Section 10 of the Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer – Compulsory Acquisition”.

“OTCBB” means the OTC Bulletin Board.

“person” includes an individual, partnership, association, body corporate, joint venture, business organization, trustee, executor, administrator, legal representative, government (including any Governmental Entity) or any other entity, whether or not having legal status.

“PFIC” has the meaning given to it in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations – Certain U.S. Federal Income Tax Consequences of the Offer”.

“PTOP” means the DTC on-line tendering system pursuant to which book-entry transfers may be effected.

“Purchased Securities” has the meaning given to it in Section 5 of the Offer, “Manner of Acceptance – Power of Attorney”.

“QEF Election” has the meaning given to it in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations – Certain U.S. Federal Income Tax Consequences of the Offer”.

“QFC” has the meaning given to it in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations – Certain U.S. Federal Income Tax Consequences of the Offer”.

“Renaissance” means Renaissance Gold Inc.

“Reorganization” has the meaning given to it in Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations – Certain U.S. Federal Income Tax Consequences of the Offer”.

“Resident Holder” has the meaning given to it in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Shareholders Resident in Canada”.

“SEC” means the United States Securities and Exchange Commission.

“SEDAR” means the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval, which is accessible online at www.sedar.com.

“Sennen” means Sennen Resources Ltd., a corporation existing under the BCCA, and, where the context requires, its subsidiaries.

“Sennen Board of Directors” means the board of directors of Sennen.

“Sennen Option” means an option to purchase Sennen Shares granted under the Sennen Resources Ltd. Stock Option Plan approved by Sennen Shareholders on June 28, 2011, as amended.

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“Sennen Shareholder” means a holder of Sennen Shares.

“Sennen Shares” means common shares in the capital of Sennen.

“Soliciting Dealer” has the meaning given to it in Section 22 of the Circular, “Financial Advisor and Dealer Manager”.

“Soliciting Dealer Group” means the group of Soliciting Dealers.

“Subsequent Acquisition Transaction” has the meaning given to it in Section 10 of the Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer – Subsequent Acquisition Transaction”.

“subsidiary” means, with respect to a person, any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes will or might be entitled to vote upon the happening of any event or contingency) are at the time owned or over which voting control or direction is exercised, directly or indirectly, by such person and will include any body corporate, partnership, trust, joint venture or other entity over which such person exercises direction or control or which is in a like relation to a subsidiary.

“Take-Up Date” means a date upon which Liberty Silver takes up or acquires Sennen Shares under the Offer. Liberty Silver reserves the right, to the extent permitted by applicable law, to have multiple Take-Up Dates.

“Tax Act” means the Income Tax Act (Canada) R.S.C. 1985, c.1 (5th supplement), as amended and the regulations thereunder, as amended.

“taxable capital gain” has the meaning given to it in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations – Shareholders Resident in Canada – Taxation of Capital Gains and Losses on the Exchange and on the Disposition of Liberty Silver Shares”.

“trading day” means any day on which trading occurs on the TSX or the OTCBB, as applicable.

“Trinity Silver Project” or “Trinity” has the meaning given to it in “Summary of the Offer – Liberty Silver”.

“Trinity Technical Report” has the meaning given to it in Section 4 of the Circular, “Rationale and Benefits of the Offer”.

“TSX” means the Toronto Stock Exchange.

“TSXV” means the TSX Venture Exchange.

“United States”, “USA” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“U.S. GAAP” means U.S. generally accepted accounting principles.

“U.S. Holder” has the meaning given to it in Section 20 of the Circular, “Certain U.S. Federal Income Tax Considerations – Scope of This Disclosure”.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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 OFFER

July 16, 2012

TO: THE HOLDERS OF SENNEN SHARES

The accompanying Circular, which is incorporated into and forms part of the Offer, contains important information and should be read carefully before making a decision with respect to the Offer. This Offer and the Circular constitute the take-over bid circular required under applicable Canadian securities laws. Capitalized terms used in the Offer but not otherwise defined herein are defined in the section entitled “Glossary” above.

1.

The Offer

The Offeror hereby offers to purchase, upon the terms and subject to the conditions of the Offer, all of the issued and outstanding Sennen Shares (other than those beneficially owned, directly or indirectly, by Liberty Silver and its affiliates), including any Sennen Shares that may become issued and outstanding after the date of this Offer but prior to the Expiry Time upon the conversion, exchange or exercise of any securities of Sennen that are convertible into or exchangeable or exercisable for Sennen Shares, on the basis of 0.28 of a Liberty Silver Share in respect of each Sennen Share.

Each Sennen Shareholder will receive the Offered Consideration in respect of all of the Sennen Shareholder’s Sennen Shares properly deposited under the Offer, subject to adjustment for fractional shares.

Based on the closing price of the Liberty Silver Shares on the TSX on July 13, 2012, the Offer represented a premium of approximately 47.3% over the closing price of the Sennen Shares on the TSXV (based on the volume-weighted average trading price of the Sennen Shares for the 20 trading days ended July 13, 2012, being $0.135).

The Offeror urges you to obtain recent quotations for the Sennen Shares and Liberty Silver Shares before deciding whether or not to tender your Sennen Shares.

The Offer is made only for Sennen Shares and is not made for any Sennen Options or other rights to acquire Sennen Shares.

Any holder of Sennen Options or other rights to acquire Sennen Shares who wishes to accept the Offer should, to the extent permitted by their terms and applicable law, fully exercise or exchange the options or other rights in order to obtain certificates representing Sennen Shares that may be deposited in accordance with the terms of the Offer. Any such exercise or exchange must be made sufficiently in advance of the Expiry Date to ensure such holders that they will have certificates representing Sennen Shares available for deposit prior to the Expiry Date or in sufficient time to fully comply with the procedures referred to in Section 5 of this Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

If any holder of Sennen Options or other securities of Sennen that are convertible into or exchangeable or exercisable for Sennen Shares does not exercise or convert such Sennen Options or other convertible, exchangeable or exercisable securities before the Expiry Time, such Sennen Options or other convertible, exchangeable or exercisable securities will remain outstanding in accordance with their terms and conditions, including with respect to term to expiry, vesting and exercise prices, except that, to the extent permitted, after completion of a Subsequent Acquisition Transaction a Sennen Option may become an option or right to acquire a number of Liberty Silver Shares, as determined in accordance with the terms of the Sennen Option or other convertible, exchangeable or exercisable securities. Alternatively, Liberty Silver may take any other actions available to it to cause the exercise or termination of any remaining Sennen Options.

Fractional Liberty Silver Shares will not be issued in connection with the Offer. Where on any Take-Up Date a Sennen Shareholder is to receive Liberty Silver Shares as consideration for the Offer and the aggregate number of Liberty Silver Shares to be issued to the Sennen Shareholder would result in a fraction of a Liberty Silver Share

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being issued, the number of Liberty Silver Shares to be received by the Sennen Shareholder will be rounded down to the nearest whole number.

Pursuant to U.S. state securities laws, Liberty Silver will not be permitted to take up and pay for Sennen Shares owned by a U.S. resident until the Offer and sale in the state in which such person is resident in has been registered with the applicable state regulatory agency or an exemption from such registration is available. In this regard, Liberty Silver intends to file the appropriate forms to claim an available exemption from registration in each  state in which Sennen Shareholders reside.

The accompanying Circular, which is incorporated into and forms part of the Offer, and the Letter of Transmittal and the Notice of Guaranteed Delivery contain important information that should be read carefully before making a decision with respect to the Offer.

2.

Conditions of the Offer

Notwithstanding any other provision of the Offer, subject to applicable law, and provided that the Offeror may not assert an Offer condition when the condition is triggered by the Offeror’s own action or inaction, the Offeror shall have the right to withdraw the Offer and shall not be required to take up, purchase or pay for, and shall have the right to extend the period of time during which the Offer is open and postpone taking up and paying for, any Sennen Shares deposited under the Offer unless all of the following conditions are satisfied or waived by the Offeror at or prior to the Expiry Time:

(a)

the Minimum Tender Condition;

(b)

any and all government or regulatory approvals (including the Appropriate Regulatory Approvals), waiting or suspensory periods (and any extensions thereof), waivers, permits, consents, reviews, sanctions, orders, rulings, decisions, declarations, certificates and exemptions required by law, policy or practice (including, those of any provincial securities authorities, stock exchanges or other securities regulatory authorities) or shareholder approvals that are, in the Offeror’s reasonable discretion, necessary or advisable to complete the Offer, shall have been obtained, received or concluded or, in the case of waiting or suspensory periods, expired or been terminated, each on terms satisfactory to Liberty Silver, in its sole discretion, acting reasonably;

(c)

no act, action, suit or proceeding shall have been taken or threatened or be pending before or by any Governmental Entity or by any elected or appointed public official or private person (including, by any individual, company, firm, group or other entity), whether or not having the force of law, and no law shall have been proposed, amended, enacted, promulgated or applied, in either case:

(i)

challenging the Offer or the ability of Liberty Silver to make or maintain the Offer;

(ii)

seeking to prohibit, restrict or impose material limitations or conditions on: (A) the acquisition by, or sale to, Liberty Silver of any Sennen Shares; (B) the take up or acquisition of Sennen Shares by Liberty Silver; (C) the issuance and delivery of Liberty Silver Shares in consideration for Sennen Shares taken up or acquired by Liberty Silver; (D) the ability of Liberty Silver to acquire or hold, or exercise full rights of ownership of, any Sennen Shares; (E) the ownership or operation or effective control by Liberty Silver of any material portion of the business, property, assets, licenses or permits of Sennen or its affiliates or subsidiaries or to compel Liberty Silver or its affiliates or subsidiaries to dispose of or hold separate any material portion of the business, property, assets, licenses or permits of Sennen or any of its affiliates or subsidiaries as a result of the Offer; or (F) the ability of Liberty Silver and its affiliates and subsidiaries to complete any Compulsory Acquisition or Subsequent Acquisition Transaction;

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(iii)

seeking to obtain from Liberty Silver, any of its affiliates or subsidiaries, or any director or officer of any of the foregoing, or from Sennen, any of its affiliates or subsidiaries, or any director or officer of any of the foregoing, any material damages directly or indirectly in connection with the Offer;

(iv)

which, if successful, in the reasonable discretion of Liberty Silver, would be reasonably likely to result in a Material Adverse Effect on Sennen or its affiliates or subsidiaries, taken as a whole, if the Offer was consummated; or

(v)

which, if successful, in the reasonable discretion of Liberty Silver, would make uncertain the ability of Liberty Silver and its affiliates and subsidiaries to complete any Compulsory Acquisition or Subsequent Acquisition Transaction;

(d)

there shall not be in effect or threatened any temporary restraining order, preliminary or permanent injunction, cease trade order or other order, decree or judgment issued by any Governmental Entity or other legal restraint or prohibition challenging the Offer or preventing the completion of the Offer or the acquisition of Sennen Shares under the Offer, or any Compulsory Acquisition or Subsequent Acquisition Transaction and there shall not exist any law, nor shall any law have been proposed, enacted, entered, modified, amended, promulgated or applied, nor shall there be in effect, pending or threatened any temporary restraining order, preliminary or permanent injunction or other order or decree issued by any Governmental Entity or other legal restraint or prohibition which would have the effect of prohibiting, restricting, making illegal or imposing material limitations or conditions on: (i) the acquisition by, or sale to, Liberty Silver of any Sennen Shares; (ii) the take up or acquisition of Sennen Shares by Liberty Silver; (iii) the issuance and delivery of Liberty Silver Shares in consideration for Sennen Shares taken up or acquired by Liberty Silver; (iv) the ability of Liberty Silver to acquire or hold, or exercise full rights of ownership of, any Sennen Shares; (v) the ownership or operation or effective control by Liberty Silver of any material portion of the business, property, assets, licenses or permits of Sennen or its affiliates or subsidiaries or to compel Liberty Silver or its affiliates or subsidiaries to dispose of or hold separate any material portion of the business, property, assets, licenses or permits of Sennen or any of its affiliates or subsidiaries as a result of the Offer; or (vi) the ability of Liberty Silver and its affiliates and subsidiaries to complete any Compulsory Acquisition or Subsequent Acquisition Transaction;

(e)

Liberty Silver shall have determined, in its reasonable discretion, that none of the following shall exist or shall have occurred (which has not been cured or waived), or is threatened, (i) any property, right, franchise, concession, permit or licence of Sennen or of any of its affiliates or subsidiaries has been or may be impaired or otherwise adversely affected, whether as a result of the making of the Offer, taking up and paying for Sennen Shares deposited under the Offer, the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction or otherwise, on a basis which might reduce the expected economic value to Liberty Silver of the acquisition of Sennen or make it inadvisable for Liberty Silver to proceed with the Offer and/or with taking up and paying for Sennen Shares deposited under the Offer; (ii) any covenant, term or condition in any of the notes, bonds, mortgages, indentures, licences, leases, contracts, agreements or other instruments or obligations to which Sennen or any of its affiliates or subsidiaries is a party or to which they or any of their properties or assets are subject that might reduce the expected economic value to Liberty Silver of the acquisition of Sennen or make it inadvisable for Liberty Silver to proceed with the Offer and/or taking up and paying for Sennen Shares deposited under the Offer, and/or completing a Compulsory Acquisition or a Subsequent Acquisition Transaction (including, but not limited to, any default, right of termination, acceleration, right of first refusal, pre-emptive right, purchase right, loss of control or operatorship, pricing change or other event that might ensue as a result of Liberty Silver taking up and paying for Sennen Shares deposited under the Offer or completing a Compulsory Acquisition or a Subsequent Acquisition Transaction); or (iii) any undisclosed liability in respect of Sennen;

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(f)

Liberty Silver shall have determined in its reasonable discretion that none of Sennen, any of its affiliates or subsidiaries, or any Governmental Entity or other third party has taken or proposed to take any action or has failed to take any action, or disclosed a previously undisclosed action or event (in each case other than an action or failure to take an action specifically and publicly disclosed by Sennen prior to July 13, 2012), which might reduce the expected economic value to Liberty Silver of the acquisition of Sennen or make it inadvisable for Liberty Silver to proceed with the Offer and/or with the taking up and paying for Sennen Shares under the Offer and/or the completion of a Compulsory Acquisition or Subsequent Acquisition Transaction, including without limiting the generality of the foregoing: (i) any action or event with respect to any agreement, proposal, offer or understanding relating to any sale, disposition or other dealing with any of the assets of Sennen or any of its affiliates (other than any such sale, disposition or other dealing between Sennen and any affiliate of Sennen or in the ordinary course of business consistent with past practice), any issuance of securities (other than in connection with the exercise of Sennen Options or other securities of Sennen that are convertible into or exchangeable or exercisable for Sennen Shares existing on July 13, 2012, in accordance with their terms specifically and as publicly disclosed prior to July 13, 2012) or options or rights to purchase securities, the payment of any dividends or other distributions or payments (except in the ordinary course of business consistent with past practice), any acquisition or transaction causing a reduction in the number of, or authorizing or proposing the acquisition or other reduction in the number of outstanding Sennen Shares or other securities of Sennen or any of its subsidiaries, any incurrence of material debt or project financing or material steps in furtherance of the foregoing, any acquisition from a third party of assets (except in the ordinary course of business consistent with past practice) or securities by Sennen or any of its affiliates, any reorganization of Sennen and its affiliates, or any take-over bid (other than the Offer), merger, amalgamation, statutory arrangement, recapitalization, business combination, share exchange, joint venture or similar transaction involving Sennen or any of its subsidiaries or affiliates or any capital expenditure by Sennen or any of its subsidiaries or affiliates not in the ordinary course of business and consistent with past practice, the making of or committing to make any capital expenditure by Sennen or any of its affiliates or subsidiaries (other than in the ordinary course of business consistent with past practice or in accordance with plans specifically and publicly disclosed by Sennen prior to July 13, 2012), the waiving, releasing, granting, transferring, extinguishing, expropriation or amending of any rights of material value under (A) any existing material contract in respect of any material joint ventures or material properties or projects, or (B) any other material license, lease, permit, authorization, concession, contract, agreement, instrument or other document (other than in the ordinary course of business consistent with past practice and only if so doing would not have a Material Adverse Effect on Sennen or any of its affiliates or subsidiaries); (ii) any change to Sennen’s articles or other constating documents; (iii) adopting, establishing or entering into any new employment, change in control, severance compensation or similar agreement, arrangement or plan with or for one or more of Sennen’s or its affiliates’ or subsidiaries’ employees, consultants, officers or directors not specifically and publicly disclosed by Sennen prior to July 13, 2012; (iv) adopting, establishing or entering into, or amending or making on or after July 13, 2012 grants or awards pursuant to any agreements, arrangements or plans to provide for increased benefits to one or more employees, consultants, officers or directors of Sennen or any of its affiliates or subsidiaries, whether or not as a result of or in connection with the transactions contemplated by the Offer and Circular; (v) except as may be required by law, taking any action to adopt, establish, terminate or amend any employee benefit plan of Sennen or any of its affiliates or subsidiaries; or (vi) any proposal, plan or intention to do any of the foregoing, either publicly announced or communicated by or to Sennen, or any agreement to engage in any of the foregoing;

(g)

Liberty Silver shall have determined, in its reasonable discretion, that there does not exist and that there shall not have occurred any change, effect, event, circumstance, occurrence or state of facts, pending or threatened, on or after July 13, 2012, that has or may have a Material Adverse Effect on Sennen and its affiliates or subsidiaries, taken as a whole and that the Offer, if consummated, shall not trigger a Material Adverse Effect on Sennen and its affiliates and subsidiaries, taken as a whole and Liberty Silver shall not have become aware of any change, effect, event, circumstance, occurrence or state of facts, pending or threatened, on or after July 13, 2012, that, in the reasonable

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discretion of Liberty Silver, has had or may have a Material Adverse Effect on Sennen and its affiliates and subsidiaries, taken as a whole;

(h)

Liberty Silver shall not have become aware of any untrue statements of a material fact, or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made and at the date it was made, in any document filed by or on behalf of Sennen with any securities commission or similar securities regulatory authority in any of the provinces of Canada or in the United States or elsewhere, including any prospectus, registration statement, financial statement, material change report, management proxy circular, feasibility study or technical report (or executive summary thereof), press release or any other document so filed by Sennen, and Sennen shall have disclosed all material changes in relation to Sennen which occurred prior to July 13, 2012 in a non-confidential material change report filed with the British Columbia Securities Commission prior to July 13, 2012; and

(i)

there shall not have occurred or been threatened on or after the date of the Offer: (i) any general suspension of trading in, or limitation on prices for, securities on the TSXV, the TSX or the OTCBB; (ii) any change in the general political, market, economic, social or financial market conditions in Canada or the United States that could, in the reasonable discretion of Liberty Silver, have a Material Adverse Effect on Sennen and its affiliates and subsidiaries, taken as a whole; or (iii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances giving rise to any such condition. The Offeror may, in the Offeror’s sole discretion, waive any of the foregoing conditions, in whole or in part, at any time and from time to time without prejudice to any other rights which the Offeror may have. The failure by the Offeror at any time to exercise any of the foregoing rights will not be deemed to be a waiver of any such right and each such right shall be deemed to be an ongoing right which may be asserted at any time and from time to time. The Offeror reserves the right to withdraw the Offer if, at the Expiry Time, any condition to the Offer remains unsatisfied or has not been waived. Any determination by the Offeror concerning any event or other matter described in the foregoing conditions shall be final and binding on all parties.

Any waiver of a condition or the withdrawal of the Offer will be effective upon written notice or other communication confirmed in writing by the Offeror to that effect to the Depositary at its principal office in Toronto, Ontario. The Offeror, forthwith after giving any such notice, will make a public announcement of such waiver or withdrawal in compliance with applicable securities laws, will cause the Depositary, if required by law, as soon as practicable thereafter to notify Sennen Shareholders in the manner set forth below in Section 11 of this Offer, “Notice and Delivery” and provide a copy of the notice thereof to the TSX and the TSXV (as applicable). In the event that the Offeror waives a material condition to the Offer, the Offeror will disseminate notice of such waiver to Sennen Shareholders in a manner reasonably calculated to inform such holders of such waiver and will allow sufficient time for Sennen Shareholders to consider the effect of such waiver on the Offer. Any notice of waiver will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario. In the event of any waiver, all Sennen Shares deposited previously and not taken up or withdrawn will remain subject to the Offer and may be accepted for purchase by the Offeror in accordance with the terms of the Offer. If the Offer is withdrawn, the Offeror will not be obligated to take up or pay for any Sennen Shares deposited under the Offer and the Depositary will promptly return all Sennen Shares to the parties by whom it was deposited in acceptance of the Offer. See Section 9 of this Offer, “Return of Deposited Securities”.

3.

Take-Up and Payment for Deposited Sennen Shares

Upon the terms and subject to the conditions of the Offer the Offeror will take up and pay for Sennen Shares validly deposited under the Offer and not withdrawn pursuant to Section 8 of this Offer, “Right to Withdraw Deposited Sennen Shares”, promptly, after the Offeror becomes obligated by the terms of the Offer to take up the Sennen

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Shares. Any Sennen Shares deposited under the Offer after the first date on which Sennen Shares have been taken up by the Offeror will be taken up and paid for not later than ten days after deposit.

Subject to applicable law, the Offeror expressly reserves the right in its sole discretion to delay or otherwise refrain from taking up and paying for any Sennen Shares or to terminate the Offer and not take up or pay for any Sennen Shares or terminate the Offer if any condition of the Offer is not satisfied or, where permitted, waived by the Offeror by giving written notice thereof, or other communication confirmed in writing, to the Depositary at its principal office in Toronto, Ontario. The Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for Sennen Shares in order to comply, in whole or in part, with any applicable law.

For the purposes of the Offer, the Offeror will be deemed to have taken up and accepted for payment Sennen Shares validly deposited and not validly withdrawn pursuant to the Offer if, as and when the Offeror gives written notice or other communication confirmed in writing to the Depositary of its acceptance for payment of such Deposited Equity pursuant to the Offer at its principal office in Toronto, Ontario.

The Offeror will pay for Sennen Shares validly deposited under the Offer and not withdrawn by providing the Depositary with the Offered Consideration in the form of sufficient certificates for Liberty Silver Shares for transmittal to persons who have deposited Sennen Shares under the Offer. The Depositary will act as the agent of the persons who have deposited Sennen Shares in acceptance of the Offer for the purposes of receiving the Offered Consideration from the Offeror and transmitting such Offered Consideration to such persons. Receipt of the share certificates representing the Offered Consideration by the Depositary will be deemed to constitute receipt of payment by persons depositing Sennen Shares pursuant to the Offer. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Sennen Shares on the purchase price of Sennen Shares purchased by the Offeror, regardless of any delay in making such payment.

Settlement with each Sennen Shareholder who has validly deposited and not validly withdrawn Sennen Shares under the Offer will be made by the Depositary forwarding a certificate for the Liberty Silver Shares to which such Sennen Shareholder is entitled. Subject to the foregoing and unless otherwise directed by the Letter of Transmittal, the certificates will be issued in the name of the registered Sennen Shareholder of the Sennen Shares so deposited. Unless the person depositing the Sennen Shares instructs the Depositary to hold the certificates representing the Liberty Silver Shares for pick-up by checking the appropriate box in the Letter of Transmittal, the certificate will be forwarded by first class insured mail to such person at the address specified in the Letter of Transmittal. If no such address is specified, the certificates will be sent to the address of the Sennen Shareholder as shown on the securities register maintained by or on behalf of Sennen. Certificates mailed in accordance with this paragraph will be deemed to be delivered at the time of mailing.

If any Deposited Equity is not accepted for payment pursuant to the terms and conditions of the Offer for any reason, of if certificates are submitted for more Sennen Shares than are deposited, certificates for unpurchased Sennen Shares will be returned, at the Offeror’s expense, to the depositing Sennen Shareholder as soon as it is practicable following the termination of the Offer or the conclusion of the Offer, as applicable. Unless otherwise directed in the Letter of Transmittal, certificates representing unpurchased Sennen Shares will be forwarded to the address of the registered Sennen Shareholder as shown on the securities register maintained by Sennen.

Sennen Shareholders depositing Sennen Shares will not be required to pay any fee or commission if they accept the Offer by depositing their Sennen Shares directly with the Depositary. If you own your Sennen Shares through a broker or other nominee and your broker or nominee tenders your Sennen Shares on your behalf, your broker or nominee may charge you a fee for doing so.

4.

Time for Acceptance

The Offer is open for acceptance from the date hereof, unless extended or withdrawn by the Offeror upon the failure of one or more conditions to the Offer in accordance with applicable law, until 11:59 pm, Eastern Time, on August 21, 2012.

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See Section 6 of this Offer, “Extensions, Variations and Changes to the Offer”.

5.

Manner of Acceptance

Letter of Transmittal

The Offer may be accepted by Sennen Shareholders by depositing the following documents with the Depositary at any of the offices specified in the Letter of Transmittal no later than the Expiry Time:

(a)

a Letter of Transmittal, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal;

(b)

the certificate(s) representing the Sennen Shares in respect of which the Offer is being accepted (or Notice of Guaranteed Delivery); and

(c)

any other documents required by the instructions set out in the Letter of Transmittal.

The Offer will be deemed to be accepted only if the Depositary has actually received these documents at or before the Expiry Time at one of the addresses for the Depositary indicated on the Letter of Transmittal.

Sennen Shareholders who cannot comply on a timely basis with these procedures for deposit of the requisite certificates for Sennen Shares may deposit certificates representing Sennen Shares pursuant to the procedure for guaranteed delivery described below.

In addition, Sennen Shares may be deposited under the Offer in compliance with the procedures for guaranteed delivery set out below under the heading “Procedure for Guaranteed Delivery” or in compliance with the procedures for book-entry transfers set out below under the heading “Acceptance by Book-Entry Transfer”.

Signature Guarantees

No signature guarantee is required on the Letter of Transmittal if:

(a)

the Letter of Transmittal is signed by the registered owner of the Sennen Shares exactly as the name of the registered Sennen Shareholder appears on the Sennen Share certificate deposited therewith, and the certificates for Liberty Silver Shares under the Offer are to be delivered directly to such registered Sennen Shareholder; or

(b)

Sennen Shares are deposited for the account of an Eligible Institution.

In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. If a certificate representing Sennen Shares is registered in the name of a person other than the signatory of a Letter of Transmittal or if the certificates for the Liberty Silver Shares are to be delivered to a person other than the registered owner, the certificate must be endorsed or accompanied by an appropriate power of attorney, in either case, signed exactly as the name of the registered owner appears on the certificate with the signature on the certificate or power of attorney guaranteed by an Eligible Institution.

Procedure for Guaranteed Delivery

If a Sennen Shareholder wishes to accept the Offer and either (i) the certificates representing such Sennen Shareholder’s Sennen Shares are not immediately available or (ii) such Sennen Shareholder cannot deliver the certificates and Letter of Transmittal to the Depositary by the Expiry Time, such Sennen Shares may nevertheless be deposited under the Offer provided that all of the following conditions are met:

(a)

such deposit is made only at the principal office of the Depositary in Toronto, Ontario, by or through an Eligible Institution;

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(b)

a Notice of Guaranteed Delivery, properly completed and duly executed, including a guarantee to deliver by an Eligible Institution in the form set out in the Notice of Guaranteed Delivery, is received by the Depositary at its principal office in Toronto, Ontario, at or before the Expiry Time; and

(c)

the certificate(s) representing the Deposited Equity, in proper form for transfer, together with a properly completed and duly signed Letter of Transmittal (or a manually signed facsimile thereof), relating to such Sennen Shares, with signatures guaranteed if so required in accordance with the Letter of Transmittal, and all other documents required by such Letter of Transmittal, are received by the Depositary at its principal office in Toronto, Ontario, by 11:59 pm (Eastern Time) on the third trading day on the TSX after the Expiry Date.

The Notice of Guaranteed Delivery may be delivered by hand or couriered or transmitted by electronic facsimile or mailed to the Depositary only at its principal office in Toronto, Ontario, and must include a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery. If Notice of Guaranteed Delivery is sent by PTOP, a message transmitted through electronic means by DTC in accordance with the usual procedures of DTC and the Depositary; provided, however, that if the notice is sent by DTC through such electronic means, it must state that DTC has received an express acknowledgement from the participant in DTC on whose behalf the Notice of Guaranteed Delivery is given that such participant has received and agrees to become bound by the Notice of Guaranteed Delivery.

Delivery of the Notice of Guaranteed Delivery to any other office other than the principal office of the Depositary in Toronto, Ontario does not constitute delivery for the purpose of satisfying the guaranteed delivery.

Acceptance by Book-Entry Transfer

Sennen Shareholders may accept the Offer by following the procedures for a book-entry transfer established by CDS, provided that a Book-Entry Confirmation through CDSX is received by the Depositary at its principal office in Toronto, Ontario prior to the Expiry Time. Any financial institution that is a participant in CDS may cause CDS to make a book-entry transfer of a Shareholder’s Sennen Shares in accordance with CDS procedures for such transfer. Delivery of Sennen Shares to the Depositary by means of a book-entry transfer will constitute a valid tender under the Offer.

Sennen Shareholders, through their respective CDS participants, who use CDSX to accept the Offer through a book-entry transfer of their holdings with CDS shall be deemed to have completed and submitted a Letter of Transmittal and to be bound by the terms thereof and therefore such instructions received by the Depositary are considered a valid tender in accordance with the terms of the Offer.

Sennen Shareholders may also accept the Offer by following the procedure for book-entry transfer established by DTC, provided that a Book-Entry Confirmation through PTOP, together with an Agent’s Message in respect thereof, or a properly completed and duly executed Letter of Transmittal (or a manually executed facsimile thereof), together with any required signature guarantees, and any other required documents, are received by the Depositary at its principal office in Toronto, Ontario at or prior to the Expiry Time.  Any institution that is a participant in DTC’s systems may cause DTC to make a book-entry transfer of a Sennen Shareholder’s Sennen Shares into the Depositary’s account in accordance with DTC’s procedures for such transfer.  However, although delivery of Sennen Shares may be effected through book-entry transfer into the Depositary’s account at DTC, either a yellow Letter of Transmittal (or a manually executed facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent’s Message in lieu of a Letter of Transmittal, and any other required documents, must, in any case, be received by the Depositary, at its office specified in the Letter of Transmittal prior to the Expiry Time, or the tendering Sennen Shareholder must comply with the procedures for guaranteed delivery described under “Procedures for Guaranteed Delivery” for a valid tender of the Sennen Shares by book-entry transfer.  Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Depositary.  Delivery of Sennen Shares to the Depositary by means of a book-entry transfer in accordance with the procedures for book-entry transfer established by CDS or DTC, as applicable, will constitute a valid tender under the Offer.

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Sennen Shareholders who wish to accept the Offer by Book-Entry Confirmation should contact their broker or the Information Agent for assistance. Contact details for the Information Agent may be found on the last page of this document.

Method of Delivery

The method of delivery of the certificates representing Sennen Shares (or a Book-Entry Confirmation for the Sennen Shares, as applicable), the Letter of Transmittal, the Notice of Guaranteed Delivery and all other required documents is at the option and risk of the depositing Sennen Shareholder. The Offeror recommends that those documents be delivered by hand to the Depositary and that a receipt be obtained or, if certificates for Sennen Shares and the other documents are to be sent by mail, registered mail with return receipt requested, properly insured, is recommended, and it is suggested that the mailing be made sufficiently in advance of the Expiry Time to permit delivery to the Depositary on or prior to such time. Delivery will only be effective upon actual receipt of certificates for such Sennen Shares by the Depositary.

A Sennen Shareholder who wishes to deposit Sennen Shares under the Offer and whose Sennen Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee should immediately contact such nominee in order to take the necessary steps to be able to deposit such Sennen Shares under the Offer. Intermediaries have likely established tendering cut-off times that are up to 48 hours prior to the Expiry Time. Sennen Shareholders must instruct their brokers or other intermediaries promptly if they wish to tender.

Determination of Validity

All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for exchange of any deposit of Sennen Shares will be determined by the Offeror in its sole discretion, which determination will be final and binding on all parties. The Offeror reserves the absolute right to reject any and all deposits of Sennen Shares determined by it not to be in proper form, or the issue of Liberty Silver Shares in respect of which may, in the opinion of the Offeror’s counsel, be unlawful. The Offeror also reserves the absolute right to waive any defect or irregularity in any deposit of Sennen Shares. No deposit of Sennen Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Offeror, the Depositary or any other person will be under any duty to give notification of any defect or irregularity in deposits or incur any liability for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery) will be final and binding on all parties. The Offeror reserves the right to permit the Offer to be accepted in a manner other than as set forth herein.

Under no circumstances will any amount be paid by the Offeror or the Depositary due to any delay in exchanging any Sennen Shares accepted for exchange pursuant to the Offer.

Dividends and Distributions

Subject to the terms and conditions of the Offer and subject, in particular, to Sennen Shares being validly withdrawn by or on behalf of a depositing Sennen Shareholder, and, except as provided below, by accepting the Offer pursuant to the procedures set forth above, a Sennen Shareholder deposits, sells, assigns and transfers to the Offeror all right, title and interest in and to the Sennen Shares covered by the Letter of Transmittal delivered to the Depositary (the “Deposited Equity”) and in and to all rights and benefits arising from such Deposited Equity including any and all dividends, distributions, payments, securities, property or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Equity or any of them on and after the date of the Offer, including any dividends, distributions or payments on such dividends, distributions, payments, securities, property or other interests (collectively, “Distributions”).

Power of Attorney

An executed Letter of Transmittal (or, in the case of shares deposited by book-entry transfer by the making of a book-entry transfer into the Depositary’s accounts with CDS) irrevocably approves, constitutes and appoints,

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effective on and after the date that the Offeror takes up and pays for the Deposited Equity covered by the Letter of Transmittal or book-entry transfer (which securities upon being taken up and paid for are, together with any Distributions thereon, hereinafter referred to as the “Purchased Securities”), certain officers of the Offeror and any other person designated by the Offeror in writing (each, an “Appointee”) as the true and lawful agents, attorneys and attorneys-in-fact and proxies, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), of the depositing Sennen Shareholder with respect to the Purchased Securities. The Letter of Transmittal or the making of a book-entry transfer authorizes an Appointee, in the name and on behalf of such Sennen Shareholder: (i) to register or record the transfer and/or cancellation of such Purchased Securities (to the extent consisting of securities) on the appropriate register maintained by or on behalf of Sennen; (ii) for so long as any Purchased Securities are registered or recorded in the name of such Sennen Shareholder (whether or not they are now so registered or recorded), to exercise any and all rights of such Sennen Shareholder including the right to vote, to execute and deliver any and all instruments of proxy, authorizations or consents in form and on terms satisfactory to the Offeror in respect of any or all Purchased Securities, to revoke any such instrument, authorization or consent, and to designate in such instrument, authorization or consent any person or persons as the proxy of such Sennen Shareholder in respect of the Purchased Securities for all purposes including in connection with any meeting or meetings (whether annual, special or otherwise or any adjournment thereof, including any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Sennen; (iii) to execute, endorse and negotiate, for and in the name of and on behalf of such Sennen Shareholder, any and all cheques or other instruments representing any Distribution payable to or to the order of, or endorsed in favour of, such Sennen Shareholder; and (iv) to exercise any other rights of a holder of Purchased Securities.

A Sennen Shareholder accepting the Offer under the terms of the Letter of Transmittal revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the Sennen Shareholder at any time with respect to the Deposited Equity or any Distributions. The Sennen Shareholder accepting the Offer agrees that no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise will be granted with respect to the Deposited Equity or any Distributions by or on behalf of the depositing Sennen Shareholder unless the Deposited Equity is not taken up and paid for under the Offer.

A Sennen Shareholder accepting the Offer also agrees not to vote any of the Purchased Securities at any meeting (whether annual, special or otherwise or any adjournment thereof, including any meeting to consider a Subsequent Acquisition Transaction) of holders of relevant securities of Sennen and not to exercise any of the other rights or privileges attached to the Purchased Securities, and agrees to execute and deliver to the Offeror any and all instruments of proxy, authorizations or consents in respect of any or all of the Purchased Securities, and agrees to appoint in any such instruments of proxy, authorizations or consents, the person or persons specified by the Offeror as the proxy of the holder of the Purchased Securities. Upon such appointment, all prior proxies and other authorizations (including all appointments of any agent, attorney-in-fact or attorney) or consents given by the holder of such Purchased Securities with respect thereto will be revoked and no subsequent proxies or other authorizations or consents may be given by such person with respect thereto.

Further Assurances

A Sennen Shareholder accepting the Offer covenants under the terms of the Letter of Transmittal to execute, upon request of the Offeror, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of the Purchased Securities to the Offeror. Each authority therein conferred or agreed to be conferred may be exercised during any subsequent legal incapacity of such holder and shall, to the extent permitted by law, survive the death or incapacity, bankruptcy or insolvency of the holder, and all obligations of the holder therein shall be binding upon the heirs, executors, administrators, attorneys, personal representatives, successors and assigns of such Sennen Shareholder.

Binding Agreement

The acceptance of the Offer pursuant to the procedures set forth above constitutes a binding agreement between a depositing Sennen Shareholder and the Offeror, effective immediately following the Offeror’s take-up of the Sennen Shares deposited by such Sennen Shareholder, in accordance with the terms and conditions of the Offer. This agreement includes a representation and warranty by the depositing Sennen Shareholder that: (i) the person signing

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the Letter of Transmittal or on whose behalf a book-entry transfer is made owns the Deposited Equity and has full power and authority to deposit, sell, assign and transfer the Deposited Equity and any Distributions being deposited under the Offer; (ii) the Deposited Equity and Distributions have not been sold, assigned or transferred, nor has any agreement been entered into to sell, assign or transfer any of the Deposited Equity and Distributions, to any other person; (iii) the deposit of the Deposited Equity and Distributions complies with applicable laws; and (iv) when the Deposited Equity and Distributions are taken up and paid for by the Offeror, the Offeror will acquire good title thereto, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others.

6.

Extensions, Variations and Changes to the Offer

The Offer will be open for acceptance at the places of deposit specified in the Letter of Transmittal until the Expiry Time, unless the Offer is extended or withdrawn by the Offeror.

Subject to the limitations described below, the Offeror expressly reserves the right, in its sole discretion, at any time and from time to time while the Offer is open for acceptance, to vary the terms of the Offer or extend the Expiry Time, in accordance with applicable laws, by giving notice in writing to the Depositary at its principal office in Toronto, Ontario. Also, if at any time before the Expiry Time, or at any time after the Expiry Time, but before the expiry of all rights of withdrawal with respect to the Offer, a change occurs in the information contained in this Offer and Circular, as amended from time to time, that would reasonably be expected to affect the decision of a Sennen Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or an affiliate of the Offeror, unless it is a change in a material fact relating to the Liberty Silver Shares), the Offeror will give written notice of such change to the Depositary at its principal office in Toronto, Ontario. Upon the giving of such notice to the Depositary, the Expiry Time or withdrawal rights, as applicable, will be deemed to be extended to the date specified in such notice or as required by applicable law, or in the case of a variation, the Offer will be deemed to be varied in the manner described in such notice, as the case may be. The Offeror will, as soon as practicable after giving any such notice to the Depositary, publicly announce the extension, variation or change, provide a copy of the notice thereof to the TSX and the TSXV and, if required by applicable law, cause the Depositary to mail a copy of any such notice to Sennen Shareholders as required by applicable securities legislation at their respective addresses appearing in the share register of Sennen. Any notice of extension, variation or change will be deemed to have been given and be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Toronto, Ontario.

Under applicable Canadian provincial securities laws, if there is a variation in the terms of the Offer, the period during which Sennen Shares may be deposited under the Offer will not expire before 10 days after the date that the notice of variation has been delivered.

During any extension of the Offer, all Sennen Shares previously deposited and not withdrawn will remain subject to the Offer and may be accepted for purchase by the Offeror in accordance with the terms of the Offer, subject to Section 8 of this Offer, “Right to Withdraw Deposited Sennen Shares”. An extension of the Expiry Time will not, in and of itself, constitute a waiver by the Offeror of any of its rights under Section 2 of this Offer, “Conditions of the Offer”.

If, before the Expiry Time, the Offeror in its sole discretion elects to increase the Offered Consideration, such increase will be applicable to all holders whose Sennen Shares are taken up under the Offer.

7.

Changes in Capitalization of Sennen; Liens

If, on or after the date of the Offer, Sennen should divide, combine, reclassify, consolidate, convert or otherwise change any of the Sennen Shares or its capitalization, or should disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to its rights under Section 2 of this Offer, “Conditions of the Offer”, make such adjustments as it deems appropriate to reflect such division, combination, reclassification, consolidation, conversion or other change in the Offered Consideration or other terms of the Offer (including the type of securities offered to be purchased and the consideration payable therefor).

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Sennen Shares acquired pursuant to the Offer shall be transferred by the Sennen Shareholder and acquired by the Offeror free and clear of all liens, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including the right to any and all dividends, distributions, payments, securities, rights, assets or other interests which may be declared, paid, issued, distributed, made or transferred on or after the date of the Offer on or in respect of the Sennen Shares, whether or not separated from the Sennen Shares, but subject to any Sennen Shares being validly withdrawn by or on behalf of a depositing Sennen Shareholder. If, on or after the date of the Offer, Sennen should declare or pay any dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any Sennen Shares, which is or are payable or distributable to Sennen Shareholders of record on a date prior to the transfer into the name of the Offeror or its nominees or transferees on the securities register maintained by or on behalf of Sennen in respect of Sennen Shares, then the whole of any such dividend, distribution, payment, right or other interest will be promptly remitted and transferred by the depositing Sennen Shareholder to the Depositary for the account of the Offeror accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to any such dividend, distribution, payment, right or other interest and may deduct from the purchase price payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion. The declaration or payment of any such dividend or distribution may have tax consequences not discussed in Section 18 of the Circular, “Certain Canadian Federal Income Tax Considerations” or Section 19 of the Circular, “Certain U.S. Federal Income Tax Considerations”.

8.

Right to Withdraw Deposited Sennen Shares

Except as otherwise provided in this Section 8, all deposits of Sennen Shares to the Offer will be irrevocable. Unless otherwise required or permitted by applicable laws, any Sennen Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Sennen Shareholder:

(a)

at any time before the Sennen Shares have been taken up by the Offeror pursuant to the Offer;

(b)

if the Sennen Shares has not been paid for by the Offeror within three business days after having been taken up; or

(c)

at any time before the expiration of 10 days from the date upon which either:

(i)

a notice of change relating to a change in the information contained in the Offer, as amended from time to time, that would reasonably be expected to affect the decision of a Sennen Shareholder to accept or reject the Offer (other than a change that is not within the control of the Offeror or an affiliate of the Offeror, unless it is a change in a material fact relating to the Liberty Silver Shares), in the event that such change occurs at or before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal in respect of the Offer; or

(ii)

a notice of variation concerning a variation in the terms of the Offer (other than a variation consisting solely of an increase in the Offered Consideration offered for the Sennen Shares where the Expiry Time is not extended for more than 10 days);

is mailed, delivered, or otherwise properly communicated, but subject to abridgement of that period pursuant to such order or orders as may be granted by applicable courts or securities regulatory authorities and only if such Deposited Equity have not been taken up by the Offeror at the date of the notice.

For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be received in a timely manner by the Depositary at the place of deposit of the relevant Sennen Shares. Any such notice of withdrawal must: (i) be made by a method, including a manually signed facsimile transmission, that provides the Depositary with a written or printed copy; (ii) be signed by or on behalf of the person who signed the Letter of Transmittal (or Notice of Guaranteed Delivery) that accompanied the Sennen Shares to be withdrawn; (iii) specify the number of Sennen Shares to be withdrawn, the name of the registered Sennen Shareholder and the certificate

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number shown on the share certificate(s) representing such Sennen Shares to be withdrawn; and (iv) be actually received by the Depositary at the place of deposit for the applicable Sennen Shares (or Notice of Guaranteed Delivery in respect thereof). No signature guarantee is required on a notice of withdrawal if the notice of withdrawal is signed by the registered Sennen Shareholder exactly as the name of the registered Sennen Shareholder appears on the certificate representing Sennen Shares deposited with the Letter of Transmittal or if the Sennen Shares was deposited for the account of an Eligible Institution. In all other cases, the signature on a notice of withdrawal must be guaranteed by an Eligible Institution. The withdrawal will take effect upon actual receipt by the Depositary of the properly completed notice of withdrawal. A withdrawal of Sennen Shares deposited pursuant to the Offer can only be accomplished in accordance with the foregoing procedure. The withdrawal will take effect only upon actual receipt by the Depositary of the properly completed and executed written or facsimile notice of withdrawal.

If your Sennen Shares are registered in the name of a nominee (commonly referred to as “in street name” or “in street form”), you should contact your broker, investment dealer, bank, trust company or other nominee for assistance in withdrawing your Sennen Shares to the Offer. You should request your nominee to effect the withdrawal.

Alternatively, if Sennen Shares have been deposited pursuant to the procedures for book-entry transfer, as set forth in Section 5 of this Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”, any notice of withdrawal must specify the name and number of the account at CDS or DTC, to be credited with the withdrawn Sennen Shares and otherwise comply with the procedures of CDS or DTC.

All questions as to form and validity (including time of receipt) of notices of withdrawal will be determined by the Offeror in its sole discretion and such determination will be final and binding. There will be no duty or obligation on the Offeror, the Depositary or any other person to give notice of any defect or irregularity in any notice of withdrawal, and no liability will be incurred by any of them for failure to give such notice.

Withdrawals may not be rescinded and any Sennen Shares properly withdrawn will thereafter be deemed not validly deposited for the purposes of the Offer. However, withdrawn Sennen Shares may be re-deposited at any subsequent time prior to the Expiry Time by again following any of the procedures described in Section 5 of this Offer, “Manner of Acceptance”.

If the Offeror extends the period of time during which the Offer is open, is delayed in taking up or paying for or exchanging the Sennen Shares or is unable to take up or pay for or exchange Sennen Shares for any reason, then, without prejudice to the Offeror’s other rights under the Offer, the Depositary may, subject to applicable laws, retain on behalf of the Offeror all Deposited Equity and Distributions, and such Sennen Shares may not be withdrawn except to the extent that depositing Sennen Shareholders are entitled to withdrawal rights as set forth in this Section 8 or pursuant to applicable laws.

9.

Return of Deposited Securities

If any Deposited Equity is not taken up and paid for pursuant to the terms and conditions of the Offer for any reason, or if certificates are submitted for more Sennen Shares than are deposited, certificates for unpurchased Sennen Shares will be returned to the depositing Sennen Shareholder as soon as is practicable following the termination or withdrawal of the Offer by either (i) sending new certificates representing Sennen Shares not purchased or by returning the deposited certificates (and other relevant documents) or (ii) in the case of Sennen Shares deposited by book-entry transfer of such Sennen Shares pursuant to the procedures set forth in Section 5 of this Offer, “Manner of Acceptance – Acceptance by Book-Entry Transfer”, such Sennen Shares will be credited to the depositing Sennen Shareholder’s account maintained with CDS and DTC. Certificates (and other relevant documents) will be forwarded by first class mail in the name of and to the address specified by the Sennen Shareholder in the Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the share register maintained by Sennen or its transfer agent, as soon as practicable after the termination of the Offer.

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10.

Mail Service Interruption

Notwithstanding the provisions of the Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, share certificates and any other relevant documents will not be mailed if the Offeror determines that delivery thereof by mail may be delayed. A person entitled to share certificates and any other relevant documents which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary at which the Sennen Shares was delivered, upon application to the Depositary, until such time as the Offeror has determined that delivery by mail will no longer be delayed. Notwithstanding Section 11 of this Offer, “Notice and Delivery”, the deposit of share certificates and any other relevant documents with the Depositary in such circumstance will constitute delivery to the persons entitled thereto and the Sennen Shares will be deemed to have been paid for immediately upon such deposit.

Notice of any determination regarding mail service delay or interruption made by the Offeror will be given in accordance with Section 11 of this Offer, “Notice and Delivery”.

11.

Notice and Delivery

Without limiting any other lawful means of giving notice, any notice which the Offeror or the Depositary may give or cause to be given under the Offer will be deemed to have been properly given to registered Sennen Shareholders if it is mailed by prepaid, first class mail to the registered Sennen Shareholders at their respective addresses appearing in the appropriate registers maintained by Sennen in respect of the Sennen Shares and, unless otherwise specified by applicable laws, will be deemed to have been received on the first business day following the date of mailing. For this purpose, “business day” means any day other than a Saturday, Sunday or statutory holiday in the jurisdiction to which the notice is mailed. These provisions apply notwithstanding any accidental omission to give notice to any one or more Sennen Shareholders and notwithstanding any interruption of mail service in Canada or the United States following mailing. Except as otherwise required or permitted by law, in the event of any interruption of mail service in Canada or the United States, the Offeror intends to make reasonable efforts to disseminate the notice by other means such as publication. Except as otherwise required or permitted by law, if post offices in Canada or the United States are not open for the deposit of mail, or there is reason to believe that there is or could be a disruption in all or any part of the postal service, any notice which the Offeror or the Depositary may give or cause to be given under the Offer will be deemed to have been properly given and to have been received by Sennen Shareholders if: (i) it is given to the TSXV for dissemination through its facilities; (ii) if it is published once in the National Edition of The Globe and Mail or the National Post; or (iii) it is given to the CNW Wire Service and the Dow Jones News Wire Service for dissemination through their facilities.

Unless post offices are not open for the deposit of mail, the Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery will be mailed to registered Sennen Shareholders by first class mail, postage prepaid or made available in such other manner as is permitted by applicable regulatory authorities and the Offeror will use its reasonable efforts to furnish such documents to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the security holder list, or, if applicable, who are listed as participants in a clearing agency’s security position listing, for subsequent transmission to beneficial owners of Sennen Shares when such list or listing is received.

Wherever the Offer calls for documents to be delivered to the Depositary, those documents will not be considered delivered unless and until they have been physically received at one of the addresses listed for the Depositary in the Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable. Wherever the Offer calls for documents to be delivered to a particular office of the Depositary, those documents will not be considered delivered unless and until they have been physically received at the particular office at the address listed in the Letter of Transmittal or Notice of Guaranteed Delivery, as applicable.

12.

Market Purchases

Rule 14e-5 under the U.S. Exchange Act does not permit Liberty Silver to purchase Sennen Shares outside of the Offer. However, Liberty Silver reserves the right to seek such relief from the SEC as may be required to permit Liberty Silver to purchase Sennen Shares outside the Offer and to acquire, or cause an affiliate to acquire, beneficial ownership of Sennen Shares by making purchases through the facilities of the TSXV, subject to applicable laws, at

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any time prior to the Expiry Time. In the event that Liberty Silver seeks such relief, its application would propose that, among other matters:

?

In no event will Liberty Silver make any such purchases of Sennen Shares until the third business day following the date of the Offer.

?

Liberty Silver will not purchase Sennen Shares in the United States other than pursuant to the Offer.

?

If Liberty Silver purchases Sennen Shares during the Offer other than pursuant to the Offer, the Sennen Shares so purchased will be counted in the determination as to whether the Minimum Tender Condition has been fulfilled.

?

The aggregate number of Sennen Shares acquired by Liberty Silver though the facilities of the TSXV after the date of the Offer to and including the Expiry Date shall not exceed 5% of the outstanding Sennen Shares as of the date of the Offer, and Liberty Silver will issue and file a news release forthwith after the close of business of the TSXV on each day on which such Sennen Shares have been purchased.

?

The news release will disclose among other things, the purchaser, the number of Sennen Shares purchased by the purchaser through the facilities of the TSXV during the currency of the Offer, and the total number of securities owned by the purchasers as of the close of business of the TSXV on that day.

If SEC relief is sought and is granted, Liberty Silver may make purchases outside the Offer if and to the extent that market conditions, the trading price of the Sennen Shares and other factors make it desirable for Liberty Silver to complete such purchases. For the purposes of this Section 12, “Market Purchases”, “Liberty Silver” includes Liberty Silver and any person acting jointly or in concert with Liberty Silver.

13.

Other Terms of the Offer

No broker, dealer or other person has been authorized to give any information or to make any representation or warranty on behalf of the Offeror other than as contained in the Offer and Circular, and, if any such information, representation or warranty is given or made, it must not be relied upon as having been authorized. No broker, dealer or other person shall be deemed to be the agent of the Offeror or the Depositary for purposes of the Offer.

The provisions of the Glossary, the Summary, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Offer, including the instructions and rules contained therein, as applicable, form part of the terms and conditions of the Offer.

The Offeror reserves the right to transfer to one or more affiliates of the Offeror the right to purchase all or any portion of the Sennen Shares deposited under the Offer. Any such transfer will not relieve the Offeror of its obligations under the Offer and will not prejudice the rights of Sennen Shareholders depositing Sennen Shares to receive payment for Sennen Shares validly deposited and taken up pursuant to the Offer.

The Offer and all contracts resulting from the acceptance thereof will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. In any jurisdiction in which the Offer is required to be made by a licensed broker or dealer, the Offer shall be made on behalf of the Offeror by brokers or dealers licensed under the laws of such jurisdiction. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction to the courts of the Province of British Columbia.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer (including, without limitation, the satisfaction of the conditions of the Offer), the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, is not being made or directed to, nor will deposits of Sennen Shares be accepted from or on behalf of, Sennen Shareholders in

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any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to Sennen Shareholders in any such jurisdiction.

The Offeror, in its sole discretion, shall be entitled to make a final and binding determination of all questions relating to the interpretation of the Offer (including, without limitation, the satisfaction of the conditions of the Offer), the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity of any acceptance of the Offer, the validity of any deposit of Sennen Shares, and the validity of any withdrawals of Sennen Shares.

The Offeror reserves the right to waive any defect in acceptance with respect to any particular Sennen Shares or any particular Sennen Shareholder. There shall be no duty or obligation of Liberty Silver, the Depositary or any other person to give notice of any defect or irregularity in the deposit of any Sennen Shares or in any notice of withdrawal and in each case no liability shall be incurred or suffered by any of them for failure to give such notice.

The Offer and the accompanying Circular constitute the take-over bid circular required under applicable Canadian provincial securities legislation with respect to the Offer. Sennen Shareholders are urged to refer to the accompanying Circular for additional information relating to the Offer.

Dated: July 16, 2012

LIBERTY SILVER CORP.
(Signed)	“Geoffrey Browne”
Chief Executive Officer

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 CIRCULAR

This Circular is furnished in connection with the Offer dated July 16, 2012 by Liberty Silver to purchase, upon the terms and subject to the conditions described therein, all of the issued and outstanding Sennen Shares, including any Sennen Shares that may become issued and outstanding after the date of the Offer upon the conversion, exchange or exercise of any securities of Sennen that are convertible into or exchangeable or exercisable for Sennen Shares. The terms and provisions of the Offer, the Letter of Transmittal and the Notice of Guaranteed Delivery are incorporated into and form part of this Circular. Sennen Shareholders are urged to refer to the Offer for details of its terms and conditions, including details as to payment and withdrawal rights. Defined terms used in the Offer are used in the Circular with the same meaning unless the context otherwise requires.

The information concerning Sennen contained in the Offer and this Circular, including information incorporated herein by reference, has been taken from or based upon publicly available documents and records on file with Canadian securities regulatory authorities and other public sources. Although Liberty Silver does not have any knowledge that would indicate that any statements contained herein relating to Sennen taken from or based upon such documents and records are inaccurate or incomplete, neither Liberty Silver nor any of its officers or directors assumes any responsibility for the accuracy or completeness of the information relating to Sennen taken from or based upon such documents and records, or for any failure by Sennen to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Liberty Silver.

1.

Liberty Silver

Liberty Silver is focused on exploring and developing mineral properties located in North America, with a focus on precious metals. Liberty Silver is led by an experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects by utilizing a mitigated risk approach to production, increasing resources on its current properties, and by acquiring new advanced properties with strong economic potential to increase their resource base.  Liberty Silver’s strategic focus is to be a consolidator of junior precious metals companies through accretive acquisitions using its mitigated risk approach.

Liberty Silver’s flagship project is the Trinity Silver Project, located in Pershing County, Nevada, USA. Liberty Silver has the right to earn a 70% joint venture interest in the 10,476 acre Trinity property from Renaissance pursuant to the terms of an earn-in agreement. Renaissance acquired its rights to the Trinity property from Newmont, and Liberty Silver is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont.

Liberty Silver’s common shares are listed on the TSX and are quoted on the OTCBB under the symbol “LSL” and “LBSV”, respectively.

Liberty Silver is a company, organized under the laws of the State of Nevada. Its principal offices are located at Suite 2330, 181 Bay Street, Toronto, Ontario, M5J 2T3 and the phone number is (888) 749-4916. The registered and records office is located at 1802 North Carson Street, Suite 108, Carson City, Nevada 89701.

Liberty Silver is a reporting issuer or the equivalent in the United States and Ontario and files its continuous disclosure documents with the relevant United States regulatory authorities and Canadian securities regulatory authorities. Such documents are available at www.sec.gov and www.sedar.com, respectively.

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The Board of Directors and Management of Liberty Silver

Geoffrey Browne, Chairman and CEO

Mr. Browne has over 35 years of experience in the financial services industry in Canada, the U.S. and the U.K. He was the head of private equity at Merrill Lynch Canada and is one of the founders and managing partners of MWI & Partners, a private equity firm. Prior to founding MWI & Partners, Mr. Browne was a senior executive at Canadian Imperial Bank of Commerce and CIBC Wood Gundy Inc. for over 20 years. He has managed more than $1 billion in merger, acquisition and private equity transactions. His experience includes overseeing CIBC’s purchase of Wood Gundy and Pelmorex’s acquisition of The Weather Network. Mr. Browne is currently a director of Insight Sports, and the Alberta Enterprise Corporation, which oversees in excess of $100 million for early-stage ventures. Mr. Browne holds a B.A. in Economics from the University of Western Ontario.

William “Bill” Tafuri, President, COO and Director

Mr. Tafuri has over 40 years’ of diverse mining and exploration experience. He has worked for a number of major international mining companies.  He managed the western US exploration area for Getty Mining Co.; developed new discoveries at the Alligator Ridge gold mine for Kennecott Corp.; managed the development of three gold deposits in Kazakhstan for Santa Fe Pacific Gold Corp.; supervised successful exploration for new deposits at the Kubaka Au mine in the Russian Far East for Kinross Gold Corp.; directed the development of the Bulakashu Au-Cu deposit in Kyrgyzstan for Centrasia Mining Corp.; and managed the development of the Souker Ni-Cu deposit in the Kola Peninsula of Russia for Kola Mining Corp. Mr. Tafuri received his B.S. and M.S. degrees in geology at the University of Nevada-Reno and his Ph.D. in geology at the University of Utah. He completed his Ph.D. research on the Mercur gold deposit in Nevada.

Paul Haggis, Director

Mr. Haggis is a prominent and respected Canadian business leader. He was recently elected as the current chairman of Canadian Pacific Railway Ltd. Additionally, he is also chairman of C.A. Bancorp Inc., a Canadian merchant bank and alternative asset manager, and Alberta Enterprise Corporation, a venture capital fund overseeing $100 million for early-stage ventures.  He was previously, among other positions, president and CEO of OMERS, one of Canada’s largest pension funds, and executive vice-president at Manulife Financial. Mr. Haggis was also a director of Canadian Tire Bank until March 2012, chairman of the audit committee at Advantage Energy of Calgary, director and audit committee chair of Prime Restaurants Inc., which was sold to Fairfax Financial Holdings Limited, and a trustee and chair of Royal Ontario Museum’s finance committee.  He also chairs the Insurance Corporation of British Columbia’s investment committee.

John Barrington, Director

Mr. Barrington brings valuable strategic planning, mining and media skills to Liberty Silver. An engineer by training, he has extensive mining experience on projects that include the Opemiska Mine in Chapais, Quebec, and the Lorraine mine in Belleterre, Quebec. He has also worked at TransCanada Pipelines, Ltd. and the Ontario Ministry of Transportation and Communications, where he was head of the financial planning unit. Mr. Barrington was one of the founders of Uxmal Communications which, among many other investments and acquisitions in Canada and the U.S., bought, turned around, and later sold Comac, Canada’s third-largest consumer magazine publisher.

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George Kent, Director

Mr. Kent has been involved in the international mining and mineral exploration industry for over 50 years, both in the private and public sectors. He is currently president of George R. Kent & Associates Ltd., a geological and mining consultancy assisting in the formation of public companies, corporate governance and management advice, and public relations.  He has been a director on the board of Taranis Resources Inc. since its inception.  His private-sector career included Noranda Inc., Dresser Industries Inc., Conwest Exploration Inc. and Watts Griffis and McOuat Ltd. He was the founder and chief executive officer of two junior public companies that produced oil and gas in Texas and Oklahoma, and gold in Ontario. Mr. Kent also worked for the United Nations as officer in charge of geological and mapping work. Mr. Kent holds an M.S. degree in geology. He is also registered as a professional engineer in Ontario, and is a member of the Canadian Institute of Mining and of the Prospectors and Developers Association.

Timothy Unwin, Director

Following a distinguished legal career, Mr. Unwin is now a partner emeritus at Blake, Cassels & Graydon LLP, an international law firm based in Toronto. He was formerly head of the firm’s securities law group; managing partner of its U.S. offices, specializing in cross border mergers and acquisitions; and managing Partner of the firm’s U.K. office.  Mr. Unwin is currently a director and member of the audit committee of C.A. Bancorp Inc. a public merchant banking / alternative asset management company. He is a former chairman of the Toronto Community Foundation. He is also a graduate of the Directors Education Program at the ICD Corporate Governance College at the University of Toronto’s Rotman School of Management, and holds the ICD.D designation.

Thomas Hodgson, Director

Mr. Hodgson has over 20 years’ experience in capital markets research, corporate advisory matters and consulting. He is currently the Executive Chairman of Lithium Americas Corp., and a director of Helix Biopharma Corp. Previously he was also a director of MI Developments Inc. Additionally, Mr. Hodgson acted as a consultant and advisor to the Chairman of Magna International Inc., one of the world’s largest automotive suppliers, and was previously president and chief executive of Magna Entertainment Corp. Earlier, Mr. Hodgson held senior positions at various Canadian financial institutions and U.K. companies, including Canadian Imperial Bank of Commerce, Canada Permanent Trust Co. and Central Guaranty Trust, where he served as president and chief executive. Mr. Hodgson holds an M.B.A. from Queen’s University.

John Pulos, Director

Mr Pulos is a founder of Liberty Silver. He has been involved in the U.S. and Canadian real estate markets for the past 20 years, with a focus on the development, investment, and procurement of land entitlements. His accomplishments include the purchase and resale of a 12-building portfolio of retail space, as well as numerous acquisitions of undervalued residential real estate projects in Southern California. Mr. Pulos obtained a B.A. in political science from the University of Washington and an M.A. in real estate finance from New York University.

Manish Z. Kshatriya, CFO and Executive Vice President

Mr. Kshatriya has over 14 years’ experience in corporate finance, accounting, taxation and auditing in public accounting practice and industry.  Mr. Kshatriya has been extensively involved in: the formation and development of resource exploration companies from inception to initial public offerings; the formation and offering of flow-through limited partnerships; merger and acquisition activity; and proxy contests. Prior to joining Liberty Silver, Mr. Kshatriya was chief financial officer of Augen Capital Corp., a Toronto based mining merchant bank, and chief financial officer of Augen Gold Corp., a gold exploration company. Mr. Kshatriya is a Chartered Accountant and a member of the Institute of Chartered Accountants of Ontario.  He is also a Certified Public Accountant in the United States and a member of the Colorado State Board of Accountancy.

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Richard Klatt, Vice President of Exploration

Mr. Klatt has over 40 years’ of diverse mining and exploration experience. He has worked as a geologist and consultant for a number of major mining companies, including Getty Mining Co. (a subsidiary of Getty Oil Co.), Yellowcake Mining, Inc., Superior Uranium, Franconia Minerals Corp. and U.S. Energy, among others. During his time at Yellowcake Mining, Inc., he organized and oversaw exploration drilling for uranium in the Uravan mineral belt in Colorado. His consultancy work has included directing a 2,100 feet diamond drilling program for gold and cobalt in the Belt-Percell basin for Salmon River Resources; completing a 6,000 foot diamond drilling program for zinc in western Utah for Franconia Minerals; and directing a 6,000 metre rotary drilling program for uranium in western Colorado for U.S. Energy. He also worked as a consulting exploration geologist for Kennecott Exploration Company and oversaw initial development drilling for vein-hosted base metals in the Zacatecas district of Mexico for Capstone Gold Corp.  Mr. Klatt received his B.S. in geology from the University of Illinois and is a registered professional geologist.

2.

Sennen

Sennen is a natural resource company engaged in the acquisition and exploration of mineral properties. Sennen is considered to be in the exploration stage with respect to its current assets. Sennen’s current exploration asset is the Hope Bay Oro Project in Nunavut. The Hope Bay Oro Project is being funded by Sennen as part of an option agreement with North Arrow Minerals Inc. to earn a 60% interest in the property by funding a $5 million exploration program over a five-year period.

The Sennen Shares are listed and posted for trading on the TSXV under the symbol “SN”.

Sennen is incorporated under the laws of British Columbia and its corporate administrative office is located at Suite 408, 837 West Hastings Street, Vancouver, British Columbia, V6C 3N6. The telephone number for its corporate and administrative office is (604) 685-6851.

Sennen is a reporting issuer or the equivalent in the Provinces of British Columbia and Alberta and files its continuous disclosure documents with the relevant Canadian securities regulatory authorities in these provinces. Such documents are available at www.sedar.com.

3.

Background

On July 13, 2012, Geoff Browne, Chairman and Chief Executive Officer of Liberty Silver, placed a call to Ian Rozier, Chief Executive Officer of Sennen to discuss a proposal whereby Liberty Silver would combine with Sennen and Liberty Silver would offer to acquire all of the issued and outstanding Sennen Shares in exchange for Liberty Silver Shares.

Following his attempts to contact Mr. Rozier on July 13, 2012, Mr. Browne sent a letter to Mr. Rozier setting out the terms of the proposal which noted that Liberty Silver had completed a thorough review of Sennen’s public information and was therefore requesting limited confirmatory due diligence access that could be completed expeditiously and would serve to enhance Liberty Silver’s understanding of Sennen and its business.  Under the proposal submitted to Sennen, Sennen Shareholders would be offered 0.28 of a Liberty Silver Share for each Sennen Share.  The letter requested a response from Sennen by 12:00 pm (Vancouver time) on July 15, 2012. Throughout the course of the week-end on July 14 and 15, 2012, Mr. Browne made several attempts to call Mr. Rozier and left messages for him to return Mr. Browne’s call. On the evening of July 15, 2012, Mr. Rozier spoke to Mr. Browne and indicated that there was not enough time to for Sennen to respond to Liberty  Silver’s proposal.  Mr. Browne indicated that Liberty Silver required certainty before markets opened on July 16, 2012 and indicated that Liberty Silver would be making the Offer directly to Sennen Shareholders and announcing the Offer prior to the commencement of trading on July 16, 2012.  Mr. Browne also invited Mr. Rozier to contact him to have a dialogue regarding Liberty Silver’s Offer.

Liberty Silver issued a news release on July 16, 2012 announcing the Offer.

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4.

Rationale and Benefits of the Offer

Liberty Silver believes the acquisition of Sennen will be accretive and beneficial to Liberty Silver. Liberty Silver expects to benefit from Sennen’s financial resources and from increased critical mass during a period of weak capital markets for junior resource companies. Liberty Silver believes there are eight principal reasons why Sennen Shareholders should tender to the Offer. These eight principal reasons are:

(i) Sennen Shareholders will receive a significant premium above the current trading price of the Sennen Shares

On July 13, 2012, which was the last trading day prior to the date on which Liberty Silver announced its intention to make the Offer, the closing price of the Liberty Silver Shares on the TSX was $0.72. Based on the closing price of Liberty Silver Shares on the TSX on July 13, 2012, the Offer represents a premium of approximately 47.3% over the closing price of the Sennen Shares on the TSXV (based on the volume-weighted average trading price of the Sennen Shares for the 20 trading days ended July 13, 2012, being $0.135).  This is larger in comparison to the average take-over bid premium paid for mining companies listed on the TSX and TSXV over the past 12 months of 34.8% (based on the 20-day volume-weighted average trading price at the time of announcement of the offer). Prior to the announcement of Liberty Silver’s intention to make the Offer for Sennen, Sennen Shares had not closed on the TSXV above the implied Offer value of $0.20 per share since November 11, 2011.

(ii) Sennen Shareholders will gain exposure to Liberty Silver’s seasoned management team and accomplished independent board of directors

Sennen Shareholders will gain exposure to Liberty Silver’s management team and board of directors, which are comprised of sophisticated and highly experienced individuals who possess the diverse and relevant skill sets required to not only manage current operations, challenges and opportunities, but to also identify, fund, manage and promote future growth opportunities that will be facilitated in part by future cash flow from the Trinity Silver Project.

Liberty Silver has attracted individuals with the specific skill sets required to take the Trinity Silver Project through to the production stage, as well as to source accretive acquisitions. Additionally, Liberty Silver has augmented the quality of the board with independent members that have strong financial, accounting and corporate governance backgrounds to ensure effective fiscal management and reporting controls.

Each member of Liberty Silver’s board possesses extensive experience in his respective field of expertise. Recently, independent director Paul Haggis was appointed Chairman of Canadian Pacific Railway Limited. This is an example of the board members’ reputation and the industry’s trust in their capabilities to lead an organization and create value for shareholders.

(iii) Sennen’s Shareholders will gain exposure to a management team and board of directors whose interests are closely aligned with shareholders’ interests

Upon the completion of the Offer, Liberty Silver will arrange to replace the management and board of directors of Sennen with a management team and slate of directors committed to supporting and enhancing the shareholder value of both entities. A principal difference between Liberty Silver’s and Sennen’s management and board of directors is illustrated in their respective ownership and investment in their companies. Liberty Silver’s board members’ and managements’ personal investments total approximately 30% of the Liberty Silver Shares outstanding as at March 31, 2012, in comparison to Sennen’s existing management and board of directors who, in the aggregate, appear to own less than approximately 7.5% of the Sennen Shares outstanding.

Additionally, the operational management team at Liberty Silver (comprising of the Chairman & CEO, President & COO, CFO and VP Exploration) have no other outside operational interests. In contrast, Sennen’s Ian Rozier and Barbra Dunfield each have operational interests in at least one other company outside of Sennen. In addition to being President, CEO, and Director of Sennen, Ian Rozier also serves as President, CEO, and Director of Newport Explorations Ltd., and President, CEO and Director of Eastern Platinum Limited. In additional to serving as the CFO and Secretary of Sennen, Barbra Dunfield serves as

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Director and Chief Financial Officer of Newport Explorations Ltd. We believe that Sennen Shareholders who exchange their Sennen Shares for Liberty Silver Shares under this Offer will benefit from, among other things, the full-time approach to management taken by Liberty Silver’s management team.

(iv) Sennen Shareholders will benefit from Liberty Silver’s mitigated risk approach to selecting and advancing an expected growing number of unique mining opportunities

Liberty Silver’s goal is to find mineral exploration properties that provide the company and its shareholders with the best opportunity for success with the lowest degree of risk. In order to accomplish this goal, Liberty Silver has developed a scoring grid to analyze each potential opportunity. This analytic tool provides discipline and allows management to identify property attributes that could potentially impact future success and weigh them against other factors in order to manage risk and reward for Liberty Silver and its shareholders.

The Trinity Silver Project is an example of Liberty Silver’s mitigated risk approach. The first step in this process concerning the Trinity Silver Project was to locate a property in an area that Liberty Silver considered to be a mining-safe political jurisdiction. Other areas of risk mitigation included: (i) building a full-time, committed and results-oriented management team; (ii) before undertaking the Trinity Silver Project, completing a third party “fatal flaw” assessment that ensured there were no environmental, archaeological, native peoples, land use, reclamation, water, air, claim validity or permitting issues; (iii) determining the proven mineability of the property, with an emphasis on permits, metallurgy, site access and environmental issues; (iv) completing the Trinity Technical Report (focused primarily on the existing pit area and based on historic drilling data); (v) employing historical data and recent geophysical surveys to confirm eight exploration targets and two extensions from the original mine (not included in the Trinity Technical Report); and (vi) ensuring the ability to quickly move to production if unstable market conditions preclude traditional means of financings to further develop the property.

Liberty Silver’s approach to the selection and development of its mineral properties is unlike Sennen’s, which may entail spending capital and time on projects that are ultimately abandoned due to fatal flaws with respect to the properties.

Liberty Silver’s proven track record

Liberty Silver has met its benchmarks over the last two years and, most recently, during this past year, when the climate of capital markets has been especially challenging. Over the past two years, Liberty Silver has raised an aggregate of $6.1 million in the capital markets. This indicative of the confidence that the capital markets place in Liberty Silver’s management and board of directors. Additionally, during the past year, Liberty Silver graduated to the TSX main board and also attained various goals and milestones set by management for Liberty Silver’s drilling and exploration program.

In contrast, Sennen has a history that includes acquiring projects, expending capital and subsequently withdrawing from the project. In 2003, Sennen raised $3.2 million to acquire the Makapa Gold Project in northwest Guyana. In October 2004, Sennen withdrew from the Makapa Gold Project because the necessary capital needed to construct the mine was considered to be too dilutive to Sennen Shareholders. An October 2004 press release stated “having reviewed the results from diamond drilling … the board of directors has decided that the dilution of the Company resulting from a required financing, and the issuance of shares to the vendors, is not warranted in order to continue with the project based on results to date.” In October 2004, Sennen wrote off $3.43 million in respect of the Makapa Gold Project. In 2010, Sennen purchased an option to acquire an 80% interest in the El Paredon Project in Spain and subsequently spent $1.3 million on exploration. Sennen later announced in January 2012 that it had withdrawn from its option. A January 12, 2012 press release cited “environmental and archaeological issues that exist on the property have precluded expeditious exploration and development of the property”. Sennen wrote off $1.5 million in exploration expenditures in respect of the El Paredon Project.

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Sennen is currently funding an exploration drill program at the Hope Bay ORO project to earn a 60% interest in the property. As at January 31, 2012, Sennen has reportedly invested $4.54 million into the project.

Liberty Silver’s review of various media reports regarding Sennen’s exploration track record has caused them to believe that Sennen could benefit from Liberty Silver’s risk mitigation approach to property identification, exploration and development. For example, the June, 2012 issue of Mining Markets magazine stated that “gold producers Newmont Mining and Agnico-Eagle are collectively writing off more that than $2 billion in investments in Nunavut”, implying that this region may not be as profitable as Sennen may anticipate.

Newmont Mining Corporation acquired its Hope Bay project through its acquisition of Miramar Mining Corporation four years ago for approximately $1.5 billion. The project is one of the largest undeveloped gold projects in North America, but despite engaging in 230,000 meters of drilling, Newmont Mining Corporation was unable to bring any of the belt’s deposits into the reserve category. After experiencing additional problems securing land tenure, Newmont Mining Corporation elected to write down its $1.6 billion investment (Newmont Mining Corporation, December 31, 2011 Annual Report, page 84). In view of the fact that Newmont Mining Corporation has suspended work on its nearby Hope Bay project, Liberty Silver expects Sennen may decide to temporarily cease spending additional capital on its Hope Bay ORO project.

(v) Sennen Shareholders will be able to experience the upside of Liberty’s Trinity Silver Project in mining-friendly Pershing County, Nevada

Liberty Silver’s current principal asset is its right to earn a 70% joint venture interest in the Trinity Silver Project, located approximately 23 miles northwest of Lovelock, Nevada, USA, from Renaissance Gold Inc. (“Renaissance”) pursuant to the terms of an earn-in agreement. Renaissance acquired its rights to the Trinity property from Newmont, and Liberty Silver is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont.

The Trinity Silver Project property has multiple exploration targets in addition to the current NI 43-101 compliant inferred resource and extensions to the old pit, in which phase 1 drilling has been completed.  Of these silver exploration target areas, two have footprints that are significantly larger than the mined silver oxide deposit.  Furthermore, Liberty Silver management also estimate that the Trinity Silver Project has 400,000 tons of ~1oz/t oxide previously mined and ready for leaching if metallurgical tests provide positive confirmation.

(vi) Liberty Silver has an outstanding joint-venture partner for its Trinity Silver Project  in Renaissance Gold Inc.

Renaissance is Liberty Silver’s joint venture partner for the Trinity Silver Project.  Renaissance is a gold and silver exploration company that has a large portfolio of exploration projects in Nevada, Utah, Argentina and Spain. Many of the projects are centered around exploration earn-in agreements with industry partners who provide exploration funding. Renaissance applies the extensive exploration experience and high-end technical skills of its founders and team members to search for and acquire new precious metal exploration projects that are then offered for joint venture.

(vii) Sennen Shareholders will receive shares that trade on the TSX main board

Upon completion of the Offer, Sennen Shareholders who accept the Offer will hold shares of an issuer listed on the TSX as opposed to their current Sennen Shares, which trade on the TSXV. Advantages of a TSX listing may include increased trading volume and liquidity, decreased share price volatility, improved disclosure standards and increased corporate governance requirements. Sennen Shareholders who tender to the Offer will be receiving shares that have a broader potential investor base and more perceived prestige from a public listing perspective than their current shares.

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(viii) Liberty Silver’s recent drill results make it a potential acquisition target whereby a future control premium may be paid to its shareholders

As at July 9, 2012, 18 vertical drill holes were completed on the Trinity Silver Project to depths of up to 1,500 feet in rhyolite and underlying metasedimentry host rocks by reverse circulation for a total of 20,030 feet. Drilling tested parts of five geographic domains in the vicinity of the southern end of the Trinity open pit mine and the Trinity Technical Report resource area. Sixteen of the 18 holes intercepted sample intervals greater than 1 opt Ag with grades as high as 15 opt Ag. Sulfide zone samples contain up to 11.9 opt Ag, 1.7 % Pb and 1.6 % Zn. This drilling provides additional evidence that the Trinity Silver Project is a large, high quality asset that provides a relatively low-risk opportunity to further expand the known resource.

Liberty Silver management believes that these recent drill results further enhance the upside potential for the Trinity Silver Project and thereby the attractiveness of Liberty Silver as a future acquisition target.

Liberty Silver’s Vision for Itself

The following is Liberty Silver’s vision statement:

•

Through utilizing the extensive M&A experience of Liberty Silver’s board of directors and management, Liberty Silver aims to become a widely-recognized leading mining company through selective diligent and accretive consolidation of risk mitigated precious metals properties.

•

Depressed valuations for junior mining companies combined with healthy precious metals prices have resulted in an environment ideal for M&A activity, which Liberty Silver plans to exploit.  In particular:

o

despite the underlying long-term optimism for precious metals, many junior mining companies’ share prices have lagged;

o

junior mining companies have seen a precipitous drop in their share prices as some management teams have consistently overpromised and under-delivered;

o

many companies with promising and relatively lower-risk projects are now undervalued, creating opportunities for companies with the expertise and resources to take control and consolidate such companies and thereby create greater synergies and improve corporate governance procedures; and

o

challenging equity market conditions and an uncertain macro-economic backdrop have reduced many investors’ willingness to take risk and, as a result, many junior mining companies are finding it difficult to secure the financing necessary to advance their projects.  Liberty Silver believes that it is well-positioned to source, evaluate and fund future projects through its mitigated risk approach.

•

Liberty Silver expects to become a leading entity driving consolidation in the junior precious metals mining space and profitably developing selected mitigated risk properties:

o

Liberty Silver has two full time geologists on staff with over 80 years of combined experience sourcing and evaluating exploration and development assets; and

o

Liberty Silver has made a strategic investment in a mitigated risk silver project, the Trinity Silver Project.  Liberty Silver believes that the project has significant upside. The price of silver continues to perform and the size and scale of the project is forecast to grow under Liberty Silver’s management.

•

Liberty Silver has assembled a board of directors comprised of recognized and accomplished leaders in Canada’s capital markets and mining communities.  In particular:

o

these directors collectively hold management, director and chairman positions in a diverse range of Canadian companies;

o

the board of directors of Liberty Silver has, collectively over their careers, served as managers and directors of over 60 other firms and organizations. These include: UBS Global Asset Management, Bank of America Merrill Lynch, CIBC, Canadian Pacific Railway Limited, Borealis Capital Corp,

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Manulife Financial Corporation, the Ontario Municipal Employees Retirement System, Lithium Americas Corp., and numerous mining and metal companies;

o

the board of directors of Liberty Silver has the knowledge and experience to source and close responsible and accretive M&A transactions;

o

certain members of the board of directors of Liberty Silver and Liberty Silver management have global mining experience, including specific mining experience in the State of Nevada; and

o

companies with strong management teams that have significant deal-making experience are typically expected to be awarded a premium in the marketplace.

Conditions of the Offer

The Offeror reserves the right to withdraw the Offer and not take up, purchase or pay for any Sennen Shares deposited under the Offer unless all of the conditions of the Offer contained in Section 2 of the Offer, “Conditions of the Offer”, are satisfied or, where permitted, waived at or prior to the Expiry Time.

These conditions include, among others, the condition that there being validly deposited under the Offer and not withdrawn at the Expiry Time, Sennen Shares representing not less than 66⅔% of the total issued and outstanding Sennen Shares (calculated on a fully-diluted basis).

Liberty Silver’s Description of Business

Liberty Silver is focused on exploring and developing mineral properties located in North America, with a focus on precious metals. Liberty Silver is led by an experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects by utilizing a mitigated risk approach to production, increasing resources on its current properties, and by acquiring new advanced properties with strong economic potential to increase their resource base. Liberty Silver’s strategic focus is to be a consolidator of junior precious metals companies through accretive acquisitions using its mitigated risk approach.

Liberty Silver’s flagship project is the Trinity Silver Project, located in Pershing County, Nevada. Liberty Silver has the right to earn a 70% joint venture interest in the 10,476 acre Trinity property from Renaissance pursuant to the terms of an earn-in agreement. Renaissance acquired its rights to the Trinity property from Newmont, and Liberty Silver is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont.

The Trinity Silver Project is located approximately 23 miles northwest of Lovelock, Nevada. Lovelock, the county seat of Pershing County, is located on U.S. Interstate 80, approximately 85 miles easterly from Reno, Nevada.

Silver mineralization was discovered at outcrop in the Trinity range by U.S. Borax Inc. in 1981, and subsequently explored under a joint venture between U.S. Borax Inc. and Santa Fe Pacific Gold Corporation from 1982 to 1986, which lead to the development of the Trinity silver mine.

The Trinity silver mine was operated by U.S. Borax Inc. from 1987 to 1989, and produced approximately five million ounces of silver from approximately 1.1 million tons of oxidized ore grading six to seven ounces silver per ton. Silver was recovered by heap leaching.

Mining ceased when sulfide mineralization was encountered in the bottom of the pit. Additional drilling and extensive metallurgical testing was done on the sulfide mineralization by U.S. Borax Inc. Previous drilling indicates the potential to develop extensive sulfide resources in and outside of the still-open pit, as well as additional oxide resources.

The property was further explored by Santa Fe Pacific Gold Corporation between 1990 and 1992. In 2005, Renaissance leased the property from Newmont, which had acquired the Santa Fe Pacific Gold Corporation holdings in Nevada. Renaissance explored the property with a joint venture partner until 2007. There has been only limited drilling by Renaissance since that time. Following completion of the early silver production, the property was reclaimed to the satisfaction of the State of Nevada.

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Since completing and filing its NI 43-101 compliant technical report (the “Trinity Technical Report”) in February 2011, Liberty Silver has undertaken a review of historic data and new geophysical data gathered on the 10,476 acre property and identified six significant silver and two gold exploration targets, all of which are independent of the inferred resource defined in the Trinity Technical Report.

Liberty Silver has the right to earn a 70% joint venture interest in the Trinity Silver Project, pursuant to the terms of an earn-in agreement; Renaissance acquired its rights to the Trinity Silver Project from Newmont, and Liberty is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont. The Trinity Technical Report focused on the previously-drilled resource comprising approximately 50 acres, less than 1% of the total property package. The Trinity Technical Report resource estimate does not included Liberty Silver management’s estimated 400,000 ton unprocessed oxide stockpile averaging 1.1 ounces per ton silver. Additionally, extensions to the southeast and southwest of the known resource have been identified by previous drilling (but are not NI 43-101 compliant). These extensions, which are separate from the resource and the exploration targets could substantially add to the current resource.

Liberty Silver has compiled sub geochemical data from over 100 drill holes from outside of the known resource area along with historic geophysical surveys and a recently completed magnetotelluric survey into a GIS database which aided the identification of the many exploration targets. Additional geophysical surveys, including gravity and induced polarization have been completed and are now being evaluated.

For the purposes of NI 43-101, Liberty Silver’s material property is the Trinity silver mine.

Trinity Silver Project Inferred Mineral Oxide Resources as at December 1, 2011
Cutoff	Inferred Oxide Resources
(oz Ag/ton)	Tons	oz Ag/ton	oz Ag contained
0.30	12,019,000	0.54	6,490,000
0.40	5,506,000	0.78	4,295,000
0.50	2,863,000	1.10	3,149,000
0.65	1,901,000	1.37	2,605,000

Trinity Silver Project Inferred Mineral Sulfide Resources as at December 1, 2011
Cutoff	Inferred Sulfide Resource
(oz/ton Ag equiv)	Tons	oz Ag/ton	oz Ag	%Pb	%Zn
1.00	8,408,000	1.27	10,691,000	0.23%	0.43%
1.20	6,113,000	1.56	9,539,000	0.25%	0.43%
1.30	5,336,000	1.69	9,036,000	0.25%	0.43%

5.

Purpose of the Offer and Liberty Silver’s Plans for Sennen

Purpose of the Offer

The purpose of the Offer is to enable Liberty Silver to acquire all of the Sennen Shares. If the conditions of the Offer are satisfied or waived and Liberty Silver takes up and pays for the Sennen Shares validly deposited under the Offer, Liberty Silver intends to complete a Compulsory Acquisition and/or to propose a Subsequent Acquisition Transaction, for consideration per Sennen Shares equal in value to and in the same form as the Offered Consideration. In calculating the value of the consideration offered in any Subsequent Acquisition Transaction, each Liberty Silver Share shall be deemed to be at least equal in value to each Liberty Silver Share offered under the Offer. The exact timing and details of any such transaction will depend upon a number of factors, including the number of Sennen Shares acquired by the Offeror pursuant to the Offer. Although it is anticipated any Subsequent Acquisition Transaction will generally be on the terms described herein, it is possible that, as a result of delays in

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Liberty Silver’s ability to effect such a transaction, information subsequently obtained by Liberty Silver, changes in general economic or market conditions or in the business of Sennen, or other currently unforeseen circumstances, such a transaction may not be proposed, may be delayed or abandoned or may be proposed on different terms. Liberty Silver reserves the right not to undertake a Compulsory Acquisition or to propose a Subsequent Acquisition Transaction, or to propose a Subsequent Acquisition Transaction on terms other than as described herein.

See Section 10 of this Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer”.

Plans for Liberty Silver and Sennen Following the Completion of the Offer

If the Offer is successful and Liberty Silver acquires all of the outstanding Sennen Shares, the acquisition of Sennen by Liberty Silver will result in the deployment of Sennen’s cash reserves toward the Trinity Silver Project by engaging in further exploration and drilling activities and/or commencing commercial production, looking for new mitigated risk opportunities and participating in the consolidation of other junior precious metals mining companies.

If permitted by applicable laws, Liberty Silver intends to cause Sennen to apply to delist the Sennen Shares from the TSXV as soon as practicable after completion of the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction. In addition, if permitted by applicable laws, subsequent to the completion of the Offer and any Compulsory Acquisition or Subsequent Acquisition Transaction, Liberty Silver intends to cause Sennen to cease to be a reporting issuer under the securities laws of Alberta and British Columbia.

Liberty Silver also expects to conduct a review of Sennen’s other assets to determine the extent to which such assets are consistent with Liberty Silver’s business plans and the steps which shall be taken following closing to integrate such assets into Liberty Silver or to dispose of such assets. It is anticipated that the current management of Liberty Silver will manage Sennen in place of Sennen’s current management and that the Sennen Board of Directors will be replaced by nominees of Liberty Silver. If permitted by applicable law, subsequent to completion of the Offer or a Subsequent Acquisition Transaction, if necessary, Liberty Silver intends to apply to delist the Sennen Shares from the TSXV.

Treatment of Sennen Options

The Offer is made only for Sennen Shares and is not made for any Sennen Options or other rights to acquire Sennen Shares. Any holder of such Sennen Options or other rights to acquire Sennen Shares who wishes to accept the Offer should, to the extent permitted by their terms and applicable law, fully exercise or exchange their Sennen Options or other rights in order to obtain certificates representing Sennen Shares that may be deposited in accordance with the terms of the Offer. Any such exercise or exchange must be made sufficiently in advance of the Expiry Date to ensure such holders that they will have certificates representing Sennen Shares available for deposit prior to the Expiry Date in accordance with the procedures referred to in Section 5 of the Offer, “Manner of Acceptance – Letter of Transmittal” or in sufficient time to fully comply with the procedures referred to in Section 5 of the Offer, “Manner of Acceptance – Procedure for Guaranteed Delivery”.

If any holder of Sennen Options or other securities of Sennen that are convertible into or exchangeable or exercisable for Sennen Shares does not exercise such Sennen Options or other convertible, exchangeable or exercisable securities before the Expiry Time, such Sennen Options or other convertible, exchangeable or exercisable securities will remain outstanding in accordance with their terms and conditions, including with respect to term to expiry, vesting and exercise prices. If a Subsequent Acquisition Transaction is implemented, it may be structured in a manner so that the holders of Sennen Options will, pursuant to the terms thereof, receive Liberty Silver Shares upon the proper exercise of the Sennen Options. The number of Liberty Silver Shares so issued and the exercise price will reflect the exchange ratio used in the Offer. Alternatively, Liberty Silver may take any other actions available to it to cause the exercise or termination of any remaining Sennen Options.

See Section 10 of this Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer”.

The tax consequences to holders of Sennen Options of exercising or not exercising their Sennen Options are not described in this Circular. Holders of Sennen Options should consult their tax advisors for advice with

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respect to potential income tax consequences to them in connection with the decision to exercise or not exercise their Sennen Options.

6.

Risk Factors Related to the Offer

The Offer is subject to certain risks and uncertainties, including without limitation those set out in this Section 6. Additional risks and uncertainties relating to Liberty Silver are discussed or referred to in the 10-K and 10-Q for Liberty Silver incorporated by reference herein and available on SEDAR at www.sedar.com and available at the SEC website located at www.sec.gov. Additional risks and uncertainties relating to Sennen are discussed or referred to in the documents filed by Sennen with the Canadian securities regulatory authorities and available on SEDAR at www.sedar.com.

The Liberty Silver Shares issued in connection with the Offer may have a market value different than expected

Liberty Silver is offering to purchase Sennen Shares on the basis of 0.28 of a Liberty Silver Share for each Sennen Share. Therefore, each Sennen Shareholder would be entitled to receive 0.28 of a Liberty Silver Share for each Sennen Share tendered, subject to adjustment for fractional shares. Because the exchange ratio will not be adjusted to reflect any changes in the market value of Liberty Silver Shares, the market values of Liberty Silver Shares and Sennen Shares at the time of the take up of Sennen Shares under the Offer may vary significantly from the values at the date the offer was announced, the date of this Offer and Circular or the date that Sennen Shareholders tender their Sennen Shares. If the market price of Liberty Silver Shares declines, the value of the consideration received by Sennen Shareholders will decline as well. Variations may occur as a result of changes in, or market perceptions of changes in, the business, operations or prospects of Liberty Silver, market assessments of the likelihood the Offer will be consummated, regulatory considerations, general market, social and economic conditions, changes in laws, political changes, commodity price changes and other factors over which Liberty Silver has no control. In addition, currency exchange rates may fluctuate and the prevailing exchange rate on the settlement date may be significantly different from the exchange rate on the date of the Offer and Circular or the date that non-Canadian Sennen Shareholders tender their Sennen Shares. These changes may significantly affect the value of the consideration received for tendered Sennen Shares by non-Canadian Sennen Shareholders.

Liberty Silver has not verified the reliability of the information regarding Sennen included in, or which may have been omitted from, the Offer and Circular

Liberty Silver has relied exclusively upon publicly available information and records on file for Sennen in connection with the information provided herein. All historical information regarding Sennen contained in the Offer and Circular, including all Sennen financial information and all pro forma financial information reflecting the pro forma effects of a combination of Sennen and Liberty Silver which are derived in part from Sennen’s financial information, has been derived from Sennen’s publicly available information. Any inaccuracy or material omission in Sennen’s publicly available information, including the information about or relating to Sennen and its business, prospects, condition (financial and otherwise) and assets contained in the Offer and Circular, could result in unanticipated liabilities or expenses, increase the cost of integrating the companies or adversely affect the operational plans or prospects of the Combined Company or its business, assets, results of operations and condition (financial or otherwise).

Change of control provisions in Sennen’s agreements triggered upon the acquisition of Sennen may lead to adverse consequences

Liberty Silver will hold Sennen Shares representing a majority of the voting rights of Sennen if the Offer is successful. Sennen may be a party to agreements or arrangements that contain change of control provisions that may be triggered following completion of the Offer. The operation of these change of control provisions, if triggered, could result in unanticipated expenses and/or cash payments following the consummation of the Offer or adversely affect Sennen’s results of operations and financial condition. Unless these change of control provisions are waived by the other party, the operation of any of these provisions could adversely affect the business, prospects, assets, results of operations and condition (financial or otherwise) of the Combined Company.

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The market and listing for Sennen Shares may be affected if Liberty Silver takes up any Sennen Shares

The purchase of any Sennen Shares by Liberty Silver under the Offer will reduce the number of Sennen Shares that might otherwise trade publicly, as well as the number of Sennen Shareholders, and, depending on the number of Sennen Shareholders depositing and the number of Sennen Shares purchased under the Offer, successful completion of the Offer would likely adversely affect the liquidity and market value of the remaining Sennen Shares held by the public. After the purchase of the Sennen Shares under the Offer, it may be possible for Sennen to take steps towards the elimination of any applicable public reporting requirements under applicable securities legislation in any province of Canada and in any other jurisdiction in which there is an insignificant number of Sennen Shareholders. See Section 16 of this Circular, “Effect of the Offer on the Market for and Listing of Sennen Shares”.

The rules and regulations of the TSXV establish certain criteria that, if not met, could lead to the delisting of the Sennen Shares from the TSXV. Among such criteria are the number of Sennen Shareholders, the number of shares publicly held and the aggregate market value of the shares publicly held. Depending on the number of Sennen Shares purchased under the Offer, it is possible that the Sennen Shares would fail to meet the criteria for continued listing on the TSXV. If this were to happen, the Sennen Shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for the Sennen Shares. Additionally, to the extent permitted under applicable laws and TSXV rules, Liberty Silver intends to cause Sennen to apply to delist the Sennen Shares from the TSXV as soon as practicable after the completion of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction, if necessary. If the Sennen Shares are delisted and Sennen ceases to be a “public corporation” for the purposes of the Tax Act, the Sennen Shares would cease to be qualified investments for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds, registered disability savings plans, deferred profit sharing plans and tax-free savings accounts. Delisting can also have adverse tax consequences to Non-Resident Holders of the Sennen Shares, as described in Section 18 of this Circular, “Certain Canadian Federal Income Tax Considerations”.

After the consummation of the Offer, Sennen would become a majority-owned subsidiary of Liberty Silver and Liberty Silver’s interests could differ from those of the Sennen Shareholders

After the consummation of the Offer, Liberty Silver may, depending on the number of Sennen Shares taken up by Liberty Silver under the Offer, have the power to elect the directors, appoint new management, or approve certain actions requiring the approval of Sennen Shareholders, including adopting certain amendments to Sennen’s constating documents and approving mergers or sales of Sennen’s assets. In particular, after the consummation of the Offer, Liberty Silver may integrate Sennen and Liberty Silver, by amalgamation, capital reorganization, share consolidation, statutory arrangement or other transaction for the purpose of enabling Liberty Silver or an affiliate of Liberty Silver to acquire all Sennen Shares not acquired pursuant to the Offer. In any of these contexts, Liberty Silver’s interests with respect to Sennen may differ from those of any remaining minority Sennen Shareholders who do not deposit their Sennen Shares.

The acquisition of Sennen by Liberty Silver may not be successfully completed without the possibility of Sennen Shareholders exercising dissent and appraisal rights in connection with a Subsequent Acquisition Transaction or Compulsory Acquisition

In order for Liberty Silver to acquire all of the issued and outstanding Sennen Shares, it will likely be necessary, following the completion of the Offer, to effect a Compulsory Acquisition or a Subsequent Acquisition Transaction. A Subsequent Acquisition Transaction may result in Sennen Shareholders having the right to dissent and demand payment of the fair value of their Sennen Shares. If the statutory procedures governing dissent rights are available and are complied with, this right could lead to judicial determination of the fair value required to be paid to such dissenting Sennen Shareholders for their Sennen Shares. There is no assurance that a Subsequent Acquisition Transaction can be completed without Sennen Shareholders exercising dissent rights in respect of a substantial number of Sennen Shares, which could result in additional costs and expenses to Liberty Silver and the requirement to make a cash payment for such Sennen Shares. A Compulsory Acquisition would give rise to appraisal remedies.

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The Offer is conditional upon, among other things, the receipt of any consents and approvals from governments, if required

The Offer is conditional upon, among other things, Liberty Silver having obtained any government or regulatory approvals, consents and clearances necessary or deemed advisable by Liberty Silver including, without limitation, those under applicable competition, merger control, antitrust or other similar laws, if any. See Section 2 of the Offer, “Conditions of the Offer”. Based upon an examination of publicly available information relating to the business of Sennen, Liberty Silver does not expect the Offer, any Compulsory Acquisition or any Subsequent Acquisition Transaction, as applicable, to give rise to material competition/antitrust concerns or other regulatory consents or approvals, however, Liberty Silver cannot be assured that no such concerns will arise or consents or approvals will be required and, if required, a substantial delay in obtaining satisfactory approvals or the imposition of unfavourable terms or conditions in the approvals could have an adverse effect on the business, assets, condition (financial or otherwise) or results of operations of Liberty Silver.

See Section 17 of this Circular, “Regulatory Matters”.

Liberty Silver may not realize the benefits of the Combined Company’s new properties

As part of its strategy, Liberty Silver will continue its efforts to explore and develop new properties and will have an expanded portfolio of such properties as a result of the combination with Sennen if the Offer is successful. A number of risks and uncertainties are associated with the exploration and development of these types of properties, including exploration, development, political, social, regulatory, design, construction, labour, operating, technical and technological risks and uncertainties relating to capital and other costs and financing risks.

Sennen Shareholders will realize dilution of their interest

Sennen Shareholders’ collective ownership interest in Liberty Silver will be significantly less relative to their current 100 % ownership interest in Sennen.

See Section 9 of this Circular, “Information About Sennen – Share Capital of Sennen”.

See Section 8 of this Circular, “Information About Liberty – Pro Forma Liberty Silver Shares Outstanding and Ownership.”

Price and volatility of public stock

The market price of securities of Liberty Silver has experienced wide fluctuations which may not necessarily be related to the operating performance, underlying asset values or prospects of Liberty Silver. It may be anticipated that any market for Liberty Silver Shares will be subject to market trends generally and the value of Liberty Silver Shares on the TSX and the OTCBB may be affected by such volatility.

The enforcement of shareholder rights by Sennen Shareholders resident in the United States may be adversely affected by the combination of Sennen and Liberty Silver

The enforcement by Sennen Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that Sennen is incorporated under the laws of the Province of British Columbia, Canada, and that some of both of Liberty Silver’s and Sennen’s officers and directors are residents of Canada, the Depositary and Information Agent, as well as some or all of the experts named in this Offer and Circular, are residents of countries other than the United States, and that all or a substantial portion of the assets of Liberty Silver and Sennen and of the above mentioned persons may be located outside of the United States. You may not be able to sue Liberty Silver, Sennen, or their respective officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel Sennen and their respective affiliates to subject themselves to a U.S. court’s judgment.

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Additional Risk Factors

In assessing the Offer, Sennen Shareholders should also carefully review the risks and uncertainties described in Liberty Silver’s 10-K incorporated by reference herein and filed with certain Canadian securities regulatory authorities. In addition, Sennen may be subject to risks and uncertainties that may or may not be applicable or material to Liberty Silver at the present time, but that may apply to the Combined Company.

7.

Summary Historical and Unaudited Pro Forma Consolidated Financial Information

The tables set out below include a summary of (i) Liberty Silver’s historical financial information as at and for the fiscal years ended June 30, 2011 and 2010 and as at and for the nine-month period ended March 31, 2012, and (ii) unaudited pro forma consolidated financial information for Liberty Silver giving effect to the proposed acquisition of Sennen as if such had occurred as at March 31, 2012 for the purposes of the pro forma consolidated balance sheet information, and as at April 1, 2011 for the purposes of the pro forma consolidated statement of operations for the twelve months ended March 31, 2012. The historical financial information of Liberty Silver as at and for the fiscal years ended June 30, 2011 and 2010 has been derived from Liberty Silver’s audited financial statements, and the historical financial information of Liberty Silver as at and for the nine-month period ended March 31, 2012 has been derived from Liberty Silver’s unaudited interim financial statements, each of which are incorporated by reference herein and can be found on SEDAR at www.sedar.com and on EDGAR at www.sec.gov. The historical financial information for Sennen as at and for the fiscal year ended January 31, 2012 has been derived from Sennen’s audited consolidated financial statements, which can be found on SEDAR at www.sedar.com. See note 1 of the unaudited pro forma consolidated financial statements attached as Schedule “A” to the Offer and Circular for information as to how the pro forma consolidated financial statements were derived.

The summary unaudited pro forma consolidated financial statement information set forth below should be read in conjunction with the unaudited pro forma consolidated financial statements of Liberty Silver and the accompanying notes thereto attached as Schedule “A” to the Offer and Circular. The summary unaudited pro forma consolidated financial statement information for Liberty Silver gives effect to the proposed acquisition of Sennen as if such had occurred as at March 31, 2012 for the purposes of the pro forma consolidated balance sheet information, and as at April 1, 2011 for the purposes of the pro forma consolidated statements of operations for the twelve months ended March 31, 2012. In preparing the unaudited pro forma consolidated financial statement information, management of Liberty Silver has made certain assumptions that affect the amounts reported in the unaudited pro forma consolidated financial statement information. The summary unaudited pro forma consolidated financial information is not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected herein occurred on the dates indicated. Actual amounts recorded upon consummation of the transactions contemplated by the Offer will differ from the pro forma information presented below. No attempt has been made to calculate or estimate the effect of harmonization of accounting policies or practices between Liberty Silver and Sennen due to the limited publicly available information of Sennen. Any potential synergies that may be realized after consummation of the transaction have been excluded from the unaudited pro forma consolidated financial statement information. The unaudited pro forma consolidated financial statement information set forth below is extracted from and should be read in conjunction with the unaudited pro forma consolidated financial statements of Liberty Silver and accompanying notes attached as Schedule “A” to the Offer and Circular.

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Summary of Historical Financial Information of Liberty Silver

Nine-month period ended March 31, 2012 and fiscal years ended June 30, 2011 and 2010*

Nine months ended March 31, 2012	Year ended June 30, 2011	Year ended June 30, 2010
Net Revenues ………………………………………………….. -	-	-
Expenses and other items ……………………….…… 3,749,123	1,464,253	818,582
Comprehensive loss for the year …………………... (3,749,123)	(1,464,253)	(818,582)
Loss per share - basic and fully diluted ………………..… (0.05)	(0.02)	(0.01)
Total assets ……………………………………...…… 3,084,869	124,528	769,279
Total long-term financial liabilities …………………………… -	-	-

* Note: all historical amounts shown above are in US Dollars

Summary of Unaudited Pro Forma Consolidated Financial Information of Liberty Silver

Pro forma consolidated balance sheet information as of March 31, 2012

March 31, 2012 ($CDN)
Current assets ………………………..………………. 17,756,917
Property and equipment …………………………........… 159,052
Total assets ……………………………….…….…… 17,915,969
Total liabilities …………………………….….....……… 446,505
Stockholders' equity ………………….……….……... 17,469,464

Pro forma consolidated statements of operation information for twelve months ended March 31, 2012

Twelve months ended March 31, 2012 ($CDN)
Net revenues …………………………………………………….…………….... -
Expenses and other items ………………………....…… 6,232,544
Comprehensive loss for the year ………..…………… (6,232,544)
Loss per share - basic and fully diluted …….……………… (0.07)

8.

Information About Liberty Silver

Overview

Liberty Silver is governed by the Nevada Revised Statutes and its principal offices are located at Suite 2330, 181 Bay Street, Toronto, Ontario, M5J 2T3. The registered and records office is located at 1802 North Carson Street, Suite 108, Carson City, Nevada 89701.

Liberty Silver is focused on exploring and developing mineral properties located in North America, with a focus on precious metals. Liberty Silver is led by an experienced management team and board of directors with significant experience managing exploration, development and mining projects. Liberty Silver is committed to creating value for its shareholders by advancing its current projects by utilizing a mitigated risk approach to production, increasing resources on its current properties, and by acquiring new advanced properties with strong economic potential to increase their resource base.

Liberty Silver’s flagship project is the Trinity Silver Project, located in Pershing County, Nevada. Liberty Silver has the right to earn a 70% joint venture interest in the 10,476 acre Trinity property from Renaissance pursuant to the

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terms of an earn-in agreement. Renaissance acquired its rights to the Trinity property from Newmont, and Liberty Silver is indirectly subject to the rights and obligations of Renaissance under its agreement with Newmont.

Liberty Silver’s common shares are listed on the TSX and are quoted on the OTCBB under the symbol “LSL” and “LBSV”, respectively.

Liberty Silver is a reporting issuer or the equivalent in all of the provinces of Canada and files its continuous disclosure documents with the relevant Canadian securities regulatory authorities. Such documents are available at www.sedar.com. Liberty Silver is also a reporting issuer in the United States. It’s U.S. filings are available at www.sec.gov.

Authorized and Outstanding Share Capital

Liberty Silver’s authorized share capital consists of 200,000,000 Liberty Silver Shares with a par value of $0.001 per share. As at July 13, 2012, there were 80,710,834 Liberty Silver Shares and no preferred shares issued and outstanding. There are no limitations contained in the articles or bylaws of Liberty Silver on the ability of a person who is not a Canadian resident to hold Liberty Silver Shares or exercise the voting rights associated with Liberty Silver Shares. A summary of the rights of the Liberty Silver Shares is set forth below.

Liberty Silver Shares

All of the Liberty Silver Shares rank equally as to voting rights, participation in a distribution of the assets of Liberty Silver on a liquidation, dissolution or winding-up of Liberty Silver and the entitlement to dividends. The holders of the Liberty Silver Shares are entitled to receive notice of all meetings of shareholders and to attend and vote the Liberty Silver Shares at the meetings. Each Liberty Silver Share carries with it the right to one vote. In the event of the liquidation, dissolution or winding-up of Liberty Silver or other distribution of its assets, the holders of the Liberty Silver Shares will be entitled to receive, on a pro rata basis, all of the assets remaining after Liberty Silver has paid out its liabilities. Distributions in the form of dividends, if any, will be set by the board of directors of Liberty Silver. Provisions as to the modification, amendment or variation of the rights attached to the Liberty Silver Shares are contained in Liberty Silver’s articles of incorporation and the Nevada Revised Statutes. Generally speaking, substantive changes to the share capital require the approval of the shareholders by special resolution (stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power)  and in certain cases approval by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights, in which event the resolution must be approved by the holders of no less than a majority of the issued and outstanding shares of each class or series of shares adversely affected by the proposed action.

Dividend Policy

Liberty Silver has not declared or paid any dividends on its common shares since the date of its incorporation. Liberty Silver intends to retain its earnings, if any, to finance the growth and development of its business and does not expect to pay dividends or to make any other distributions in the near future. The board of directors of Liberty Silver will review this policy from time to time having regard to Liberty Silver’s financing requirements, financial condition and other factors considered to be relevant.

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Prior Sales

The following table sets out prior sales of Liberty Silver’s Shares for the 12-month period prior to the date of this Offer:

Date of Issuance	Number of Common Shares Issued	Price per Common Shares	Reason for Issuance
July 27, 2011	200,000	$0.55	Unit Offering
August 4, 2011	1,000,000	$0.55	Unit Offering
December 19, 2011	6,500,000	$0.51 (US$0.50)	Conversion of subscription receipts
December 19, 2011	2,627,500	$0.52 (US$0.50)	Unit Offering
June 1, 2012	650,000	$0.60	Satisfaction of contract obligation

Price Range and Trading Volume of Liberty Silver Shares

The Liberty Silver Shares are listed and posted for trading on the TSX and the OTCBB under the symbol “LSL” and “LBSV”, respectively. The following table sets forth, for the periods indicated, the reported high, low and closing trading prices and the aggregate volume of trading of the Liberty Silver Shares on the TSX.

	High	Low	Close	Volume
	(C$)	(C$)	(C$)	(000's)
June 2011	-	-	-	-
July 2011	-	-	-	-
August 2011	-	-	-	-
September 2011	-	-	-	-
October 2011	-	-	-	-
November 2011	-	-	-	-
December 2011	$1.09	$0.72	$0.97	342.21
January 2012	$1.02	$0.85	$0.95	559.15
February 2012	$1.01	$0.86	$0.95	581.73
March 2012	$1.04	$0.75	$0.81	181.44
April 2012	$0.95	$0.62	$0.65	229.44
May 2012	$0.70	$0.41	$0.60	150.83
June 2012	$0.76	$0.64	$0.74	373.74
July 1 to July 13, 2012	$0.90	$0.68	$0.72	276.4

The following table sets forth, for the periods indicated, the reported high, low and closing trading prices and the aggregate volume of trading of the Liberty Silver Shares on the OTCBB.

	High	Low	Close	Volume
	(US$)	(US$)	(US$)	(000's)
June 2011	$0.64	$0.36	$0.63	2,521.67
July 2011	$0.80	$0.61	$0.73	1,491.70
August 2011	$0.80	$0.55	$0.59	1,051.94
September 2011	$0.64	$0.47	$0.58	1,059.95
October 2011	$0.70	$0.50	$0.65	1,068.74
November 2011	$1.11	$0.60	$1.04	2,663.78
December 2011	$1.09	$0.50	$1.00	1,926.05
January 2012	$1.02	$0.60	$0.95	433.44

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February 2012	$1.01	$0.79	$0.94	890.57
March 2012	$1.03	$0.65	$0.80	493.90
April 2012	$0.85	$0.60	$0.65	282.86
May 2012	$0.65	$0.47	$0.64	538.14
June 2012	$0.75	$0.56	$0.74	310.48
July 1 to July 13, 2012	$0.90	$0.61	$0.75	146.45

Liberty Silver announced its intention to make an offer for the Sennen Shares before market open on July 16, 2012. On July 13, 2012, which was the last trading day prior to such announcement, the closing price of Liberty Silver on the TSX was $0.72 and on the OTCBB was US$0.67.

Pro Forma Liberty Silver Shares Outstanding and Ownership

	Number of Liberty Silver Shares	Upon Completion of the Offer
Liberty Silver Shares Outstanding
Existing Liberty Silver Shareholders (as of July 13, 2012)	80,710,834	81.2%
Proposed to be issued to Sennen Shareholders	18,702,155	18.8%
TOTAL:	99,412,989	100%

Consolidated Capitalization

The following table sets forth Liberty Silver’s capitalization as at March 31, 2012, adjusted to give effect to any material changes in the share capital of Liberty Silver since March 31, 2012, the date of Liberty Silver’s most recent unaudited financial statements, and further adjusted to give effect to the Offer. The table should be read in conjunction with the pro forma consolidated financial statements and notes attached hereto, the unaudited consolidated financial statements of Liberty Silver as at and for the nine-month period ended March 31, 2012 including the notes thereto, and management’s discussion and analysis thereof and the other financial information contained in or incorporated by reference in this Offer and Circular.

	As at March 31, 2012	As at March 31, 2012 After Giving Effect to the Offer
	$CDN	$CDN
Capital stock *
(US$0.001 par value, 200,000,000 authorized)	79,822	98,858
Additional paid-in capital / reserves *	8,990,780	24,105,271
Issue costs	(276,070)	(276,070)
Accumulated deficit *	(6,068,595)	(6,458,595)
	2,725,937	17,469,464

* On June 1, 2012, Liberty Silver issued 650,000 shares, in settlement of a contractual obligation, which has been reflected in the consolidated capitalization table, however, the transaction does not impact the total.

Liberty Silver will treat the acquisition of Sennen as a purchase of the net assets of Sennen.

Liberty Silver Documents Incorporated by Reference and Further Information

The following documents of Liberty Silver are specifically incorporated by reference into, and form an integral part of, this Circular:

(a)

10-K for the year ended June 30, 2011 dated October 31, 2011;

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(b)

audited comparative consolidated financial statements of Liberty Silver for the years ended June 30, 2011 and 2010 together with the notes thereto and the auditors’ report thereon, including management’s discussion and analysis for the year ended June 30, 2011;

(c)

10-Q for the fiscal period ended March 31, 2012 dated May 10, 2012;

(d)

interim unaudited comparative consolidated financial statements of Liberty Silver for the period ended March 31, 2012 together with the notes thereto, including management’s discussion and analysis for the period ended March 31, 2012;

(e)

material change report dated January 18, 2012, announcing the appointment of Manish Z. Kshatriya as Chief Financial Officer and Executive Vice-President of Liberty Silver;

(f)

material change report dated January 25, 2012, announcing the commencement of a drilling program at the Trinity silver property in Nevada;

(g)

material change report dated May 22, 2012, announcing the completion of the 2012 geophysical program at the Trinity silver property in Nevada;

(h)

material change report dated June 1, 2012, announcing the issuance of 650,000 Liberty Silver Shares in connection with the terms of previously issued subscription receipts; and

(i)

material change report dated July 10, 2012, announcing the completion of the first phase of the drilling program at the Trinity property in Nevada.

Any documents of Liberty Silver of the type referred to above (excluding confidential material change reports) filed by Liberty Silver with a securities regulatory authority in Canada on or after the date of this Offer and Circular and prior to the Expiry Time will be deemed to be incorporated by reference into this Circular. In addition, we may incorporate by reference into the Circular information from documents that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Circular to the extent that a statement contained in this Circular or in any subsequently filed document that also is or is deemed to be incorporated herein by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Circular except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Information has been incorporated by reference in this Circular from documents filed with the applicable securities regulatory authorities in Canada. Copies of the documents incorporated by reference in the Circular regarding Liberty Silver may be obtained on request without charge at Liberty Silver Corp., Suite 2330, 181 Bay Street, Toronto, Ontario, M5J 2T3 at (888) 749-4916. Copies of documents incorporated by reference or forming part of the permanent information record may be obtained by accessing the website of the Canadian securities regulatory authorities located at www.sedar.com. Information contained in or otherwise accessed through Liberty Silver’s website, www.libertysilvercorp.com, or any other website does not form part of this Offer and Circular.

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9.

Information About Sennen

Overview

Sennen is a natural resource company engaged in the acquisition and exploration of mineral properties. Sennen is considered to be in the exploration stage with respect to its current assets. Sennen’s current exploration asset is the Hope Bay Oro Project in Nunavut. The Hope Bay Oro Project is being funded by Sennen as part of an option agreement with North Arrow Minerals Inc. to earn a 60% interest in the property by funding a $5 million exploration program over a five-year period.

The Sennen Shares are listed and posted for trading on the TSXV under the symbol “SN”.

Sennen is incorporated under the laws of British Columbia, Canada and its corporate administrative office is located at Suite 408, 837 West Hastings Street, Vancouver, British Columbia, V6C 3N6. The telephone number for its corporate and administrative office is (604) 685-6851.

See Section 2 of the Circular, “Sennen”.

Share Capital of Sennen

As at April 30, 2012, Sennen is authorized to issue: (i) an unlimited number of common shares without par value of which 61,143,412 common shares were issued; and (ii) an unlimited number of preferred shares without par value of which no shares were issued. Sennen Shareholders are entitled to receive notice of and attend all meetings of Sennen Shareholders with each common share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. Sennen Shareholders are entitled to dividends if, as and when declared by the Sennen Board of Directors. Sennen Shareholders are entitled upon liquidation, dissolution or winding up of Sennen to receive the remaining assets of Sennen available for distribution to Sennen Shareholders.

Price Range and Trading Volume of Sennen Shares

The Sennen Shares are listed and posted for trading on the TSXV under the symbol “SN”. The following table sets forth, for the periods indicated, the reported high, low and closing trading prices and the aggregate volume of trading of the Sennen Shares on the TSXV.

	High	Low	Close	Volume
	(C$)	(C$)	(C$)	(000's)
June 2011	$0.30	$0.30	$0.30	302.48
July 2011	$0.29	$0.29	$0.29	112.08
August 2011	$0.25	$0.25	$0.25	147.00
September 2011	$0.20	$0.20	$0.20	83.00
October 2011	$0.21	$0.20	$0.20	214.58
November 2011	$0.20	$0.20	$0.20	151.97
December 2011	$0.15	$0.15	$0.15	184.92
January 2012	$0.16	$0.15	$0.15	331.73
February 2012	$0.16	$0.16	$0.16	134.15
March 2012	$0.15	$0.14	$0.14	83.00
April 2012	$0.14	$0.13	$0.13	77.90
May 2012	$0.16	$0.15	$0.16	19.50
June 2012	$0.16	$0.12	$0.15	238.1
July 1 to July 13, 2012	$0.14	$0.11	$0.145	276

Liberty Silver announced its intention to make an offer for Sennen prior to market open on July 16, 2012. The volume weighted average price of the Sennen Shares for the 20 trading days ended on July 13, 2012 was $0.1358.

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10.

Acquisition of Sennen Shares Not Deposited Under the Offer

It is the Offeror’s intention that, if it takes up and pays for Sennen Shares deposited under the Offer, it will enter into one or more transactions to enable Liberty Silver or an affiliate of Liberty Silver to acquire all Sennen Shares not acquired pursuant to the Offer. There is no assurance that any such transaction will be completed.

Compulsory Acquisition

If, within four months after the date of the Offer, the Offer has been accepted by Sennen Shareholders holding at least 90% of the issued and outstanding Sennen Shares, Liberty Silver intends to acquire, to the extent possible, the Sennen Shares not tendered to the Offer under the provisions of Section 300 of the BCCA and otherwise in accordance with applicable laws (a “Compulsory Acquisition”). If a Compulsory Acquisition is not available or will not result in Liberty Silver acquiring all the Sennen Shares issuable on exercise, exchange or conversion of all Sennen Options, Liberty Silver will use its commercially reasonable efforts to acquire the remaining Sennen Shares not tendered to the Offer as soon as possible, including by way of a Subsequent Acquisition Transaction for consideration at least equivalent in value to the consideration paid pursuant to the Offer.

To exercise its statutory right of Compulsory Acquisition, Liberty Silver must give notice (the “Offeror’s Notice”) to each holder of Sennen Shares to whom the Offer was made but who did not accept the Offer (and each person who subsequently acquires any such Sennen Shares) (in each case, a “Dissenting Offeree”) within five months after the date of the Offer of such proposed acquisition. If the Offeror’s Notice is sent to a Dissenting Offeree under Subsection 300(3) of the BCCA, Liberty Silver is entitled and bound to acquire all of the Sennen Shares of that Dissenting Offeree for the same consideration and on the same terms contained in the Offer, unless the Supreme Court of British Columbia (the “Court”) orders otherwise on an application made by that Dissenting Offeree within two months after the date of the Offeror’s Notice. Pursuant to any such application, the Court may fix the price and terms of payment for the Shares held by a Dissenting Offeree and make any such consequential orders and give such directions as the Court considers appropriate. Unless the Court orders otherwise (or, if an application to the Court has been made pursuant to the provisions described in the immediately preceding sentence, at any time after that application has been disposed of) Liberty Silver must, not earlier than two months after the date of the Offeror’s Notice, send a copy of the Offeror’s Notice to Sennen and must pay or transfer to Sennen the consideration representing the price payable by Liberty Silver for the Sennen Shares that are referred to in the Offeror’s Notice. On receiving a copy of the Offeror’s Notice and the consideration representing the price payable for the Sennen Shares referred to in the Offeror’s Notice, Sennen will be required to register Liberty Silver as a Sennen Shareholder with respect to those Sennen Shares. Any such amount received by Sennen must be paid into a separate account at a savings institution and, together with any other consideration so received, must be held by Sennen, or by a trustee approved by the Court, in trust for the Dissenting Offerees.

The foregoing is only a summary of the statutory right of Compulsory Acquisition that may become available to Liberty Silver. The summary is not intended to be complete nor is it meant to be a substitute for the more detailed information contained in the provisions of Section 300 of the BCCA. Sennen Shareholders should refer to Section 300 of the BCCA for the full text of the relevant statutory provisions. The provisions of Section 300 of the BCCA are complex and require strict adherence to notice and timing provisions, failing which such rights may be lost or altered. Sennen Shareholders who wish to be better informed about the provisions of Section 300 of the BCCA should consult their legal advisors.

Subsequent Acquisition Transaction

If Liberty Silver takes up and pays for Sennen Shares validly deposited under the Offer and Liberty Silver is not entitled to effect or elects not to pursue a Compulsory Acquisition, Liberty Silver intends to take such action as is necessary, including causing a special meeting of Sennen Shareholders to be called to consider a statutory arrangement, involving Sennen and Liberty Silver, or a subsidiary of Sennen or an affiliate of Liberty Silver, for the purpose of enabling Liberty Silver or an affiliate of Liberty Silver to acquire all Sennen Shares not acquired pursuant to the Offer (a “Subsequent Acquisition Transaction”). Under such a Subsequent Acquisition Transaction, Sennen may continue as a separate subsidiary of Liberty Silver following the completion of any such transaction. The timing and details of any such transaction will depend on a number of factors, including the number of Sennen Shares acquired pursuant to the Offer. If Liberty Silver takes up and pays for 66⅔% of the Sennen Shares

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issued and outstanding on a fully-diluted basis, under the Offer, Liberty Silver will own sufficient Sennen Shares to effect a Subsequent Acquisition Transaction. Liberty Silver reserves the right, in its sole discretion, not to complete a Subsequent Acquisition Transaction.

MI 61-101 may deem a Subsequent Acquisition Transaction to be a “business combination” if such Subsequent Acquisition Transaction would result in the interest of a holder of Sennen Shares being terminated without the consent of the holder, irrespective of the nature of the consideration provided in substitution therefor. The Offeror expects that any Subsequent Acquisition Transaction relating to Sennen Shares will be a “business combination” under MI 61-101. In certain circumstances, the provisions of MI 61-101 may also deem certain types of Subsequent Acquisition Transactions to be “related party transactions”. However, if the Subsequent Acquisition Transaction is a “business combination” carried out in accordance with MI 61-101 or an exemption therefrom, the “related party transaction” provisions therein do not apply to such transaction.

MI 61-101 provides that, unless exempted, a corporation proposing to carry out a business combination is required to prepare a valuation of the affected securities (and any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. The Offeror currently intends to rely on available exemptions (or, if such exemptions are not available, to seek waivers pursuant to MI 61-101 exempting Sennen and the Offeror or one or more of its affiliates, as appropriate) from the valuation requirements of MI 61-101. An exemption is available under MI 61¬101 for certain business combinations completed within 120 days after the Expiry Date provided that the consideration under such transaction is at least equal in value to and is in the same form as the consideration that tendering securityholders were entitled to receive in the take-over bid and provided that certain disclosure is provided in the Circular (and which disclosure has been provided herein). The Offeror expects that these exemptions will be available.

Depending on the nature and terms of the Subsequent Acquisition Transaction, the provisions of the BCCA and Sennen’s constating documents require the approval of 66⅔% of the votes cast by holders of the outstanding Sennen Shares at a meeting duly called and held for the purpose of approving the Subsequent Acquisition Transaction. MI 61-101 would also require that, in addition to any other required security holder approval, in order to complete a business combination, the approval of a simple majority of the votes cast by “minority” holders of each class of affected securities must be obtained unless an exemption is available or discretionary relief is granted by applicable securities regulatory authorities. If, however, following the Offer, the Offeror is the registered holder of 90% or more of the Sennen Shares at the time the Subsequent Acquisition Transaction is initiated, the requirement for minority approval would not apply to the transaction if an enforceable appraisal right or substantially equivalent right is made available to minority Sennen Shareholders.

In relation to the Offer and any business combination, the “minority” Sennen Shareholders will be, unless an exemption is available or discretionary relief is granted by applicable securities regulatory authorities, all Sennen Shareholders other than the Offeror, any interested party (within the meaning of MI 61-101), a “related party” of an “interested party”, unless the related party meets that description solely in its capacity as a director or senior officer of one or more persons that are neither “interested parties” nor “issuer insiders” (in each case within the meaning of MI 61-101) of the issuer, and any “joint actor” (within the meaning of MI 61-101) with any of the foregoing persons. MI 61-101 also provides that the Offeror may treat Sennen Shares acquired under the Offer as “minority” shares and vote them, or to consider them voted, in favour of such business combination if, among other things (i) the business combination is completed not later than 120 days after the Expiry Date; (ii) the consideration per security in the business combination is at least equal in value to and in the same form as the consideration paid under the Offer; (iii) certain disclosure is provided in the Circular (and which disclosure is provided herein); and (iv) the Sennen Shareholder who tendered such Sennen Shares to the Offer was not (a) a “joint actor” (within the meaning of MI 61-101) with the Offeror in respect of the Offer, (b) a direct or indirect party to any “connected transaction” (within the meaning of MI 61-101) to the Offer, or (c) entitled to receive, directly or indirectly, in connection with the Offer, a “collateral benefit” (within the meaning of MI 61-101) or consideration per Sennen Share that is not identical in amount and form to the entitlement of the general body of holders in Canada of Sennen Shares.

The Offeror currently intends (i) that the consideration offered per Sennen Share under any Subsequent Acquisition Transaction proposed by it would be equal in value to and in the same form as the Offered Consideration paid to Sennen Shareholders under the Offer (provided that, in calculating the value of the consideration offered in any Subsequent Acquisition Transaction, each Liberty Silver Share shall be deemed to be at least equal in value to each

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Liberty Silver Share offered under the Offer); (ii) that such Subsequent Acquisition Transaction will be completed no later than 120 days after the Expiry Date; and (iii) to cause any Sennen Shares acquired under the Offer to be voted in favour of any such Subsequent Acquisition Transaction and, where permitted by MI 61-101, to be counted as part of any minority approval required in connection with any such transaction.

Any Subsequent Acquisition Transaction may also result in Sennen Shareholders having the right to dissent in respect thereof and demand payment of the fair value of their Sennen Shares. The exercise of such right of dissent, if certain procedures are complied with by the Sennen Shareholder, could lead to a judicial determination of fair value required to be paid to such dissenting Sennen Shareholder for its Sennen Shares. The fair value so determined could be more or less than the amount paid per Sennen Share pursuant to such transaction or pursuant to the Offer.

If Liberty Silver proposes a Subsequent Acquisition Transaction but cannot promptly obtain any required approval or exemption, or cannot otherwise complete a Subsequent Acquisition Transaction, Liberty Silver will evaluate its other alternatives. Such alternatives could include, to the extent permitted by applicable laws, purchasing additional Sennen Shares in the open market, in privately negotiated transactions, in another take-over bid or exchange offer or otherwise, or from Sennen, or taking no further action to acquire additional Sennen Shares. Any additional purchases of Sennen Shares could be at a price greater than, equal to or less than the value of the Offered Consideration to be paid for Sennen Shares under the Offer and could be for cash and/or securities or other consideration. Alternatively, Liberty Silver may sell or otherwise dispose of any or all Sennen Shares acquired pursuant to the Offer or otherwise. Such transactions may be effected on terms and at prices then determined by Liberty Silver, which may vary from the terms and the value of the Offered Consideration.

The tax consequences to a Sennen Shareholder of a Subsequent Acquisition Transaction may differ significantly from the tax consequences to such Sennen Shareholder of accepting the Offer. See Section 18 of this Circular, “Certain Canadian Federal Income Tax Considerations” and Section 19 of this Circular, “Certain U.S. Income Tax Consequences”. Sennen Shareholders should consult their legal advisors for a determination of their legal rights with respect to a Subsequent Acquisition Transaction if and when proposed.

Judicial Developments

On February 1, 2008, MI 61-101 came into force in the Provinces of Ontario and Quebec, introducing harmonized requirements for enhanced disclosure, independent valuations and minority securityholder approval for specified types of transactions. See “Subsequent Acquisition Transaction” above.

Certain judicial decisions may be considered relevant to any business combination that may be proposed or effected subsequent to the expiry of the Offer. Canadian courts have, in a few instances, granted preliminary injunctions to prohibit transactions involving business combinations. The current trend in both legislation and Canadian jurisprudence is toward permitting business combinations to proceed, subject to evidence of procedural and substantive fairness in the treatment of minority Sennen Shareholders.

Sennen Shareholders should consult their legal advisors for a determination of their legal rights with respect to any transaction that may constitute a business combination.

11.

Ownership of and Trading in Securities of Sennen and Benefits from the Offer

Liberty Silver and its affiliates do not beneficially own, directly or indirectly, any Sennen Shares. Aside from the foregoing, no securities of Sennen are currently owned beneficially, directly or indirectly, nor is control or direction currently exercised over any securities of Sennen, by the Offeror or its directors or senior officers, or, to the knowledge of such directors and senior officers after reasonable inquiry, by (i) any associate or affiliate of a director or senior officer of Liberty Silver, (ii) any person holding more than 10% of any class of Liberty Silver’s equity securities, or (ii) any person acting jointly or in concert with Liberty Silver.

During the six-month period preceding the date of the Offer, no securities of Sennen have been traded by: (i) the Offeror, (ii) any director or senior officer of the Offeror, or (iii) to the knowledge of the directors and senior officers of the Offeror, after reasonable inquiry, by (a) any associate or affiliate of an insider of the Offeror, (b) any insider

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of the Offeror, other than a director or officer of the Offeror, or (c) any person or company acting jointly or in concert with the Offeror.

No person referred to under this Section 11 will receive any direct or indirect benefit from the consummation of the Offer or from accepting or refusing to accept the Offer, other than the consideration available to any Sennen Shareholder who participates in the Offer.

12.

Commitments to Acquire Securities of Sennen

Except pursuant to the Offer, none of the Offeror or any director or senior officer of the Offeror, or to the knowledge of the directors and senior officers of the Offeror after reasonable inquiry, (i) any associate or affiliate of a director or senior officer of the Offeror, (ii) any insider of the Offeror, other than a director or officer of the Offeror or, (iii) any person acting jointly or in concert with the Offeror, has entered into any arrangement, agreement, commitment or understanding to acquire any equity securities of Sennen.

13.

Arrangements, Agreements, Commitments or Understandings

There are no arrangements, agreements, commitments or understandings made or proposed to be made between the Offeror and any of the directors or officers of Sennen and no payments or other benefits are proposed to be made or given by the Offeror to such directors or officers as compensation for loss of office or as compensation for remaining in or retiring from office if the Offer is successful. There are no contracts, arrangements or understandings, formal or informal, between Liberty Silver and any securityholder of Sennen relating to the Offer or between Liberty Silver and any person or company with respect to any securities of Sennen relating to the Offer.

14.

Benefits from the Offer

To the knowledge of Liberty Silver, there are no direct or indirect benefits of accepting or refusing to accept the Offer, that will accrue to any director or senior officer of Sennen, to any associate of a director or senior officer of Sennen, to any person or company holding more than 10% of any class of equity securities of Sennen or to any person action “jointly or in concert” with Liberty Silver, other than those that will accrue to Sennen Shareholders generally. Certain Sennen Options and other securities of Sennen that are convertible into or exchangeable or exercisable for Sennen Shares that are not currently convertible into or exchangeable or exercisable for Sennen Shares may become convertible into or exchangeable or exercisable for Sennen Shares upon the completion of the Offer and certain officers or employees of Sennen may be entitled to additional compensation or benefits under employment or management contracts in connection with the completion of the Offer.

15.

Material Changes and Other Information

Liberty Silver has no information that indicates any material change in the affairs of Sennen has occurred since the date of the last published financial statements of Sennen, other than the making of this Offer by Liberty Silver and such other material changes as have been publicly disclosed by Sennen. Liberty Silver has no knowledge of any material fact concerning securities of Sennen that has not been generally disclosed by Sennen or any other matter that has not previously been generally disclosed but which would reasonably be expected to affect the decision of Sennen Shareholders to accept or reject the Offer.

16.

Effect of the Offer on the Market for and Listing of Sennen Shares

The purchase of Sennen Shares by the Offeror pursuant to the Offer will reduce the number of Sennen Shares that might otherwise trade publicly and will reduce the number of holders of Sennen Shares and, depending on the number of Sennen Shares acquired by the Offeror, could adversely affect the liquidity and market value of the remaining Sennen Shares held by the public.

The rules and regulations of the TSXV establish certain criteria which, if not met, could, upon successful completion of the Offer, lead to the delisting of the Sennen Shares from the TSXV. Among such criteria is the number of Sennen Shareholders, the number of Sennen Shares publicly held and the aggregate market value of the Sennen

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Shares publicly held. Depending on the number of Sennen Shares purchased under the Offer, it is possible that the Sennen Shares would fail to meet the criteria for continued listing on the TSXV. If this were to happen, the Sennen Shares could be delisted and this could, in turn, adversely affect the market or result in a lack of an established market for such Sennen Shares.

If permitted by applicable law, subsequent to completion of the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction, if necessary, the Offeror intends to apply to delist the Sennen Shares from the TSXV. If the Sennen Shares were to be delisted from the TSXV, the extent of the public market for the Sennen Shares and the availability of price or other quotations would depend upon the number of Sennen Shareholders, the number of Sennen Shares publicly held and the aggregate market value of the Sennen Shares remaining at such time, the interest in maintaining a market in Sennen Shares on the part of securities firms, whether Sennen remains subject to public reporting requirements in Canada and other factors.

After the purchase of the Sennen Shares under the Offer, Sennen may cease to be subject to the public reporting and proxy solicitation requirements of the BCCA and the securities laws of Canada or may request to cease to be a reporting issuer or its equivalent under the securities laws of Canada and other applicable jurisdictions.

17.

Regulatory Matters

The Offeror’s obligation to take up and pay for Sennen Shares tendered under the Offer is conditional upon all required regulatory approvals having been obtained on terms satisfactory to the Offeror, acting reasonably. Liberty Silver does not currently intend to take up and pay for Sennen Shares pursuant to the Offer unless Liberty Silver has obtained, on terms acceptable to it, all approvals, consents and clearances required or deemed appropriate by Liberty Silver in respect of the purchase of the Sennen Shares under any applicable competition, merger control, antitrust or other similar law or regulation in jurisdictions material to the operations of Liberty Silver or Sennen.

The distribution of the Liberty Silver Shares under the Offer to Sennen Shareholders in Canada is being made pursuant to statutory exemptions from the prospectus and dealer registration requirements under applicable Canadian securities laws. While the resale of Liberty Silver Shares issued under the Offer to Sennen Shareholders in Canada is subject to restrictions under the securities laws of certain Canadian provinces and territories, Sennen Shareholders in such provinces and territories generally will be able to rely on statutory exemptions from such restrictions.

The Liberty Silver Shares that will be issued to Sennen Shareholders in the U.S under the Offer will be issued to such shareholders in reliance upon an exemption from registration provided by Rule 802 promulgated under the U.S. Securities Act.  The Liberty Silver Shares that Sennen Shareholders in the U.S. receive under the Offer will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act to the same extent and proportion that the Sennen Shares held by Sennen Shareholders in the United States on the Take Up Date (as defined herein) are restricted securities.  Restricted securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only pursuant to an exemption or exclusion from the registration requirements of the U.S. Securities Act and applicable state securities laws.

This document does not constitute a registration statement covering resales of securities by persons who are otherwise restricted from selling their shares under the U.S. Securities Act.

The Offer is being made in compliance with applicable Canadian and U.S. rules governing take-over bids and tender offers, respectively, or applicable exemptions therefrom.

The United States Hart-Scott-Rodino Antitrust Improvements Act (“HSR Act”) requires, among other things, that participants in certain proposed business transactions notify the U.S. Federal Trade Commission and the Antitrust Division of the U.S Justice Department at least 30 days prior to the consummation of such transaction. Based upon an examination of the information publicly available relating to Sennen’s business, Liberty Silver believes that the Offer will not be required to be reviewed by the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission under the HSR Act.

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Pursuant to U.S. state securities laws, Liberty Silver will not be permitted to take up and pay for Sennen Shares owned by a U.S. resident until the Offer and sale in the state such person is resident in has been registered with the applicable state regulatory agency or an exemption from such registration is available. In this regard, Liberty Silver intends to file the appropriate forms to claim an exemption from registration for the Offer in all states in which Sennen Shareholders reside. There can be no assurance that all states will approve the offer and sale.

18.

Certain Canadian Federal Income Tax Considerations

The following is a summary of the principal Canadian federal income tax considerations of the Offer generally applicable to shareholders who, for the purposes of the Tax Act and at all relevant times, (i) deal and will deal at arm’s length with both Liberty Silver and Sennen, (ii) are not affiliated with either Liberty Silver or Sennen, and (iii) hold their Sennen Shares as capital property. Sennen Shares will generally be considered capital property to a shareholder unless the shareholder holds the Sennen Shares in the course of carrying on business of buying and selling securities or has acquired the Sennen Shares in a transaction or transactions considered to be an adventure in the nature of trade. Shareholders who are resident in Canada for purposes of the Tax Act and whose Sennen Shares might not otherwise qualify as capital property may be entitled to make the irrevocable election provided by subsection 39(4) of the Tax Act to have such shares and every “Canadian security” (as defined in the Tax Act) owned by such holder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

This summary does not address income tax considerations applicable to (i) directors, officers or other insiders of Liberty Silver, Sennen or related companies, (ii) persons who hold Sennen Shares or will hold Sennen Shares subject to escrow, trading or other restrictions that might affect the value thereof, (iii) holders of Sennen Options, and (iv) a Sennen Shareholder that is a “foreign affiliate” for purposes of the Tax Act, of a tax person resident in Canada. The summary addresses the tax considerations applicable to the shareholders of Liberty Silver and Sennen only to the extent expressly set out herein.

This summary does not apply to a shareholder that (i) is a “financial institution” for the purposes of the mark-to-market rules contained in the Tax Act; or (ii) is a “specified financial institution” or “restricted financial institution” (as defined in the Tax Act); or (iii) an interest in which would be a “tax shelter investment” (as defined in the Tax Act); or (iv) who has acquired Sennen Shares upon the exercise of an employee stock option; or (v) to whom the functional currency reporting rules contained in the Tax Act would apply. Such shareholders should consult their own tax advisors. This summary is based on the current provisions of the Tax Act, the regulations thereunder, all proposals to amend the Tax Act or the regulations publicly announced by the federal Minister of Finance (Canada) prior to the date hereof, and the understanding of Borden Ladner Gervais LLP of the current published administrative practices of the Canada Revenue Agency (“CRA”). It has been assumed that all currently proposed amendments will be enacted as proposed and that there will be no other relevant changes to the Tax Act or other applicable law or policy, although no assurance can be given in these respects.

This summary does not otherwise take into account or anticipate any changes in law or administrative policies or assessing practices, whether by legislative, regulatory, administrative or judicial action or decision, nor does it take into account provincial, territorial or foreign tax legislation or considerations, which may be different from those discussed in this summary.

This summary is of a general nature only and is not intended to be, nor should it be considered to be, legal or tax advice to any particular shareholder. The tax consequences to any particular shareholder will depend on a variety of factors including the shareholder’s own particular circumstances. Therefore, all shareholders and all persons affected by the Offer should consult their own tax advisors with respect to their particular circumstances. An advance income tax ruling has not been obtained with respect to the transactions contemplated herein.

Shareholders Resident in Canada

The following portion of the summary is generally applicable to a Sennen Shareholder who, at all relevant times, for the purposes of the Tax Act is, or is deemed to be, a resident of Canada (“Resident Holder”).

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Exchange of Sennen Shares Pursuant to the Offer

A Resident Holder will dispose of his or her Sennen Shares for proceeds of disposition equal to the fair market value, at the time of acquisition, of the Liberty Silver Shares acquired by such Resident Holder on the exchange. As a result, the Resident Holder will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the aggregated adjusted cost base to the Resident Holder of the Sennen Shares. The cost to such Resident Holder of Liberty Silver Shares acquired on the exchange will be equal to the fair market value of those shares at the time of acquisition. If the Resident Holder owns other Liberty Silver Shares the adjusted cost base of all such Liberty Silver Shares, including those received on the exchange, will be averaged subject to detailed rules contained in the Tax Act. The general tax treatment of capital gains and capital losses is the same as discussed below under the heading “Taxation of Capital Gains and Losses on the Exchange and on the Disposition of Liberty Silver Shares”.

Taxation of Capital Gains and Losses on the Exchange and on the Disposition of Liberty Silver Shares

One-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year will be included in the holder’s income for the year. One-half of any capital loss (an “allowable capital losses”) realized by the Resident Holder in a year may be deducted against taxable capital gains realized in the year. Allowable capital losses in excess of taxable capital gains realized in a taxation year may be carried back up to three taxation years or carried forward indefinitely, and deducted against net taxable capital gains in those other years, to the extent and in the circumstances specified in the Tax Act.

If the Resident Holder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of a share may be reduced by the amount of certain dividends received or deemed to be received by the corporation on the share, to the extent and under circumstances specified by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns shares, or where a trust or partnership of which a corporation is a beneficiary or member, respectively, is a member of a partnership or a beneficiary of a trust that owns shares.

A Resident Holder that is a Canadian-controlled private corporation throughout the relevant taxation year may be subject to a refundable tax of 6⅔% on its aggregate investment income for the year, which will include an amount in respect of taxable capital gains. This additional tax will be refunded to the holder at the rate of $1 for every $3 of taxable dividends paid while it is a private corporation.

Where the Resident Holder is an individual or a trust, other than certain specified trusts, the realization of a capital gain may result in a liability for alternative minimum tax under the Tax Act.

Sennen Shares Not Deposited by Resident Holders

(a)

Subsequent Acquisition Transaction

As described in Section 10 of this Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer”, if Liberty Silver does not acquire all of the Sennen Shares pursuant to the Offer, Liberty Silver may propose other means of acquiring the remaining issued and outstanding Sennen Shares. As described in Section 10 of this Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer”, it is Liberty Silver’s current intention that the consideration offered under any Subsequent Acquisition Transaction would be the same as the consideration offered under the Offer. The tax treatment of a Subsequent Acquisition Transaction to a Resident Holder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out and the consideration offered, and accordingly it is not possible to comment except in very general terms. Liberty Silver may propose to carry out a Subsequent Acquisition Transaction by means of an amalgamation, statutory arrangement, consolidation, capital reorganization or other transaction, the tax consequences of which to a Resident Holder would depend upon the nature of the particular transaction undertaken and may be substantially the same as, or materially different from, those described above. Resident Holders should consult their own tax advisors for advice

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with respect to the income tax consequences to them of having their Sennen Shares acquired pursuant to a Subsequent Acquisition Transaction. Depending upon the exact manner in which the transaction is carried out, such tax consequences may also include a capital gain or capital loss, a deemed dividend, or both a deemed dividend and a capital gain or capital loss. Any such capital loss may, in certain circumstances, be reduced by the amount of certain dividends previously received or deemed to have been received on the Sennen Shares (or on shares of an amalgamated corporation for which the Sennen Shares are exchanged) to the extent and under the circumstances described in the Tax Act.

A Resident Holder that is a corporation should consult its tax advisors for specific advice with respect to the potential application of subsection 55(2) of the Tax Act with respect to any dividends received, or deemed to be received, by such corporation in connection with a Subsequent Acquisition Transaction. Subsection 55(2) provides in part that, where a Resident Holder that is a corporation receives or is deemed to receive a dividend, in certain circumstances the dividend or deemed dividend may be treated as proceeds of disposition of the Sennen Shares for the purpose of computing the Resident Holder’s capital gain. Subject to the potential application of this provision, dividends received or deemed to be received by a corporation in connection with a Subsequent Acquisition Transaction will be included in computing income, and normally will also be deductible in computing its taxable income, but affected Resident Holders are advised to consult their own tax advisors in this regard.

A Resident Holder that is a “private corporation” or a “subject corporation” (as such terms are defined in the Tax Act) may be liable under Part IV of the Tax Act to pay a refundable tax of 33⅓% on dividends received, or deemed to be received, in connection with a Subsequent Acquisition Transaction to the extent that such dividends are deductible in computing such corporation’s taxable income.

In the case of a Resident Holder who is an individual (including a trust), dividends received or deemed to be received in connection with a Subsequent Acquisition Transaction will be included in computing the Resident Holder’s income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends paid by a taxable Canadian corporation.

If the Subsequent Acquisition Transaction is carried out by means of an amalgamation, under the current administrative practice of the CRA, Resident Holders who exercise a right of dissent in respect of such an amalgamation should be considered to have disposed of their Sennen Shares for proceeds of disposition equal to the amount paid by the amalgamated corporation to the dissenting Resident Holder for such Sennen Shares, other than interest awarded by the court. In this case, a Resident Holder will realize a capital gain (or a capital loss) generally calculated in the same manner and with the tax consequences as described above under “Shareholders Resident in Canada – Exchange of Sennen Shares Pursuant to the Offer”. However, as the legislative basis of this treatment may be uncertain, there is a risk that all or part of such amounts paid to a dissenting Resident Shareholder could be treated as a deemed dividend. Interest awarded by a court will be included in computing the Resident Holder’s income.

Resident Holders should consult their own tax advisors for advice with respect to all income tax consequences to them of having their Sennen Shares acquired pursuant to a Subsequent Acquisition Transaction.

(b)

Potential Delisting

Sennen Shares may be delisted from the TSXV after the exchange of Liberty Silver Shares for Sennen Shares pursuant to the Offer. In certain circumstances, a delisting could adversely affect a holder of Sennen Shares that does not accept the Offer and that is a trust governed by a registered retirement savings plan (or other deferred income plan), by subjecting such holder to certain taxes and penalizing provisions under the Tax Act, and Resident Holders who may be so affected should consult with their own tax advisors in this regard.

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Shareholders Not Resident in Canada

The following part of the summary applies, subject to all provisos and assumptions set out above, to a shareholder, who participates in the Offer, and who for the purposes of the Tax Act and any applicable income tax treaty is not and has never been resident or deemed a resident of Canada and does not, and will not at any relevant time, use or hold any shares of Liberty Silver or Sennen in carrying on, or otherwise in connection with, a business in Canada (a “Non-Resident Holder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Non-Resident Holders Who Participate in the Offer

A Non-Resident Holder will be considered to have disposed of his or her Sennen Shares for proceeds of disposition equal to the fair market value at the time of acquisition of the Liberty Silver Shares acquired by such Non-Resident Holder on the exchange. As a result, the Non-Resident Holder will realize a capital gain (or capital loss) to the extent that such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the aggregated adjusted cost base to the Non-Resident Holder of the Sennen Shares. The cost to such Non-Resident Holder of Liberty Silver Shares acquired on the exchange will be equal to the fair market value of those shares at the time of acquisition. If the Non-Resident Holder owns other Liberty Silver Shares the adjusted cost base of all such Liberty Silver Shares will be averaged subject to detailed rules contained in the Tax Act.

A Non-Resident Holder will not be subject to tax under the Tax Act on any capital gains realized on the exchange of the Sennen Shares, provided that the shares exchanged do not constitute “taxable Canadian property” (as defined in the Tax Act), of the Non-Resident Holder at the time of the exchange, and if any applicable income tax treaty between Canada and the Non-Resident Holder is resident does not exempt the capital gain from tax under the Tax Act. A Non-Resident Holder whose Shares are “taxable Canadian property” (and are not exempt from tax on capital gains pursuant to an applicable income tax treaty) will generally be subject to the same tax consequences as a Resident Holder who exchanges the Sennen Shares pursuant to the Offer and chooses to include in computing their income a portion of the gain or loss from the exchange, as discussed above.

Generally, a share of a Canadian resident corporation listed on a designated stock exchange (which includes the TSXV) owned by a Non-Resident Holder will not be “taxable Canadian property” of that Non-Resident Holder unless at any time during the 60-month period immediately preceding the disposition (i) the Non-Resident Holder, persons with whom the Non-Resident Holder does not deal at arm’s length, or the Non-Resident Holder together with all such persons, has owned 25% or more of the shares of any class or series of the corporation; and (ii) more than 50% of the fair market value of such shares was derived, directly or indirectly, from any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act), or options in respect of, interests in, or civil law rights in such properties. Shares acquired in certain transactions may also be deemed to be taxable Canadian property of the Non-Resident Holder.

For the purpose of the exchange, the Sennen Shares, owned by a Non-Resident Holder at the time of the exchange will be considered “excluded property” for purposes of section 116 of the Tax Act. Therefore, should the Sennen Shares be “taxable Canadian property” to a Non-Resident Holder, there is no amount to be withheld by Liberty Silver on account of any Canadian tax liability at the time of the exchange, nor is there an obligation for the Non-Resident Holder to obtain a clearance certificate from the CRA in respect of the proposed exchange.

A Non-Resident Holder who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs. Non-Resident Holders whose Sennen Shares constitute taxable Canadian property should consult with their own tax advisors.

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Shares Not Deposited by Non-Resident Holders

(a)

Subsequent Acquisition Transactions

As described in Section 10 of this Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer,” if Liberty Silver acquires less than all of the Sennen Shares under the Offer, Liberty Silver may propose other means of acquiring the remaining Sennen Shares. It is Liberty Silver’s current intention that the consideration offered under any Subsequent Acquisition Transaction would be the same as the consideration offered under the Offer. The tax consequences of a Subsequent Acquisition Transaction to a Non-Resident Holder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out and may be substantially the same as, or materially different from, those referred to above. A Non-Resident Holder may realize a capital gain or a capital loss and/or a deemed dividend (see also discussion above). In general, the Non-Resident Holder would not be subject to taxation under the Tax Act in respect of any capital gain that is realized unless the Non-Resident Holder’s Sennen Shares are “taxable Canadian property”, as described above, and the Non-Resident Holder is not afforded any relief under an applicable income tax treaty. Non-Resident Holders should consult their own tax advisors for advice with respect to the potential income tax consequences to them of having their Sennen Shares acquired pursuant to a Subsequent Acquisition Transaction, including the special considerations applicable if the Sennen Shares are not then listed on a recognized stock exchange. Dividends paid or deemed to be paid to a Non-Resident Holder would be subject to Canadian withholding tax at a rate of 25%. This rate may be reduced under the provisions of an applicable income tax treaty.

Interest paid or credited to a Non-Resident Holder exercising its right to dissent in respect of a Subsequent Acquisition Transaction will generally not be subject to Canadian withholding tax.

(b)

Potential Delisting

Sennen Shares may be delisted from the TSXV. If the Sennen Shares are not listed on a recognized stock exchange at the time of disposition by a Non-Resident Holder, then notwithstanding any other tax considerations described in this Circular, the notification and withholding provisions of section 116 of the Tax Act may apply to the Non-Resident Holder. Non-Resident Holders should consult with their own tax advisors well in advance of any Subsequent Acquisition Transaction in this regard.

Non-Resident Holders are cautioned that Sennen Shares that are not listed on a designated stock exchange (which currently includes the TSXV) at the time of their disposition will be considered taxable Canadian property of the Non-Resident Holder, if at any time during the 60-month period immediately preceding the disposition, more than 50% of the fair market value of the Sennen Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, Canadian resource properties (as defined in the Tax Act), timber resource properties (as defined in the Tax Act), and options in respect of, or interests in, or for civil law rights in, any such properties (whether or not such property exists). Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, Sennen Shares could be deemed to be taxable Canadian property to the Non-Resident Holder. If the Sennen Shares are taxable Canadian property of the Non-Resident Holder at the time of their disposition and are not “treaty-protected property” of the Non-Resident Holder for purposes of the Tax Act, the Non-Resident Holder will be subject to tax under the Tax Act in respect of any capital gain realized on the disposition. Furthermore, if the Sennen Shares are not listed on a recognized stock exchange (which currently includes the TSXV) at the time of their disposition and are not “treaty-protected property” of the Non-Resident Holder for purposes of the Tax Act, the notification and withholding provisions of section 116 of the Tax Act may apply to the Non-Resident Holder with the result that, among other things, unless the Offeror has received a clearance certificate pursuant to section 116 of the Tax Act relating to the disposition of a Non-Resident Holder’s Sennen Shares, the Offeror may deduct or withhold 25% from any payment made to the Non-Resident Holder and will remit such amount

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to the Receiver General on account of the Non-Resident Holder’s liability for tax under the Tax Act. A Sennen Share will be treaty-protected property to a Non-Resident Holder if, under an applicable income tax convention between Canada and the country in which the Non-Resident Holder is resident, the Non-Resident Holder is exempt from Canadian tax on the gain realized on the disposition of the Sennen Share. In addition, a Non-Resident Holder who disposes of taxable Canadian property may be required to file a Canadian income tax return for the year in which the disposition occurs. Non-Resident Holders should consult with their own tax advisors in this regard.

19.

Certain U.S. Federal Income Tax Considerations

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) with respect to the Offer and the ownership and disposition of Liberty Silver Shares received pursuant to the Offer. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder as a result of the Offer or as a result of the ownership and disposition of Liberty Silver Shares received pursuant to the Offer. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of Sennen Shares or Liberty Silver Shares. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences of the acquisition, ownership, and disposition of Sennen Shares and Liberty Silver Shares.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Offer and the ownership and disposition of Liberty Silver Shares received pursuant to the Offer. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Circular. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Sennen Shares participating in the Offer (or after the Offer, Liberty Silver Shares) that is for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the U.S.;

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a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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a trust that (a) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner of Sennen Shares participating in the Offer or exercising dissent rights under the Offer that is not a U.S. Holder. This summary does not address the U.S. federal income tax consequences applicable to non-U.S. Holders arising from the Offer or the ownership, and disposition of Liberty Silver Shares received pursuant to the Offer. Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local tax, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the Offer and the ownership, and disposition of Liberty Silver Shares received pursuant to the Offer.

Transactions Not Addressed

This summary does not address the U.S. federal income tax consequences of transactions effected prior or subsequent to, or concurrently with, the Offer (whether or not any such transactions are undertaken in connection with the Offer), including, without limitation, the following:

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any conversion into Sennen Shares or Liberty Silver Shares of any notes, debentures or other debt instruments;

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any vesting, conversion, assumption, disposition, exercise, exchange, or other transaction involving any rights to acquire Sennen Shares or Liberty Silver Shares, including the Sennen Options; and

?

any transaction, other than the Offer, in which Sennen Shares or Liberty Silver Shares are acquired.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the Offer to U.S. Holders that are subject to special provisions under the Code, including the following: (i) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (ii) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (iv) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (v) U.S. Holders that have a “functional currency” other than the U.S. dollar; (vi) U.S. Holders that own Sennen Shares (or after the Offer, Liberty Silver Shares) as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (vii) U.S. Holders that acquired Sennen Shares (or after the Offer, Liberty Silver Shares) in connection with the exercise of employee stock options or otherwise as compensation for services; (ix) U.S. Holders that hold Sennen Shares (or after the Offer, Liberty Silver Shares) other than as a capital asset within the meaning of section 1221 of the Code (generally, property held for investment purposes); and (x) U.S. Holders that own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Sennen Shares (or after the Offer, Liberty Silver Shares). This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (i) U.S. expatriates or former long-term residents of the U.S.; (ii) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (iii) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Sennen Shares (or after the Offer, Liberty Silver Shares) in connection with carrying on a business in Canada; (iv) persons whose Sennen Shares (or after the Offer, Liberty Silver Shares) constitute “taxable Canadian property” under the Tax Act; or (v) persons that

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have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the Offer and the ownership and disposition of Liberty Silver Shares received pursuant to the Offer.

If an entity that is classified as a partnership (or “pass-through” entity) for U.S. federal income tax purposes holds Sennen Shares (or after the Offer, Liberty Silver Shares), the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Offer and the ownership of Liberty Silver Shares received pursuant to the Offer generally will depend in part on the activities of the partnership and the status of such partners. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Offer and the ownership and disposition of Liberty Silver Shares received pursuant to the Offer.

Certain U.S. Federal Income Tax Consequences of the Offer

Consequences of Exchanging the Sennen Shares Pursuant to the Offer

In considering the tax consequences of the Offer, U.S. Holders must take into account the discussion under “Tax Consequences if Sennen is Classified as a PFIC” below.

The determination of whether the Offer will qualify as a tax-deferred “reorganization” within the meaning of section 368(a) of the Code (a “Reorganization”) depends on the resolution of complex issues and facts, some of which will not be known until the closing of the Offer and Compulsory Acquisition or Subsequent Acquisition Transaction, and as a result, it is uncertain as to whether the Offer will qualify as a Reorganization or a fully taxable transaction. Liberty Silver has not determined how any Subsequent Acquisition Transaction will be structured, and as of the date of this Circular, Liberty Silver does not expect that the U.S. federal income tax consequences to U.S. Holders will be a significant factor in determining the structure of any such Subsequent Acquisition Transaction. As described in detail below, even if the Offer qualifies as a Reorganization, the PFIC (as hereinafter defined) rules may require a U.S. Holder to fully recognize gain (but not loss) if Sennen is considered a PFIC with respect to a particular U.S. Holder. All U.S. Holders of Sennen Shares should consult their own tax advisors regarding the specific U.S. federal income tax consequences of the Offer that are applicable to them.

Tax Consequences if the Offer Qualifies as a Reorganization

If the Offer qualifies as a Reorganization, and the PFIC rules discussed below do not apply, then the following U.S. federal income tax consequences will result for U.S. Holders:

(a)

no gain or loss will be recognized by a U.S. Holder on the exchange of Sennen Shares for Liberty Silver Shares pursuant to the Offer;

(b)

the tax basis of a U.S. Holder in the Liberty Silver Shares acquired in exchange for Sennen Shares pursuant to the Offer will be equal to such U.S. Holder’s tax basis in the Sennen Shares exchanged;

(c)

the holding period of a U.S. Holder for the Liberty Silver Shares acquired in exchange for Sennen Shares pursuant to the Offer will include such U.S. Holder’s holding period for Sennen Shares; and

(d)

U.S. Holders who exchange Sennen Shares for Liberty Silver Shares pursuant to the Offer generally will be required to report certain information to the IRS on their U.S. federal income tax returns for the tax year in which the Offer occurs, and to retain certain records related to the Offer.

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Treatment of the Offer as a Taxable Transaction

If the Offer does not qualify as a Reorganization for U.S. federal income tax purposes, subject to the PFIC rules discussed below, then the following U.S. federal income tax consequences will result for U.S. Holders:

(a)

a U.S. Holder will recognize gain or loss in an amount equal to the difference, if any, between (i) the fair market value (expressed in U.S. dollars) of the Liberty Silver Shares received in exchange for Sennen Shares pursuant to the Offer and (ii) the adjusted tax basis (expressed in U.S. dollars) of such U.S. Holder in Sennen Shares exchanged;

(b)

the tax basis of a U.S. Holder in the Liberty Silver Shares received in exchange for Sennen Shares pursuant to the Offer would be equal to the fair market value of such Liberty Silver Shares on the date of receipt; and

(c)

the holding period of a U.S. Holder for the Liberty Silver Shares received in exchange for Sennen Shares pursuant to the Offer will begin on the day after the date of receipt.

If Sennen is not classified as a PFIC for any tax year in which a U.S. Holder held Sennen Shares, any gain or loss described in clause (a) immediately above generally would be capital gain or loss, which will be long-term capital gain or loss if such Sennen Shares were held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to complex limitations under the Code.

Tax Consequences if Sennen is Classified as a PFIC

A U.S. Holder of Sennen Shares would be subject to special, adverse tax rules in respect of the Offer if Sennen was classified as a “passive foreign investment company” under the meaning of section 1297 of the Code (a “PFIC”) for any tax year during which such U.S. Holder holds or held Sennen Shares.

A non-U.S. corporation is classified as a PFIC for each tax year in which (i) 75% or more of its income is passive income (as defined for U.S. federal income tax purposes) or (ii) on average for such tax year, 50% or more (by value) of its assets either produce or are held for the production of passive income. For purposes of the PFIC provisions, “gross income” generally means sales revenues less cost of goods sold, and “passive income” generally includes dividends, interest, royalties, rents, and gains from commodities or securities transactions, including certain transactions involving oil and gas. In determining whether or not it is classified as a PFIC, a non-U.S. corporation is required to take into account its pro rata portion of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest.

Liberty Silver does not know whether Sennen was classified as a PFIC during one or more prior tax years or will be classified as a PFIC for its current tax year.

Under proposed U.S. Treasury Regulations, absent application of the “PFIC-for-PFIC Exception” discussed below, if Sennen is classified as a PFIC for any tax year during which a U.S. Holder holds Sennen Shares, special rules may increase such U.S. Holder’s U.S. federal income tax liability with respect to the Offer. Under the default PFIC rules:

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the Offer may be treated as a taxable exchange even if such transaction qualifies as a Reorganization as discussed above;

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any gain on the sale, exchange or other disposition of Sennen Shares and any “excess distribution” (defined as an annual distribution that is more than 25% in excess of the average annual distribution over the past three years) will be allocated rateably over such U.S. Holder’s holding period;

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the amount allocated to the current tax year and any year prior to the first year in which Sennen was classified as a PFIC will be taxed as ordinary income in the current year;

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the amount allocated to each of the other tax years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year; and

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an interest charge for a deemed deferral benefit will be imposed with respect to the resulting tax attributable to each of the other tax years, which interest charge is not deductible by non-corporate U.S. Holders.

A U.S. Holder that has made a “mark-to-market” election under section 1296 of the Code or a timely and effective election to treat Sennen as a “qualified electing fund” under section 1295 of the Code (a “QEF Election”) may generally mitigate or avoid the PFIC consequences described above with respect to the Offer.

U.S. Holders should be aware that there can be no assurances that Sennen will satisfy the record keeping requirements that apply to a QEF, or that Sennen will supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in the event that Sennen is a PFIC during its current tax year or any prior tax year. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Sennen Shares. Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election.

Notwithstanding the foregoing, if (i) the Offer qualifies as a Reorganization, (ii) Sennen was classified as a PFIC for any tax year during which a U.S. Holder holds or held Sennen Shares, and (iii) Liberty Silver also qualifies as a PFIC for the tax year that includes the day after the Effective Date of the Offer, then proposed U.S. Treasury Regulations generally provide for Reorganization treatment to apply to such U.S. Holder’s exchange of Sennen Shares for Liberty Silver Shares pursuant to the Offer (for a discussion of the general nonrecognition treatment of a Reorganization, see discussion above under the heading “Tax Consequences if the Offer Qualifies as a Reorganization”). For purposes of this summary, this exception will be referred to as the “PFIC-for-PFIC Exception.” In addition, in order to qualify for the PFIC-for-PFIC Exception, proposed U.S. Treasury Regulations require a U.S. Holder to report certain information to the IRS on Form 8621 together with such U.S. Holder’s U.S. federal income tax return for the tax year in which the Offer occurs.

Liberty Silver has not made any determination of its PFIC status for its current tax year. Accordingly, if the proposed U.S. Treasury Regulations were finalized and made applicable to the Offer (even if this occurs after the Effective Date of the Offer), it is not known whether the PFIC-for-PFIC Exception would be available to U.S. Holders with respect to the Offer. PFIC classification is factual in nature, and generally cannot be determined until the close of the tax year in question. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurances regarding the PFIC status of Liberty Silver during the tax year which includes the day after the Effective Date of the Offer.

Each U.S. Holder should consult its own tax advisor regarding the potential application of the PFIC rules to the exchange of Sennen Shares for Liberty Silver Shares pursuant to the Offer, and the information reporting responsibilities under the proposed U.S. Treasury Regulations in connection with the Offer.

In addition, the proposed U.S. Treasury Regulations discussed above were proposed in 1992 and have not been adopted in final form. The proposed U.S. Treasury Regulations state that they are to be effective for transactions occurring on or after April 11, 1992. However, because the proposed U.S. Treasury Regulations have not yet been adopted in final form, they are not currently effective and there is no assurance they will be finally adopted in the form and with the effective date proposed. Further, it is uncertain whether the IRS would consider the proposed U.S. Treasury Regulations to be effective for purposes of determining the U.S. federal income tax treatment of the Offer. In the absence of the proposed U.S. Treasury Regulations being finalized in their current form, the U.S. federal income tax consequences to a U.S. Holder are generally set forth above in the discussion under “Tax Consequences if the Offer Qualifies as a Reorganization” or “Tax Consequences of the Offer as a Taxable Transaction”, as applicable. If gain is not recognized under the proposed U.S. Treasury Regulations, a U.S. Holder’s holding period for the Liberty Silver Shares for purposes of applying the PFIC rules presumably would include the period during which the U.S. Holder held its Sennen Shares. Consequently, a subsequent disposition of the Liberty Silver Shares presumably would be taxable under the default PFIC rules described above. U.S. Holders should consult their own tax advisors regarding whether the proposed U.S. Treasury Regulations under section 1291 would apply if the Offer qualifies as a Reorganization.

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Transfer of Sennen Shares Not Exchanged Pursuant to the Offer

As described under Section 10 of this Circular, “Acquisition of Sennen Shares Not Deposited Under the Offer”, Liberty Silver may, in certain circumstances, acquire Sennen Shares not deposited under the Offer pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction. A U.S. Holder whose Sennen Shares are acquired pursuant to a Compulsory Acquisition should be subject to tax consequences generally similar to those described above under “Consequences of Exchanging the Sennen Shares Pursuant to the Offer.” The tax treatment of a Subsequent Acquisition Transaction to a U.S. Holder will depend upon the exact manner in which the Subsequent Acquisition Transaction is carried out and may be substantially the same or materially different than the tax consequences described above. Liberty Silver does not expect that the U.S. federal income tax consequences to U.S. Holders will be a significant factor in determining the structure of any such Subsequent Acquisition Transaction. U.S. Holders should consult their own tax advisors for advice with respect to the income tax consequences of having their Sennen Shares acquired pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction, including the consequences of exercising dissent rights pursuant to a Compulsory Acquisition or a Subsequent Acquisition Transaction.

A U.S. Holder that exercises dissent rights in any Compulsory Acquisition or Subsequent Acquisition Transaction and is paid cash in exchange for all of such U.S. Holder’s Sennen Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. Holder in exchange for Sennen Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (ii) the tax basis of such U.S. Holder in such Sennen Shares surrendered. Subject to the PFIC rules discussed in this summary, such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such Sennen Shares have been held for more than one year. Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to complex limitations under the Code.

Ownership of Liberty Silver Shares

Distributions With Respect to Liberty Silver Shares

Subject to the PFIC rules discussed below, a U.S. Holder that receives a distribution (including a constructive distribution, but excluding certain pro rata distributions of stock described in section 305 of the Code) with respect to the Liberty Silver Shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated “earnings and profits” of Liberty Silver, as determined under U.S. federal income tax rules. To the extent that a distribution exceeds the current and accumulated “earnings and profits” of Liberty Silver, such distribution will be treated (a) first, as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Liberty Silver Shares, and (b) thereafter, as gain from the sale or exchange of such Liberty Silver Shares. (see more detailed discussion below under the heading “Disposition of Liberty Silver Shares”). However, Liberty Silver may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore may have to assume that any distribution by Liberty Silver with respect to Liberty Silver Shares will constitute ordinary dividend income. Dividends paid on the Liberty Silver Shares generally will not be eligible for the “dividends received deduction” generally available to U.S. corporate shareholders receiving dividends from U.S. corporations.

For tax years beginning before January 1, 2013, a dividend paid to a U.S. Holder who is an individual, estate or trust by a corporation generally will be taxed at the preferential tax rates applicable to long-term capital gains if the corporation is a “qualified foreign corporation” (“QFC”) and certain holding period requirements for the U.S. Holder’s shares are met. A corporation generally will be a QFC as defined under section 1(h)(11) of the Code if the corporation is eligible for the benefits of the Canada-U.S. Tax Convention or its shares are readily tradable on an established securities market in the U.S. However, even if a corporation satisfies one or more of these requirements, such corporation will not be treated as a QFC if the corporation is a PFIC for the tax year during which it pays a dividend or for the preceding tax year. See the section above under “Tax Consequences if Sennen is Classified as a PFIC”.

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For tax years beginning on or after January 1, 2013, assuming no changes are made to the Code in the interim, the preferential tax rates for dividends discussed above will no longer be available and dividends paid by Liberty Silver to a U.S. Holder generally will be taxed at ordinary income tax rates. The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Disposition of Liberty Silver Shares

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of Liberty Silver Shares in an amount equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received and (ii) such U.S. Holder’s tax basis in the Liberty Silver Shares sold or otherwise disposed of. Subject to the PFIC rules, any such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if the Liberty Silver Shares are held for more than one year.

Preferential tax rates apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gains of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the Offer or in connection with the ownership or disposition of Liberty Silver Shares may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a tax year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution with respect to the Liberty Silver Shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Receipt of Foreign Currency

The amount of any distribution or proceeds paid in Canadian dollars to a U.S. Holder in connection with the ownership of Liberty Silver Shares, or on the sale, exchange or other taxable disposition of Liberty Silver Shares, or any Canadian dollars received in connection with the Offer (including, but not limited to, U.S. Holders exercising dissent rights under the Offer), will be included in the gross income of a U.S. Holder as translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.

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Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Information Reporting; Backup Withholding Tax

Under U.S. federal income tax law and U.S. Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on U.S. Holders that hold certain specified foreign financial assets in excess of $50,000. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity. U.S. Holders may be subject to these reporting requirements unless their Liberty Silver Shares are held in an account at a domestic financial institution. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to the PFIC rules.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of (i) distributions on the Liberty Silver Shares, (ii) proceeds arising from the sale or other taxable disposition of Liberty Silver Shares, or (iii) any payments received in connection with the Offer (including, but not limited to, U.S. Holders exercising dissent rights under the Offer) generally may be subject to information reporting and backup withholding tax, at the rate of 28% (and increasing to 31% for payments made after December 31, 2012), if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

20.

Depositary

Liberty Silver has engaged Kingsdale Shareholder Services Inc. to act as Depositary for the receipt of Sennen Shares and related Letters of Transmittal deposited under the Offer and for the payment for Sennen Shares purchased by Liberty Silver pursuant to the Offer. The Depositary will also receive Notices of Guaranteed Delivery at its offices in Toronto, Ontario specified in the Notice of Guaranteed Delivery. The Depositary will also be responsible for giving notices, if required, and for making payment for all Sennen Shares purchased by the Offeror under the Offer. The Depositary will also facilitate book-entry transfers of Sennen Shares. The Depositary will receive reasonable and customary compensation from Liberty Silver for its services relating to the Offer and will be reimbursed for certain out-of-pocket expenses. Liberty Silver has also agreed to indemnify the Depositary against certain liabilities and expenses in connection with the Offer, including certain liabilities under the securities laws of Canada.

21.

Information Agent

Liberty Silver has retained Kingsdale Shareholder Services Inc. to act as Information Agent to provide a resource for information for shareholders in connection with the Offer. The Information Agent will receive reasonable and customary compensation from Liberty Silver for services in connection with the Offer and will be reimbursed for associated costs and out-of-pocket expenses. The Information Agent will be indemnified against certain liabilities, including liabilities under securities laws and expenses incurred in connection therewith.

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22.

Financial Advisor and Dealer Manager

Liberty Silver has retained Byron Capital to act as its financial advisor in connection with the Offer. Byron Capital will receive reasonable and customary compensation from Liberty Silver for services in connection with the Offer and will be reimbursed for certain out-of-pocket expenses. Liberty Silver has also agreed to indemnify Byron Capital against certain liabilities and expenses in connection with the Offer.

Liberty Silver has also engaged the services of Byron Capital to act as dealer manager to solicit acceptances of the Offer. The Dealer Manager will not receive any additional compensation in connection with acting as Dealer Manager, but will be reimbursed for certain reasonable and documented expenses and will be indemnified against certain liabilities, including liabilities under securities laws, in connection with the Offer.

No fee or commission will be payable by any Sennen Shareholder who transmits such Sennen Shareholder’s Shares directly to the Depositary or who makes use of the facilities of a Dealer Manager or a Soliciting Dealer to accept the Offer. However, a broker or nominee through whom a Sennen Shareholder owns Sennen Shares may charge a fee to tender Sennen Shares on behalf of the Sennen Shareholder. Sennen Shareholders should consult their brokers or nominees to determine whether any charges will apply.

23.

Securityholders’ Statutory Rights

Securities legislation in the provinces and territories of Canada provides securityholders of Sennen with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages, if there is a misrepresentation in a circular or notice that is required to be delivered to those securityholders. However, such rights must be exercised within prescribed time limits.  Securityholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

24.

U.S. Securities Act and U.S. Exchange Act Requirements

The Offer is not subject to Section 14(d) of the U.S. Exchange Act or Regulation 14D promulgated thereunder. Accordingly, Liberty Silver is exempt from filing a Tender Offer Statement on Schedule TO with the United States Securities and Exchange Commission (the “SEC”), but may file other documents regarding the Offer with the SEC, including, but not limited to, a current report on Form 8-K.  The Offer is being conducted in accordance with Section 14(e) of the U.S. Exchange Act and Regulation 14E promulgated thereunder, as applicable to a tender offer (i) in which less than 10% of the class of securities outstanding that is subject to the tender offer is held by U.S. holders, and (ii) that is conducted under applicable U.S.-Canadian multijurisdictional disclosure system and cross order tender offer rules that permit the Offeror to prepare the Offer and Circular in accordance with the disclosure requirements of Canadian provincial and federal law.

The Liberty Silver Shares that will be issued to U.S. shareholders under the Offer will be issued to such shareholders in reliance upon an exemption from registration provided by Rule 802 promulgated under the U.S. Securities Act.  The Liberty Silver Shares that U.S. shareholders receive under the Offer will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act to the same extent and proportion that the Sennen Shares held by Sennen Shareholders in the United States on the Take Up Date (as defined herein) are restricted securities.  Restricted securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only pursuant to an exemption or exclusion from the registration requirements of the U.S. Securities Act and applicable state securities laws.

Copies of the material Liberty Silver files or furnishes with the SEC may be obtained at prescribed rates from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a website (www.sec.gov) that makes available reports and other information that Liberty Silver files or furnishes electronically.

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25.

Legal Matters

Certain legal matters relating to the Offer and to the Liberty Silver Shares to be distributed pursuant to the Offer will be reviewed by Borden Ladner Gervais LLP and Frascona, Joiner, Goodman and Greenstein, P.C. As at the date hereof the partners and associates of Borden Ladner Gervais LLP as a group and the partners and associates of Frascona, Joiner, Goodman and Greenstein, P.C as a group, beneficially own, directly or indirectly, less than 1% of any class of Liberty Silver’s issued and outstanding securities.

26.

Experts

The audited consolidated financial statements of Liberty Silver incorporated by reference in this Offer and Circular have been audited by Morrill & Associates, Certified Public Accountants, an independent firm of Certified Public Accountants, as stated in their reports, which are incorporated hereby by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Morrill & Associates has advised that it is independent with respect to Liberty Silver within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants.

Information relating to Liberty Silver’s mineral properties in this Offer and Circular and the documents incorporated by reference herein has been derived from reports prepared by the experts listed below and has been included in reliance on such person’s expertise.

None of Paul Hartley, Geologist at Mine Development Associates, Michael M. Gustin, P. Geo. at Mine Development Associates, Daniel W. Kappes, P. Eng., B.Sc., M. Sc. Of Kappes, Cassiday & Associates or Tim Percival, MA, AIPG, being companies or persons who have prepared reports relating to Liberty Silver’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of Liberty Silver or of any associate or affiliate of Liberty Silver. As at the date hereof, the aforementioned persons, and the directors, officers, employees and partners, as applicable, of each of the aforementioned companies and partnerships beneficially own, directly or indirectly, in the aggregate, less than 1% of any class of Liberty Silver’s issued and outstanding securities.

None of the aforementioned persons, nor any director, officer, employee or partner, as applicable, of the aforementioned companies or partnerships is currently expected to be elected, appointed or employed as a director, officer or employee of Liberty Silver or of an associate or affiliate of Liberty Silver.

27.

Directors’ Approval

The contents of the Offer and Circular have been approved and the sending thereof to the Sennen Shareholders has been authorized by the board of directors of Liberty Silver.

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CONSENT OF BORDEN LADNER GERVAIS LLP

We hereby consent to the references to our name contained under the heading “Legal Matters” and to our opinion contained under “Certain Canadian Federal Income Tax Considerations” in the take-over bid circular accompanying the Offer dated July 16, 2012 made by Liberty Silver Corp. to purchase all of the issued and outstanding Sennen Shares of Sennen Resources Ltd.

Toronto, Ontario	(Signed) “BORDEN LADNER GERVAIS LLP”
July 16, 2012

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CONSENT OF FRASCONA, JOINER, GOODMAN AND GREENSTEIN, P.C.

We hereby consent to the references to our name contained under the heading “Legal Matters” and to our opinion contained under “Certain U.S. Federal Income Tax Considerations” in the take-over bid circular accompanying the Offer dated July 16, 2012 made by Liberty Silver Corp. to purchase all of the issued and outstanding Sennen Shares of Sennen Resources Ltd.

Boulder, Colorado	(Signed) “FRASCONA, JOINER, GOODMAN AND GREENSTEIN, P.C.”
July 16, 2012

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CONSENT OF MORRILL & ASSOCIATES

We have read the take-over bid circular (the “Circular”) of Liberty Silver Corp. (the “Company”) dated July 16, 2012 to purchase all of the issued and outstanding common shares of Sennen Resources Ltd. We have complied with Canadian generally accepted standards for an auditor’s involvement with offering documents.

We consent to the incorporation by reference in the above-mentioned Circular for our report to the shareholders of the Company on the balance sheets of the Company as at June 30, 2011 and 2010 and the statements of operations and deficit, comprehensive income (loss), changes in shareholders’ equity and cash flows for each of the years then ended. Our report is dated October 12, 2011.

Bountiful, Utah	(Signed) “MORRILL & ASSOCIATES, Certified Public Accountants”
July 16, 2012

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CERTIFICATE

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Dated: July 16, 2012

(Signed) “Geoffrey Browne” Chairman and Chief Executive Officer	(Signed) “Manish Z. Kshatriya” Executive Vice-President and Chief Financial Officer

On behalf of the Board of Directors
(Signed) “John Barrington” Director		(Signed) “Thomas Hodgson” Director

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SCHEDULE A

Liberty Silver Corp.
Unaudited Pro forma Consolidated Financial Statements

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Table of Contents

Pro forma Consolidated Balance Sheet March 31, 2012 (Unaudited)

A-3

Pro forma Consolidated Statement of Operations Twelve months ended March 31, 2012 (Unaudited)

A-4

Notes to Pro forma Consolidated Financial Statements (Unaudited)

A-5

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Pro forma Consolidated Balance Sheet

March 31, 2012

(Unaudited)

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Pro forma Consolidated Statement of Operations

March 31, 2012

(Unaudited)

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Notes to Pro forma Consolidated Financial Statements

(Unaudited)

1. Basis of presentation

The unaudited pro forma consolidated financial statements have been prepared in connection with the proposed acquisition of Sennen Resources Ltd. (“Sennen”) by Liberty Silver Corp. (”Liberty Silver”). The unaudited pro forma consolidated financial statements have been prepared for illustrative purposes only and give effect to the acquisition by Liberty Silver pursuant to the assumptions described in note 3 to these pro forma consolidated financial statements. The unaudited pro forma consolidated balance sheet as at March 31, 2012 gives effect to the transactions by Liberty Silver as if they had occurred as of March 31, 2012. The unaudited pro forma consolidated statement of operations for the twelve-month period ended March 31, 2012 gives effect to the acquisition by Liberty Silver as if it was completed on April 1, 2011.

The unaudited pro forma consolidated financial statements are not necessarily indicative of the operating results or financial condition that would have been achieved if the transactions had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position of the consolidated entities for any future period or as of any future date. The unaudited pro forma consolidated financial statements do not reflect any special items such as integration costs or operating synergies that may be incurred as a result of the acquisition.

The pro forma adjustments and allocations of the purchase price for Sennen are based in part on the preliminary estimates of the fair value of assets acquired and liabilities to be assumed. The final purchase price allocations will be completed within 12 months after asset and liability valuations are finalized as of the date of the completion of the acquisition. Any final adjustments may change the allocation of purchase price, which could affect the fair value assigned to the assets, and liabilities in these unaudited pro forma consolidated financial statements.

Liberty Silver financial statements are prepared in accordance with US GAAP, however, management believes that there would be no material adjustments required to the Liberty Silver financial statements as a result of the transition to International Financial Reporting Standards (“IFRS”). In preparing the unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statement of operations in accordance with IFRS, the following historical information was used:

(a) The unaudited financial statements of Liberty Silver as of and for the twelve-month period ended March 31, 2012; and,

(b) The audited consolidated financial statements of Sennen as of January 31, 2012 prepared in accordance with IFRS.

Since the fiscal periods of Liberty Silver and Sennen differ by more than 93 days, the pro forma statement of operations of Liberty Silver as of March 31, 2012 has been constructed for the consecutive twelve-month period then ended based on Liberty Silver’s fiscal periods and operating results as filed with the U. S. Securities and Exchange Commission on EDGAR (www.sec.gov). The pro forma balance sheet of Liberty Silver as of March 31, 2012 has been prepared based on the March 31, 2012 balance sheet as filed on EDGAR.

The financial statements of Sennen were prepared based on the publicly available filings, as filed with the Canadian Securities Administrators on SEDAR (www.sedar.com), for the fiscal year ended January 31, 2012.

The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statement of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above.

The accounting policies used in preparing the pro forma financial statements are set out in Liberty Silver’s financial statements and notes for the year ended June 30, 2011. These policies have been applied consistently.

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2. Acquisition of Sennen

On July 16, 2012, Liberty Silver announced its intention to offer (“Offer”) to purchase all of the issued and outstanding common shares of Sennen. Under the transaction, the shareholders of Sennen will receive 0.28 of a Liberty Silver common share for each Sennen common share, which is expected to result in 17,120,155 common shares of Liberty Silver being issued. For the purposes of these pro forma financial statements, 61,143,412 Sennen common shares were outstanding at January 31, 2012, and 5,650,000 Sennen common shares issuable upon exercise of Sennen stock options are assumed to have been tendered to the Offer at closing. The purchase price has been estimated using the July 13, 2012 TSX closing share price of $0.72 per Liberty Silver share. The transaction is accounted for as a purchase of the net assets of Sennen by Liberty Silver.

The Offer was made only for Sennen common shares and was not made for any Sennen warrants and options and any other rights to acquire Sennen shares. For the purposes of these pro forma financial statements, all exercisable options are assumed to be exercised and to have been tendered to the Offer at closing. As a result of this stock options exercise, it is estimated that 1,582,000 common shares of Liberty Silver will be issued at the date of acquisition, in respect of the Sennen stock options exercisable.

Within 12 months of closing the Offer, Liberty Silver will complete a full and detailed valuation of the fair value of the net assets of Sennen acquired. Additionally, the consideration given by Liberty Silver will be valued at the date of closing of the transaction and therefore the final consideration may be significantly different from that used in this pro forma information. Therefore, it is likely that the purchase price and fair values of assets and liabilities acquired will vary from those shown below and the differences may be material. The allocation of the purchase price is based upon management’s preliminary estimates and certain assumptions with respect to the fair value increment associated with the assets to be acquired and the liabilities to be assumed. The actual fair values of the assets and liabilities will be determined as of the date of acquisition and may differ materially from the amounts disclosed above in the assumed pro forma purchase price allocation because of changes in fair values of the assets and liabilities up to the date of the transaction, and as further analysis (including the identification of intangible assets, for which no amounts have been estimated and included in the preliminary amounts shown above) is completed. Consequently, the actual allocation of the purchase price may result in different adjustments than those in the unaudited pro forma consolidated balance sheet.

The preliminary purchase price allocation is subject to change and is summarized as follows:

March 31, 2012 $CDN
Issuance of 18,702,155 Liberty Silver par value shares to acquire 100% of Sennen	18,646
Additional paid in capital / reserves	13,446,906
Purchase consideration	13,465,552

The preliminary purchase price was allocated as follows:
Net working capital acquired	14,743,527
Additional paid in capital / reserves	(1,277,975)
13,465,552

3. Effect of transactions on the pro forma consolidated financial statements

The pro forma consolidated financial statements incorporate the following pro forma assumptions:

A – That all outstanding exercisable Sennen stock options will be exercised prior to the closing of the Offer.

B – That Liberty Silver acquired 100% of the outstanding common shares of Sennen as a result of the Offer.  As a result of the consolidation, certain adjustments were required to eliminate the equity of Sennen, as appropriate.

TAKE ACTION – DEPOSIT YOUR SHARES TODAY
THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 11:59 PM EASTERN TIME ON AUGUST 21, 2012

C – That an adjustment was required to ensure consistent application of accounting policies for mineral properties.

The preliminary purchase price allocation is subject to change and is summarized as follows:

March 31, 2012 $CDN
Issuance of 18,702,155 Liberty Silver par value shares to acquire 100% of Sennen	18,646
Additional paid in capital / reserves	13,446,906
Purchase consideration	13,465,552

The preliminary purchase price was allocated as follows:
Net working capital acquired	14,743,527
Additional paid in capital / reserves	(1,277,975)
13,465,552

4. Liberty Silver shares outstanding and loss per share

The average number of shares used in the calculation of pro forma basic and diluted loss per share has been determined as follows:

March 31, 2012
Weighted average number of shares
Liberty Silver issued and outstanding	73,077,457
Liberty Silver shares to be issued to acquire Sennen Resources Ltd.	18,702,155
Pro forma basic weighted average shares of Liberty Silver Corp.	91,779,612

Pro forma adjusted loss	$ (6,232,544)

Pro forma adjusted loss per share	$ (0.07)

TAKE ACTION – DEPOSIT YOUR SHARES TODAY
THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 11:59 PM EASTERN TIME ON AUGUST 21, 2012

The Depositary & Information Agent for the Offer is:

By Mail	By Registered, by Hand or by Courier
The Exchange Tower 130 King Street West, Suite 2950, P.O. Box 361 Toronto, Ontario M5X 1E2	The Exchange Tower 130 King Street West, Suite 2950, Toronto, Ontario M5X 1E2

North American Toll Free Phone:

1-866-581-0512

E-mail: contactus@kingsdaleshareholder.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

The Dealer Manager for the Offer is:

BYRON CAPITAL MARKETS LTD.

121 King Street West, Suite 1810
Toronto, Ontario M5H 3T9
Telephone: 647-426-0469